      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1999

                                                      REGISTRATION NO. 333-65889
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                      EL CONQUISTADOR PARTNERSHIP L.P., S.E.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                            ------------------------
                      EL CONQUISTADOR RESORT & COUNTRY CLUB
                          1000 EL CONQUISTADOR AVENUE
                           FAJARDO, PUERTO RICO 00738
                                 (787) 863-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                NOEL VERA-RAMIREZ
                                WYNDHAM RESORTS
                          6063 EAST ISLA VERDE AVENUE
                          CAROLINA, PUERTO RICO 00979
                                 (787) 791-2000
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                    COPIES TO:

              JAIME E. SANTOS, ESQ.                      JULIO L. AGUIRRE, ESQ.
         PIETRANTONI MENDEZ & ALVAREZ LLP             FIDDLER GONZALEZ & RODRIGUEZ, LLP
         BANCO POPULAR CENTER, SUITE 1901                254 MUNOZ RIVERA AVENUE
           SAN JUAN, PUERTO RICO 00918                  SAN JUAN, PUERTO RICO 00918

            PAMELA E. FLAHERTY, ESQ.                   SAMUEL T. CESPEDES, JR., ESQ.
              SHACK & SIEGEL, P.C.                          MCCONNELL VALDES
                530 FIFTH AVENUE                         270 MUNOZ RIVERA AVENUE
           NEW YORK, NEW YORK 10036                    SAN JUAN, PUERTO RICO 00918


                            ------------------------
      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
----------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
 [CAPTION]

                                                                                                PROPOSED MAXIMUM
                                                                            PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
                                                            AMOUNT BEING     OFFERING PRICE         OFFERING        REGISTRATION
          TITLE OF SECURITIES BEING REGISTERED               REGISTERED       PER UNIT(1)           PRICE(1)           FEE(2)
Undivided interests in the Loan Agreement between Puerto
  Rico Industrial, Tourist, Educational, Medical and
  Environmental Control Facilities Financing Authority
  ('AFICA') and Registrant relating to certain AFICA
  tourism revenue bonds..................................   $105,200,000         $5,000           $105,200,000        $ 30,946

(1) Estimated solely for the purpose of calculating the registration fee.

(2) $29,500 of the registration fee was paid with the initial filing on October 20, 1998 at the rates then in effect. $1,112 of the registration fee was paid with the filing of Amendment No. 1 to the Registration Statement on December 31, 1998 and $334 of the registration fee was paid with the filing of Amendment No. 2 to the Registration Statement on April 16, 1999 at the rates presently in effect.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                             CROSS REFERENCE SHEET

                                                                           CAPTION IN OFFICIAL STATEMENT AND
                       ITEM AND CAPTION IN FORM S-11                                   PROSPECTUS
      ---------------------------------------------------------------  ------------------------------------------
  1.  Forepart of the Registration Statement and Outside Front Cover
        Page of Prospectus...........................................  Front Cover Page of Registration Statement
                                                                         and Outside Front Cover Page of Official
                                                                         Statement and Prospectus
  2.  Inside Front and Outside Back Cover Pages of Prospectus........  Inside Front Cover Page of Official
                                                                         Statement and Prospectus and Outside
                                                                         Back Cover Page of Official Statement
                                                                         and Prospectus
  3.  Summary Information, Risk Factors and Ratio of Earnings to
        Fixed Charges................................................  Summary, Risk Factors and Selected
                                                                         Financial Data
  4.  Determination of Offering Price................................  Not applicable
  5.  Dilution.......................................................  Not applicable
  6.  Selling Security Holders.......................................  Not applicable
  7.  Plan of Distribution...........................................  Underwriting
  8.  Use of Proceeds................................................  Use of Proceeds
  9.  Selected Financial Data........................................  Selected Financial Data
 10.  Management's Discussion and Analysis of Financial Condition and
        Results of Operations........................................  Management's Discussion and Analysis of
                                                                         Financial Condition and Results of
                                                                         Operations
 11.  General Information as to Registrant...........................  El Conquistador Resort & Country Club and
                                                                         El Conquistador Partnership
 12.  Policy with Respect to Certain Activities......................  El Conquistador Resort & Country Club, El
                                                                         Conquistador Partnership and Policy with
                                                                         Respect to Certain Activities
 13.  Investment Policies of Registrant..............................  Investment Objectives and Policies
 14.  Description of Real Estate.....................................  El Conquistador Resort & Country Club
 15.  Operating Data.................................................  El Conquistador Resort & Country Club
 16.  Tax Treatment of Registrant and its Security Holders...........  The Bonds and Tax Consequences
 17.  Market Price of and Dividends on the Registrant's Common Equity
        and Related Stockholder Matters..............................  Not applicable
 18.  Description of Registrant's Securities.........................  The Bonds
 19.  Legal Proceedings..............................................  Legal Proceedings
 20.  Security Ownership of Certain Beneficial Owners and
        Management...................................................  Security Ownership of Certain Beneficial
                                                                         Owners and Management
 21.  Directors and Executive Officers...............................  Management of El Conquistador Partnership
 22.  Executive Compensation.........................................  Management of El Conquistador Partnership
 23.  Certain Relationships and Related Transactions.................  Certain Relationships and Related
                                                                         Transactions and El Conquistador
                                                                         Partnership
 24.  Selection, Management and Custody of Registrant's
        Investments..................................................  El Conquistador Resort & Country Club and
                                                                         El Conquistador Partnership

                                                                           CAPTION IN OFFICIAL STATEMENT AND
                       ITEM AND CAPTION IN FORM S-11                                   PROSPECTUS
      ---------------------------------------------------------------  ------------------------------------------
 25.  Policies with Respect to Certain Transactions..................  El Conquistador Partnership and Policies
                                                                         with Respect to Certain Transactions
 26.  Limitations of Liability.......................................  El Conquistador Partnership
 27.  Financial Statements and Information...........................  Financial Statements
 28.  Interests of Named Experts and Counsel.........................  Not applicable
 29.  Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities...................................  Management of El Conquistador Partnership
                                                                         and Underwriting
 30.  Quantitative and Qualitative Disclosures about Market Risk.....  Not applicable

THE INFORMATION IN THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER IS NOT PERMITTED.


        PRELIMINARY OFFICIAL STATEMENT AND PROSPECTUS DATED MAY 12, 1999
                      SUBJECT TO COMPLETION AND AMENDMENT



                                 $105,200,000*
           PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                      TOURISM REVENUE BONDS, 1999 SERIES A
                         EL CONQUISTADOR RESORT PROJECT

--------------------------------------------------------------------------------

                                 TERMS OF SALE

     The final pricing of the bonds is shown on the inside cover page of this official statement and prospectus. AFICA will issue the bonds and lend the proceeds to El Conquistador Partnership L.P., S.E. Payments of principal and interest will be made by El Conquistador. While AFICA is the issuer of the bonds, the bonds do not constitute debt of the government of Puerto Rico. The offering has been structured this way so that, under most circumstances, interest on the bonds will be tax free to residents of Puerto Rico. The proceeds
to El Conquistador from this offering will be $          , after paying the
underwriting fees and commissions of $       . The bonds:


      Are rated 'Baa2' by Moody's Investors Service, Inc.



      Earn or accrue interest at fixed rates or yields ranging from      % to
           %, depending on their maturity date



      Earn interest payable monthly, except the capital appreciation bonds, on
      the first day of each month, commencing                , 1999



      Accrue interest compounded monthly on the capital appreciation bonds from their date of delivery


      Are subject to mandatory and optional redemption

      Will be secured by a lien on substantially all of El Conquistador's assets


      Will be issued in denominations or maturity amounts which are multiples of $5,000


            TAX RAMIFICATIONS OF THE BONDS AND THE INTEREST ON THE BONDS


     The bonds may be exempt from Puerto Rico tax and United States tax if the purchaser meets the requirements set forth on page 79.



     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13, INCLUDING:


      Possible inability of El Conquistador to pay principal and interest on the bonds

      Lack of asset diversification
       of El Conquistador

      Current financial difficulties of Patriot/Wyndham, the owners of El Conquistador


 Dependence on the operator of the resort



 Possible adverse affects of competition, inflation, changes in tourists preferences, economic and other conditions.



     A glossary of certain defined terms is set forth on page 83.


--------------------------------------------------------------------------------

     EL CONQUISTADOR AND AFICA DO NOT INTEND TO APPLY FOR LISTING OF THE BONDS ON A SECURITIES EXCHANGE. THERE WILL LIKELY BE NO SECONDARY MARKET FOR THE BONDS.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION, INCLUDING THE COMMISSIONER OF FINANCIAL INSTITUTIONS OF PUERTO RICO, HAS APPROVED THE BONDS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFICIAL STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                    CITICORP FINANCIAL SERVICES CORPORATION

           , 1999
------------

* Preliminary, subject to change.

                                 $105,200,000*
           PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                      TOURISM REVENUE BONDS, 1999 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)


$        Serial Bonds, Issued as Follows:

PRINCIPAL      INTEREST
  AMOUNT         RATE                 MATURITY DATE               PRICE
----------     --------     ---------------------------------     -----

$                     %                                , 2002     100.0%
$                     %                                , 2003     100.0%
$                     %                                , 2003     100.0%
$                     %                                , 2004     100.0%
$                     %                                , 2004     100.0%
$                     %                                , 2005     100.0%
$                     %                                , 2005     100.0%
$                     %                                , 2006     100.0%
$                     %                                , 2006     100.0%
$                     %                                , 2007     100.0%
$                     %                                , 2007     100.0%
$                     %                                , 2008     100.0%
$                     %                                , 2008     100.0%
$                     %                                , 2009     100.0%

$        Term Bonds, Issued as Follows:

PRINCIPAL      INTEREST
  AMOUNT         RATE                 MATURITY DATE               PRICE
----------     --------     ---------------------------------     -----

                              Term Bonds Due                ,
$                     %                                  2014     100.0%
                              Term Bonds Due                ,
$                     %                                  2019     100.0%
                              Term Bonds Due                ,
$                     %                                  2024     100.0%
                              Term Bonds Due                ,
$                     %                                  2029     100.0%


$        Capital Appreciation Bonds, Issued as Follows:



 INITIAL
PRINCIPAL       MATURITY
  AMOUNT         AMOUNT       YIELD
----------     ----------     -----

$              $                   %


------------


* Preliminary, subject to change.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
SUMMARY........................................     3
     The Bonds.................................     3
     Risk Factors..............................     4
     Tax Consequences..........................     5
     Rating....................................     5
     Underwriters..............................     5
     El Conquistador Partnership...............     5
     El Conquistador Resort & Country Club.....     6
     Management and Marketing of the Resort....     6
     Ownership Structure.......................     7
     Continuing Disclosure.....................     8
     Effect of Hurricane Georges...............     8
     Summary Financial Information.............     9
     Disclosure Regarding Forward-Looking
       Statements..............................    12
RISK FACTORS...................................    13
USE OF PROCEEDS................................    23
EL CONQUISTADOR RESORT & COUNTRY CLUB..........    24
     General...................................    24
     Access....................................    26
     Casino Credit Policy......................    26
     Government Regulation and Licensing.......    26
     Seasonality...............................    26
     Competition...............................    27
     Employees.................................    27
     Property..................................    28
     Management and Marketing of the Resort and
       Las Casitas Village.....................    28
     Golden Door'r' Spa........................    31
     Las Casitas Village Arrangements..........    31
     Further Development of Las Casitas
       Village.................................    32
     Available Information.....................    32
EL CONQUISTADOR PARTNERSHIP....................    32
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
  BENEFICIAL OWNERS............................    34
MANAGEMENT OF EL CONQUISTADOR PARTNERSHIP......    37
     Executive Officers of El Conquistador.....    37
     Officers and Directors of the Managing
       General Partner.........................    39
     Compensation of Executive Officers of El
       Conquistador............................    39
     Limitations on the Liability of Affiliated
       Persons.................................    39
SELECTED FINANCIAL DATA........................    41

                                                  PAGE
                                                  ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...................................    44
     General...................................    44
     Results of Operations.....................    44
     Financial Condition.......................    48
     Taxes.....................................    52
     Inflation.................................    52
     Seasonality...............................    52
     Effect of Hurricane Georges...............    52
     Year 2000 Compliance......................    53
LEGAL PROCEEDINGS..............................    56
POLICY WITH RESPECT TO CERTAIN ACTIVITIES......    57
INVESTMENT OBJECTIVES AND POLICIES.............    57
POLICIES WITH RESPECT TO CERTAIN
  TRANSACTIONS.................................    58
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.................................    58
THE BONDS......................................    60
     General...................................    60
     Trustee...................................    60
     Book-Entry Only System....................    60
     Redemption................................    62
     Sources of Payment and Security for the
       Bonds...................................    65
SUMMARY OF THE LOAN AGREEMENT..................    67
     Bond Proceeds.............................    67
     Maintenance and Operation of the Resort...    67
     Disposition of Project; Assignment of Loan
       Agreement; Merger or Consolidation of El
       Conquistador............................    67
     Maintenance of Source of Income;
       Additional Interest Upon Event of
       Taxability..............................    68
     Covenants.................................    69
     Events of Default and Remedies............    70
     Limitation on Partner's Liability.........    71
     Amendments and Supplements to the Loan
       Agreement and the Related Documents.....    71
SUMMARY OF THE TRUST AGREEMENT.................    72
     Project Fund..............................    72
     Bond Fund.................................    72
     Reserve Fund..............................    72
     Renewal and Replacement Fund..............    73
     Investment of Funds.......................    73

                                                  PAGE
                                                  ----
     Events of Default.........................    74
     Acceleration of Maturities................    75
     Enforcement of Remedies...................    75
     Amendments and Supplements to the Trust
       Agreement...............................    76
     Defeasance................................    76
AFICA..........................................    77
     General...................................    77
     Governing Board...........................    77
     Outstanding Revenue Bonds and Notes of
       AFICA...................................    78
GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO....    78
TAX CONSEQUENCES...............................    79
RATING.........................................    80
LEGAL INVESTMENT...............................    80
                                                  PAGE
                                                  ----
UNDERWRITING...................................    80
LEGAL MATTERS..................................    81
CONTINUING DISCLOSURE COVENANT.................    81
REPORTS OF EL CONQUISTADOR PARTNERSHIP.........    83
EXPERTS........................................    83
GLOSSARY.......................................    83
MISCELLANEOUS..................................    84
INDEX TO FINANCIAL STATEMENTS..................   F-1
FORM OF OPINION OF BOND COUNSEL................   A-1
ACCRETION TABLE FOR CAPITAL APPRECIATION
  BONDS........................................   B-1

                                    SUMMARY

     This Summary highlights selected information from this official statement and prospectus. It may not contain all of the information that is important to you. To understand the terms of the bonds, you should carefully read this official statement and prospectus, including the financial statements and the notes to the financial statements of El Conquistador Partnership L.P. S.E., formerly known as El Conquistador Partnership L.P. No person is authorized to detach this Summary from this official statement and prospectus or otherwise to use it without the entire official statement and prospectus.


     El Conquistador changed its fiscal year-end to December 31 from March 31 effective for the fiscal year (nine months) ended December 31, 1997. Additionally, financial data for the period March 1, 1998 through December 31, 1998 and the 3-month period ended March 31, 1999 is under a new basis as a result of the acquisition of El Conquistador by Patriot/Wyndham. El Conquistador has provided information for the 12-month periods ended December 31, 1998 and 1997 and the 3-month periods ended March 31, 1999 and 1998 throughout this official statement and prospectus. El Conquistador believes that information for a 12-month period ended December 31 is a more accurate reflection of its results of operations and makes the information for the periods from January 1, 1998 through February 28, 1998 and from March 1, 1998 through December 31, 1998 comparable to a 12-month period. El Conquistador also believes that information for a three month period ended March 31 is a more accurate reflection of its results of operations and makes the information for the periods January 1, 1998 through February 28, 1998 and from March 1, 1998 through March 31, 1998 comparable to a 3-month period. These beliefs are based on the fact that the El Conquistador's business is seasonal with the high season occurring primarily in the fiscal quarter ended March 31.



     Las Casitas Village is a condominium complex with 90 privately owned units. Substantially all of the units are made available to the resort as guest rooms through individual year-to-year rental agreements. For a complete discussion of Las Casitas Village, see 'EL CONQUISTADOR RESORT & COUNTRY CLUB.' Except as specifically noted, financial and other information contained in this official statement and prospectus with respect to El Conquistador Resort & Country Club does not include information with respect to Las Casitas Village other than the inclusion in room revenue of net revenues retained by El Conquistador from the rental agreements with the unit owners.


THE BONDS

     TITLE OF SECURITY. $105,200,000* Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project).

     THE ISSUER AND SOURCES OF PAYMENT. AFICA will issue the bonds and lend the proceeds to El Conquistador under a loan agreement. The loan agreement obligates El Conquistador to pay the principal and interest on the bonds. El Conquistador will pay the bonds from cash it generates from the resort.

     USE OF PROCEEDS. El Conquistador will use the loan proceeds to repay Citicorp Real Estate, Inc. a $90,000,000 interim loan and related interest, to fund certain reserves and to pay certain costs and expenses of issuing the bonds. The proceeds of the interim loan were used to repay The Bank of Tokyo-Mitsubishi, Ltd. for advances made by it to redeem outstanding bonds issued by AFICA in 1991. The 1991 bonds were issued to finance the development and construction of the El Conquistador Resort & Country Club.


     INTEREST ON THE BONDS. Interest on the bonds, other than capital appreciation bonds, will be paid to you monthly on the first day of each month,
commencing on                , 1999. Interest will accrue on such bonds from
               , 1999. Additionally, interest will be paid to you at maturity or redemption. Interest on the capital appreciation bonds will be compounded monthly on

------------


* Preliminary, subject to change.

the first day of each month from their issuance until their maturity. Interest on the capital appreciation bonds will be payable at their maturity or redemption. Interest will be computed using a 360-day year of twelve 30-day months.



     DETAILS OF THE BONDS. The bonds will be issued in the total principal
amount of $105,200,000. $     of the bonds will be serial bonds maturing at
six-month intervals commencing             2002 as set forth on the inside front
cover page of this official statement and prospectus. $     of the bonds will be
term bonds maturing at five-year intervals commencing             2009 as set
forth on the inside front cover page of this official statement and prospectus.
$     of the bonds will be capital appreciation bonds maturing as set forth on the inside front cover page of this official statement and prospectus.



     The bonds will be issued under a trust agreement between AFICA and Banco Santander Puerto Rico, as trustee. The bonds will be issued in registered form, without coupons, in denominations or maturity amounts which are multiples of $5,000. The bonds will be registered under The Depository Trust Company book-entry only system. This means that you will not receive a certificate for any bonds you purchase. Your ownership interest in the bonds will be recorded in the Depository's book-entry only system.



     SECURITY FOR THE BONDS. The bonds will be secured by a lien on substantially all the assets of El Conquistador as well as a reserve fund of $9,100,000.


     MANDATORY REDEMPTION OF BONDS. Some or all of the bonds may be required to be redeemed if all or a portion of the resort is condemned or damaged. Some or all of the bonds are required to be redeemed if the resort stops operating or if there is a second occurrence of an Event of Taxability.

     In addition, the term bonds are periodically subject to mandatory redemption in part. For a schedule of term bond redemptions, see 'THE BONDS -- Redemption -- Mandatory Redemption Other Than Upon Event of Taxability.'

     OPTIONAL REDEMPTION OF BONDS. El Conquistador has the right to redeem all
or part of the bonds, on and after                , 2009. The redemption prices
are set forth below. The redemption prices are expressed as a percentage of the outstanding principal amount of such bonds, and do not include interest.

                                                                                    REDEMPTION
REDEMPTION PERIOD                                                                     PRICE
---------------------------------------------------------------------------------   ----------
               , 2009 -                , 2010....................................     102.0%
               , 2010 -                , 2011....................................     101.0%
               , 2011 and thereafter.............................................     100.0%


     BONDS ARE LIMITED OBLIGATIONS OF AFICA. The bonds are limited obligations of AFICA payable solely out of payments made by El Conquistador under the loan agreement. The bonds do not constitute an indebtedness of the government of Puerto Rico or any of its political subdivisions. Neither the government of Puerto Rico nor any of its subdivisions will be liable for payment of the bonds, except as provided above. AFICA is the issuer of the bonds and acts as a pass-through entity so that under most circumstances, interest on the bonds will be tax free to Puerto Rico residents.


RISK FACTORS

     The bonds are subject to certain risks that could affect the ability of El Conquistador to pay the principal of and interest on the bonds. You should review the section entitled 'RISK FACTORS' for a discussion of certain risks associated with an investment in the bonds. Some of these risks are:

      All of El Conquistador's income is generated from a single asset -- the resort. El Conquistador's ability to make payments on the bonds is dependent solely on the performance of the resort.

      The operations and revenues of the resort are affected by a number of factors that are outside of the control of El Conquistador, including competition, seasonality of the hotel industry, potential overbuilding in the industry, general economic conditions, weather conditions, droughts and water shortages, hurricanes and other natural disasters, and the cost and availability of labor, insurance and utilities.

      Properties like the resort are relatively difficult to sell, which may affect the ability of bondholders to foreclose on and sell El Conquistador's property in the event such actions were necessary to pay the bonds.

      There will likely be no secondary market for the bonds.

      Each of Williams Hospitality Group Inc., Wyndham Management Corporation and Grand Bay Management Company is an affiliate of El Conquistador. Williams Hospitality and Wyndham Management also operate other hotel and resort properties in Puerto Rico and the Caribbean and, therefore, there is a potential for conflicts of interest to arise.

TAX CONSEQUENCES

     Provided El Conquistador complies with the source of income covenants in the loan agreement, it is the opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, that the bonds and the interest on the bonds are exempt from or not subject to:

          (1) Puerto Rico income taxes and municipal property and license taxes,

          (2) under certain circumstances, Puerto Rico gift and estate taxes, and

          (3) United States income tax when received by:

             (a) individuals who are bona fide residents of Puerto Rico during the entire taxable year in which such interest is received, or

             (b) foreign corporations, including Puerto Rico corporations, and such interest is not effectively connected with the conduct of trade or business in the United States.


     If you are a person or entity described in (3)(a) or (b) above and you have to pay United States income tax on the interest paid on the bonds because El Conquistador fails to comply with the source of income provisions of the loan agreement, El Conquistador will be required to pay you additional interest. The actual interest paid to you on the bonds plus any additional interest will not exceed 12% of the outstanding principal amount of the bonds which you own during any taxable year of El Conquistador. The additional interest that El Conquistador may be required to pay to you if the interest on the bonds becomes taxable in the United States may not be enough for you to have as much income after payment of taxes as you would have had if interest on the bonds remained tax free.


RATING


     The bonds will initially be rated 'Baa2' by Moody's Investors Service, Inc. There is no assurance that such rating will remain in effect for any given period of time or that it will not be revised downward or withdrawn entirely by Moody's if, in its sole judgment, circumstances so warrant.



UNDERWRITERS


     The underwriters of the bonds are Citicorp Financial Services Corporation. The underwriters have agreed to purchase the bonds at an aggregate discount of
$          from the initial offering price of the bonds shown or derived from information shown on the inside front cover page of this official statement and prospectus.

EL CONQUISTADOR PARTNERSHIP

     The resort is owned by El Conquistador. El Conquistador owns no assets other than the resort. El Conquistador's sole business is the ownership of the resort and entering into a management agreement for the operation of the resort.

     El Conquistador is a Delaware limited partnership organized on January 16, 1990 under the Delaware Revised Uniform Limited Partnership Act. El Conquistador's mailing address in Puerto Rico is 1000 El Conquistador Avenue, Fajardo, Puerto Rico 00738. El Conquistador's telephone number at this location is (787) 863-1000. The managing general partner of El Conquistador is WKA El Con Associates.



     El Conquistador is beneficially owned approximately 77% by Patriot American Hospitality, Inc. and approximately 23% by Wyndham International, Inc. Patriot is a real estate investment trust specializing in the ownership of hotels. Wyndham owns and operates hotels under several brand names including Wyndham Resorts'r' and Grand Bay'r'. On March 1, 1999, Patriot/Wyndham announced that Patriot will be merged into and become a subsidiary of Wyndham. As a result of the merger, Wyndham will beneficially own substantially all of El Conquistador. The merger is expected to be completed by June 30, 1999.


EL CONQUISTADOR RESORT & COUNTRY CLUB

     El Conquistador Resort & Country Club is a world class destination resort complex. The resort consists of 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 10,000 square foot casino, 25 retail shops, a fitness center and five pool areas, situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea in Fajardo, Puerto Rico. The resort also features a secluded beach located on a private island three miles offshore known as Palominos Island.


     The resort also generally has available 90 condominium units known as Las Casitas Village, which provides up to another 167 rooms to the inventory of luxury rooms available to the resort. Las Casitas Village condominium units are owned by third parties substantially all of whom make the units available to the resort through individual year-to-year rental agreements. Las Casitas Village also features a Golden Door'r' spa which is available to all guests of the resort.


     The resort's average occupancy and average room rate for certain periods were as follows:


                                                                     AVERAGE
                                                       AVERAGE        DAILY
                      PERIOD                          OCCUPANCY       RATE        REVPAR(1)
---------------------------------------------------   ---------      -------      ---------
3-months ended 03/31/99............................     84.5%        $326.60(2)    $275.98(2)
3-months ended 03/31/98............................     83.0%        $322.17(2)    $267.40(2)
12-months ended 12/31/98...........................     72.3%        $213.39       $154.28
12-months ended 12/31/97...........................     73.3%        $202.77       $148.63


------------


(1) RevPAR is equal to average daily rate multiplied by average occupancy.



(2) As a result of a change in accounting policy effective as of January 1, 1999, certain revenue that was historically classified as other income is now classified as room revenue. For comparative purposes, the data for the three months ended March 31, 1998 has been adjusted to reflect such reclassification.


MANAGEMENT AND MARKETING OF THE RESORT


     The resort has historically been managed by Williams Hospitality, an affiliate of El Conquistador. As of January 16, 1998, Wyndham, the owner of the Wyndham Resorts'r' and Grand Bay'r' brands, acquired the majority interest in Williams Hospitality and in March 1998 acquired the remaining interests. El Conquistador has entered into an amended and restated management agreement with Williams Hospitality. At the same time, Williams Hospitality entered into an agreement with Wyndham Management with respect to the management of the resort and Las Casitas Village. Under this agreement, the resort will be marketed as a Wyndham Resort'r'. Additionally, Williams Hospitality entered into a marketing agreement with Grand Bay Management Company providing for the marketing of Las Casitas Village as a Grand Bay'r' hotel and the use of the Grand Bay reservation system for Las Casitas Village. All of the management and marketing agreements became effective as of January 1, 1999.

OWNERSHIP STRUCTURE

     As a condition to this offering, immediately prior to this offering the ownership structure of El Conquistador will change. The new ownership structure of El Conquistador, and its relationship to Williams Hospitality and Wyndham Management will be as follows:


                              [GRAPHIC OMITTED]

     El Conquistador has no current relationship with AFICA. In 1991, El Conquistador raised $120,000,000 through an AFICA financing the proceeds of which were used for the purchase and development of the resort. The 1991 AFICA financing was repaid in August 1998.

CONTINUING DISCLOSURE

     El Conquistador will enter into an undertaking for the benefit of the bondholders and the beneficial owners of the bonds to file financial information and operating data, including audited financial statements, on an annual basis. El Conquistador will also provide notice of certain events, including defaults, draws on reserves, bond calls and rating changes. Such filings and notices will be provided to nationally recognized municipal securities information repositories and any Puerto Rico state information depository. Such filings will be made pursuant to Rule 15c2-12 promulgated by the SEC under the Securities Exchange Act of 1934.

EFFECT OF HURRICANE GEORGES


     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. The Hurricane caused approximately $32,000,000 of property related damage to the resort. As a result of the damage, the resort was closed during the period September 22, 1998 through October 2, 1998. All of the physical damage and business interruption suffered by El Conquistador, except $180,000, is covered by insurance. As of April 30, 1999, El Conquistador has received approximately $28,000,000 of insurance proceeds to repair physical damage at the resort.

SUMMARY FINANCIAL INFORMATION


     The following table sets forth selected income data and balance sheet data of El Conquistador. The selected income data and balance sheet data are derived from the financial statements of El Conquistador for the period from March 1, 1998 to December 31, 1998 (successor partnership) and for the period from January 1, 1998 to February 28, 1998, and the fiscal years ended December 31, 1997 (9 months) and March 31, 1997 (predecessor partnership), which have been audited. The financial statements and notes thereto as of December 31, 1998 and December 31, 1997 and for the period from March 1, 1998 to December 31, 1998 (successor partnership) and the period from January 1, 1998 to February 28, 1998, and the fiscal years ended December 31, 1997 (9 months) and March 31, 1997 (predecessor partnership) are included in this official statement and prospectus, and include an explanatory paragraph which describes an uncertainty about El Conquistador's ability to continue as a going-concern if the offering of the bonds is not completed. The financial data for the period from March 1, 1998 to December 31, 1998 is under a new basis as a result of the acquisition of El Conquistador by Patriot/Wyndham.



     The pro forma operating information for the 12-month period ended December 31, 1998 and the 3-month period ended March 31, 1999 are intended to give you an idea of what El Conquistador's business might have looked like if the following transactions had occurred on January 1, 1998 and 1999, respectively:



      this offering of $105,200,000 of bonds with an assumed blended interest rate of 6.215%;


      repayment of the $90,000,000 interim loan made by Citicorp Real Estate;

      the effective date of the amended and restated management agreement;


      the effective date of the acquisition of El Conquistador by Patriot/Wyndham;


      a $15,000,000 capital contribution to El Conquistador by Conquistador Holding, Inc.; and

      repayment of the long-term debt of $25,000,000 owed to the Government Development Bank for Puerto Rico by El Conquistador.

     The pro forma balance sheet assumes such transactions had occurred as of the pro forma balance sheet date.

     The pro forma data is unaudited.

     The data below should be read in conjunction with the financial statements, related notes and other financial information included in this official statement and prospectus.

     EBITDA represents earnings (loss) before interest expense, income taxes, depreciation and amortization. El Conquistador believes that EBITDA is a useful measure of operating performance because (A) it is industry practice to evaluate hotel companies based on operating income (loss) before interest, depreciation and amortization and minority interests, which is generally equivalent to EBITDA, and (B) EBITDA is unaffected by the debt and equity structure of the entity. EBITDA:

      does not represent cash flow from operations as defined by generally accepted accounting principles;

      is not necessarily indicative of cash available to fund all cash flow needs;

      should not be considered as an alternative to net income under generally accepted accounting principles for purposes of evaluating El Conquistador's results of operations; and

      may not be comparable to other similarly titled measures used by other companies.

                                                        FISCAL YEAR                                                    TWELVE
                                                           (NINE          TWELVE                                       MONTHS
                                                          MONTHS)         MONTHS       JANUARY 1       MARCH 1         ENDED
                        FISCAL YEAR ENDED MARCH 31,        ENDED          ENDED            TO             TO        DECEMBER 31,
                      -------------------------------   DECEMBER 31,   DECEMBER 31,   FEBRUARY 28,   DECEMBER 31,       1998
                        1995       1996       1997          1997           1997           1998           1998        PRO FORMA
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
                                                                       (UNAUDITED)                                  (UNAUDITED)
                                                    (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement
  of Income Data:
    Revenues:
      Rooms.........  $ 37,943   $ 38,817   $  40,025     $ 25,130       $ 40,734       $ 10,756       $ 31,535       $ 42,291
      Food and
        beverage....    27,298     26,189      26,235       17,429         26,030          6,475         22,370         28,845
      Casino........     6,055      6,179       6,005        3,554          5,548            932          4,127          5,058
      Other
        income......    14,652     19,166      21,959       14,472         23,478          6,749         19,490         26,240
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
                        85,948     90,351      94,224       60,585         95,790         24,912         77,522        102,434
      Less casino
        promotional
        allowance...    (1,205)    (1,137)     (1,266)        (458)          (875)          (159)          (620)          (778)
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
        Total
         revenues...  $ 84,743   $ 89,214   $  92,958     $ 60,127       $ 94,915       $ 24,753       $ 76,902       $101,656
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
    Costs and
      expenses:
      Rooms.........  $ 14,755   $ 12,853   $  12,378     $  9,603       $ 13,738       $  3,109       $ 11,512       $ 14,621
      Food and
        beverage....    20,797     17,638      17,602       12,315         17,106          3,523         14,573         18,096
      Casino........     3,924      3,687       3,849        2,384          3,468            740          2,398          3,138
      Selling,
        general and
   administrative...    18,115     12,993      14,657       11,997         16,158          2,634         12,447         15,081
      Management and
        incentive
        management
        fees........     3,704      5,395       5,680        2,985          5,696          1,944          4,638          2,956
      Property
        operation,
        maintenance
        and energy
        costs.......    14,408     12,396      12,383        9,095         12,088          2,039          8,047         10,086
      Depreciation
        and
     amortization...    11,124     10,499       9,147        6,887          9,224          1,556          7,590          8,326(1)
      Other
        expenses....     9,723      9,201       9,702        6,874          9,632          1,837          7,931          9,770
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
        Total costs
          and
         expenses...  $ 96,551   $ 84,662   $  85,398     $ 62,140       $ 87,110       $ 17,382       $ 69,136       $ 82,074
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
    Income (loss)
      from
      operations
      (EBIT)........   (11,808)     4,552       7,560       (2,013)         7,805          7,371          7,766         19,582
    Interest
      income........       468        229         199          128            188             43            202            245
    Interest
      expense.......   (16,137)   (17,022)    (17,162)     (13,157)       (17,627)        (3,301)       (12,341)       (11,200)
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
    Extraordinary
      loss from
      early
      extinguishment
      of debt.......        --         --          --           --             --             --         (1,677)            --
        Net income
          (loss)....  $(27,477)  $(12,241)  $  (9,403)    $(15,042)      $ (9,634)      $  4,113       $ (6,051)      $  8,627
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
                      --------   --------   ---------   ------------   ------------   ------------   ------------   ------------
    (Deficiency in)
      partners'
      capital
      beginning of
      period........  $ 36,191   $  8,716   $  (3,525)    $(12,928)      $(18,337)      $(27,971)      $(23,858)      $(27,971)
    Partner capital
    contributions...         2         --          --           --             --             --         81,672         85,844
    (Deficiency in)
      partners'
      capital end of
      period........     8,716     (3,525)    (12,928)     (27,971)       (27,971)      $(23,858)        51,763         66,500
    Ratio of
      earnings to
      fixed
      charges.......   (27,241)   (12,004)     (9,166)     (14,864)        (9,397)           2.2x        (5,853)           1.8x
    Ratio of EBITDA
      to fixed
      charges.......   (17,799)    (2,948)     (1,434)      (9,017)        (1,576)           2.6x           1.2x           2.5x
Other Financial
  Data:
    Available
      rooms(#)......       751        751         751          751            751            751            751            751
    Occupancy.......      73.3%      71.0%       72.0%        69.3%          73.3%          83.8%          70.0%          72.3%
    Average rate....  $ 188.87   $ 198.99   $  202.86     $ 175.59       $ 202.77       $ 289.66       $ 195.81       $ 213.39
    RevPAR(2).......    138.42     141.22      146.01       121.68         148.60         242.74         137.06         154.28
    Revenue per
      available
      room..........   112,840    118,794     123,779       80,062        126,385         32,960        102,400        135,360
    Cash flow from
      operating
      activities....    (4,712)     1,906       5,855       (1,415)         5,373          4,755          4,644
    Cash flow from
      investing
      activities....    (3,002)      (864)     (1,428)      (1,890)        (2,298)          (323)        (7,062)
    Cash flow from
      financing
      activities....     7,294     (1,063)     (2,903)       2,053          2,995         (2,388)           804
    EBITDA..........      (684)    15,051      16,707        4,874         17,029          8,927         15,356         27,908
Selected Balance
  Sheet Data:
    Current
      assets........  $ 15,316   $ 11,823   $  13,618     $ 13,953       $ 13,953       $ 13,803       $ 27,052       $ 26,651
    Land, building
      and equipment,
      net...........   194,557    188,994     183,960      181,127        181,127        180,312        229,858        229,858
    Total assets....   225,191    211,691     205,430      200,422        200,422        199,047        262,368        266,704
    Long-term debt,
      including
      current
      maturities....   193,034    197,154     199,709      204,624        204,624        203,740        152,035        142,235
    Total
      liabilities
      and
      (deficiency
      in) partners'
      capital.......   225,191    211,691     205,430      200,422        200,422        199,047        262,368        266,704


------------

(1) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the bonds at a rate of $166,667 per year, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.

(2) RevPAR is equal to the average rate multiplied by occupancy percentage.

                                                                           THREE
                                                           THREE           MONTHS
                        JANUARY 1          MARCH 1         MONTHS           ENDED
                            TO               TO            ENDED          MARCH 31,
                       FEBRUARY 28,       MARCH 31,       MARCH 31,         1999
                           1998             1998            1999          PRO FORMA
                       ------------       ---------       ---------       ---------
                                          (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
                              (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement
  of Income Data:
    Revenues:
      Rooms.........     $ 10,756         $  5,469        $ 18,663 (1)    $ 18,663 (1)
      Food and
        beverage....        6,475            3,116          11,572          11,572
      Casino........          932              446           1,648           1,648
      Other
        income......        6,749            3,193           7,643 (1)       7,643 (1)
                       ------------       ---------       ---------       ---------
                           24,912           12,224          39,526          39,526
      Less casino
        promotional
        allowance...         (159)             (57 )          (218 )          (218 )
                       ------------       ---------       ---------       ---------
        Total
         revenues...     $ 24,753         $ 12,168        $ 39,308        $ 39,308
                       ------------       ---------       ---------       ---------
    Costs and
      expenses:
      Rooms.........     $  3,109         $  1,562        $  4,184        $  4,184
      Food and
        beverage....        3,523            1,733           6,710           6,710
      Casino........          740               55             891             891
      Selling,
        general and
   administrative...        2,634            1,469           4,347           4,347
      Management and
        incentive
        management
        fees........        1,944              954           1,158           1,158
      Property
        operation,
        maintenance
        and energy
        costs.......        2,039              899           2,349           2,349
      Depreciation
        and
     amortization...        1,556              778           2,959           2,739 (2)
      Other
        expenses....        1,837              958           2,855           2,855
                       ------------       ---------       ---------       ---------
        Total costs
          and
         expenses...     $ 17,383         $  8,408        $ 25,453        $ 25,233
                       ------------       ---------       ---------       ---------
    Income (loss)
      from
      operations
      (EBIT)........        7,371            3,759          13,855          14,076
    Interest
      income........           43                1              91              91
    Interest
      expense.......       (3,301)          (1,260 )        (3,119 )        (2,682 )
                       ------------       ---------       ---------       ---------
        Net income
          (loss)....     $  4,113         $  2,498        $ 10,827        $ 11,485
                       ------------       ---------       ---------       ---------
                       ------------       ---------       ---------       ---------
    (Deficiency in)
      partners'
      capital
      beginning of
      period........     $(27,971)        $(23,858 )      $ 51,763        $ 51,763
    Partner capital
    contributions...           --           71,977              --          14,342
    (Deficiency in)
      partners'
      capital end of
      period........      (23,858)          50,617          62,590          77,590
    Ratio of
      earnings to
      fixed
      charges.......          2.2x             2.9 x           4.2 x           5.2 x
    Ratio of EBITDA
      to fixed
      charges.......          2.6x             3.4 x           5.0 x           6.2 x
Other Financial
  Data:
    Available
      rooms(#)......          751              751             751             751
    Occupancy.......         83.8%            81.6 %          84.5 %          84.5 %
    Average rate....     $ 289.66         $ 287.95        $ 326.60 (1)    $ 326.60 (1)
    RevPAR(3).......       242.74           234.97          275.98 (1)      275.98 (1)
    Revenue per
      available
      room..........       32,960           16,202          52,341 (1)      52,341 (1)
    Cash flow from
      operating
      activities....        4,755            1,021           6,294
    Cash flow from
      investing
      activities....         (323)            (325 )        (1,693 )
    Cash flow from
      financing
      activities....       (2,388)          (2,211 )            --
    EBITDA..........        8,927            4,535          16,814          16,814
Selected Balance
  Sheet Data:
    Current
      assets........     $ 13,803         $ 15,658        $ 34,865        $ 34,106
    Land, building
      and equipment,
      net...........      180,312          228,816         229,440         229,440
    Total assets....      199,047          248,206         269,074         273,315
    Long-term debt,
      including
      current
      maturities....      203,740          179,001         185,593         175,793
    Total
      liabilities
      and
      (deficiency
      in) partners'
      capital.......      199,047          248,206         269,074         273,315



------------



(1) As a result of a change in accounting policy, certain revenue that was historically classified as other income is now classified as room revenue.



(2) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the bonds at a rate of $41,667 per quarter, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.



(3) RevPAR is equal to the average rate multiplied by occupancy percentage.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This official statement and prospectus includes certain 'forward-looking statements' that are subject to risks and uncertainties. Forward-looking statements include information regarding El Conquistador's future financial position, business strategy, budgets, projected costs and plans and objectives for future operations. Forward-looking statements generally are preceded by, followed by or include the words 'may,' 'will,' 'expect,' 'intend,' 'estimate,' 'anticipate,' 'believe,' or 'continue' or similar expressions. You are cautioned that any such forward-looking statements reflect El Conquistador's good faith beliefs. They are not guarantees of future performance. They involve known and unknown risks, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Certain factors that might cause such a difference include:

      competition for guests from other hotels;

      dependence upon group and leisure travelers and tourism;

      adverse weather conditions and occurrences;

      the seasonality of the hotel industry; and

      general economic conditions, including prevailing interest rates and the availability of debt and equity financing.


Important factors that could cause actual results to differ materially from El Conquistador's expectations are disclosed under 'Risk Factors' and elsewhere in this official statement and prospectus, including in conjunction with the forward-looking statements included in this official statement and prospectus.

                                  RISK FACTORS

     IN CONSIDERING WHETHER TO PURCHASE THE BONDS, YOU SHOULD CONSIDER CAREFULLY THE MATTERS DISCUSSED IN THIS SECTION IN ADDITION TO THE OTHER INFORMATION IN THIS OFFICIAL STATEMENT AND PROSPECTUS.

POSSIBLE INABILITY TO MAKE PAYMENTS ON THE BONDS


     EL CONQUISTADOR'S ABILITY TO SERVICE ITS DEBT IS DEPENDENT ON THE GENERATION OF SUFFICIENT CASH FLOW FROM OPERATIONS. At March 31, 1999, after making pro forma adjustments to the actual balance sheet of El Conquistador to give effect to this offering, the repayment of the interim loan to Citicorp Real Estate and certain related transactions, total short-term and long-term indebtedness of El Conquistador was $175,792,615 consisting of the following:


      $105,200,000 of the bonds, which are secured by substantially all of the assets of El Conquistador;


      $33,668,885 owed to Posadas de Puerto Rico Associates, Incorporated, an affiliate of El Conquistador and the Hotel Operator;



      $15,739,625 of loans and accrued interest owed to the partners of El Conquistador;



      $231,321 owed to Posadas de San Juan Associates, an affiliate of El Conquistador and the Hotel Operator;



      $1,158,001 of management fees owed to Williams Hospitality;


      $9,388,207 of incentive management fees owed to Williams Hospitality;


      $1,505,689 of interest on the incentive management fees owed to Williams Hospitality;



      $2,515,600 of loans and accrued interest owed to Williams Hospitality; and



      $6,385,287 owed to Patriot.



     The aggregate annual interest costs and expenses in respect of such indebtedness is approximately $10,997,000, of which approximately $6,538,700 is paid on a current basis and the balance of $4,458,300 is deferred. All of the amounts set forth above other than with respect to the bonds are subordinate to the bonds. That means that current interest and principal on the bonds must be paid first and if El Conquistador defaults on its obligations to pay the bonds, interest and principal on the bonds must be paid first. The principal of and interest on the bonds are payable at the times set forth on the inside front cover page of this official statement and prospectus. We cannot promise that at the time such payments become due El Conquistador will have the funds necessary to make such payments. If El Conquistador is unable to generate sufficient cash flow from operations, El Conquistador may be required to obtain additional equity contributions or refinance its outstanding debt or obtain additional financing. We cannot promise that any such equity contributions or refinancing would be possible or that any additional financing, if available, could be obtained on terms that would be favorable or acceptable to El Conquistador.



     RESTRICTIVE PROVISIONS IN THE LOAN AGREEMENT AND RELATED COLLATERAL DOCUMENTS COULD LIMIT EL CONQUISTADOR'S ABILITY TO RESPOND TO CHANGING MARKET CONDITIONS. The loan agreement and the related collateral documents restrict in certain circumstances incurrence of additional indebtedness, creation of additional liens, disposition of certain assets, engagements in mergers and the entry into additional transactions with affiliates. These restrictions could limit the ability of El Conquistador to respond to changing market and economic conditions and provide for capital expenditures or additional financing. As a result, operations of the resort may be adversely affected, and cash flow from operations may be insufficient to pay principal and interest on the bonds.



     THE FULL PAYMENT OF ADDITIONAL INTEREST MAY BE LIMITED UPON AN EVENT OF TAXABILITY. The additional amount that El Conquistador may be required to pay to you if the interest on the bonds becomes subject to U.S. income taxes may not be enough for you to have as much income after payment of such taxes as you would have had if the interest remained tax free. We cannot promise that El Conquistador, if required, will have the necessary cash to make any such additional payments.


     THE ENFORCEMENT OF REMEDIES AGAINST EL CONQUISTADOR MAY BE LIMITED BY BANKRUPTCY AND OTHER LAWS. In the case of an event of default under the trust agreement, the trustee may proceed to enforce any remedies under the trust agreement, the loan agreement, or the related collateral documents. However, any foreclosure or other proceeding is dependent, in many respects, upon judicial action which is subject to discretion or delay. Under existing laws and judicial decisions, including the United States Bankruptcy Code, the remedies for your benefit specified under the trust agreement, the loan agreement and the related collateral documents may not be readily available or may be limited. In addition, we cannot promise that the proceeds of any sale of El Conquistador's assets upon a foreclosure will be sufficient to pay principal of and interest on the bonds.



     EL CONQUISTADOR MAY NOT HAVE SUFFICIENT FUNDS TO PAY THE BONDS IF THE PAYMENT DATE IS ACCELERATED DUE TO A DEFAULT. The bonds may be required to be prepaid following an acceleration upon the occurrence of certain events of default under the loan agreement and the trust agreement. In the event the bonds must be prepaid, we cannot promise that El Conquistador will have the funds necessary to make such prepayments.


HOTEL INDUSTRY RISKS


     EL CONQUISTADOR'S REVENUES MAY BE ADVERSELY AFFECTED BY INCREASED COMPETITION, INFLATION, CHANGES IN TOURIST PREFERENCES, ECONOMIC AND OTHER CONDITIONS. The sole business of El Conquistador is the ownership and operation, through a manager, of the resort. El Conquistador's ability to generate sufficient revenues from operations to pay expenses of operation and El Conquistador's debt service obligations, including the bonds, has certain risks. These risks include, among other things:


      competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than El Conquistador or the Hotel Operator;

      increases in operating costs due to inflation and other factors which may not be offset in the future by increased room rates;

      dependence on business and leisure travelers and tourism, which may fluctuate and is seasonal;

      increases in costs of travel, which may deter travelers from coming to the resort;

      adverse effects of general and local economic conditions; and

      dependence on the Hotel Operator for the marketing and management of the resort.

These factors could adversely affect the ability of the resort to generate revenues and, therefore, El Conquistador's ability to make payments with respect to the bonds.


     THE RESORT'S ABILITY TO MAKE NECESSARY EXPENDITURES FOR RENOVATING AND UPGRADING IS DEPENDENT ON THE GENERATION OF SUFFICIENT CASH FLOW FROM OPERATIONS. The resort requires substantial ongoing expenditures to replace furniture and equipment and redecorate or upgrade the resort in order to continue to provide first-class facilities to its guests. Capital expenditures at the resort in the past have been as follows:



Fiscal year ended March 31, 1997................................................   $1,428,000
Fiscal year ended March 31, 1996................................................   $  864,000

Fiscal year (9 months) ended December 31, 1997..................................   $1,890,000
Nine months ended December 31, 1996.............................................   $1,623,000

Twelve months ended December 31, 1998...........................................   $7,385,000
Twelve months ended December 31, 1997...........................................   $2,298,000



     Capital expenditures at the resort in fiscal 1996 were low due to the newness of the facility. Capital expenditures at the resort are budgeted at $4,000,000 for the fiscal year ending December 31, 1999.

     For the 12 months ended December 31, 1998, El Conquistador spent $7,385,000 for capital expenditures. Capital expenditures for the 12 months ended December 31, 1998 included $4,900,000 for the construction of the new spa at the resort. As of March 31, 1999, $1,693,000 of this year's capital expenditure budget had been spent. We cannot promise that cash provided from operations will be sufficient to meet the resort's future capital expenditure requirements.



     Additionally, as a result of Hurricane Georges, approximately $32,000,000 was required to make repairs and replacements at the resort. All but approximately $180,000 of such amount is covered by insurance. For a complete description of the damage caused by Hurricane Georges at the resort, see
' -- Hurricanes, strikes and other events not within the control of El Conquistador may adversely affect the resort.'


     Under the terms of the loan agreement, El Conquistador is obligated to establish a reserve to pay the cost of capital expenditures at the resort and pay for periodic repair, replacement or refurbishment of furniture, fixtures and equipment. If capital expenditures exceed El Conquistador's expectations, additional costs could have an adverse effect on El Conquistador's cash available for payment of the bonds. If El Conquistador is unable to generate sufficient cash flow to fund the cost of capital expenditures in the future, the loan agreement permits El Conquistador to borrow for such purposes. However, we cannot promise that El Conquistador will be able to obtain such financing if required for future capital expenditures.


     THE SEASONALITY OF TOURISM IN PUERTO RICO RESULTS IN UNEVEN OCCUPANCY LEVELS AND ROOM RATES. Tourism in Puerto Rico is at its peak during the months of December through April. Occupancy levels and room rates are lower during the balance of the year. Successful operation of the resort is dependent in large part to a successful high season, the ability of the resort to attract guests during the off-season months and careful management of costs throughout the year. Efforts are made by the Hotel Operator to actively market during off-season months so as to minimize the effects of seasonality. We cannot promise that such efforts will be successful. If such efforts are not successful, El Conquistador may be unable to generate sufficient cash for payment of the bonds.



HURRICANES, STRIKES AND OTHER EVENTS NOT WITHIN THE CONTROL OF EL CONQUISTADOR MAY ADVERSELY AFFECT THE RESORT.


     Hurricanes and other natural disasters, airline strikes, droughts and water shortages, civil unrest, acts of war, and other uncontrollable events may adversely affect occupancy levels at the resort. Such events could adversely affect cash flows of El Conquistador and its ability to make payments on the bonds. The resort is particularly vulnerable to these types of events because of its high debt service requirements. El Conquistador cannot predict the effect an uncontrollable event may have on the resort or El Conquistador's financial condition.


     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. Hurricane Georges caused approximately $32,000,000 of property related damage at the resort, all but $180,000 of which is covered by insurance. The resort lost at least 2,500 room nights during the 10-day period September 20-30, 1998 as a result of Hurricane Georges. El Conquistador believes such room night losses will be covered by its business interruption insurance. As a result of Hurricane Georges, the resort was closed during the period September 22, 1998 through October 2, 1998. Additionally, the majority of condominium units of Las Casitas Village were damaged and were not available to the resort until December 10, 1998. Puerto Rico itself and other hotel properties on the island also suffered extensive damage from Hurricane Georges. As of April 30, 1999, El Conquistador has received approximately $28,000,000 of insurance proceeds to repair physical damage at the resort, and the resort is fully operational. El Conquistador cannot predict the effect that Hurricane Georges will have on its future bookings. To the extent that additional group and leisure travelers with reservations cancel their plans to come to the resort or additional travelers do not make reservations as a result of Hurricane Georges, such lost bookings could have a material adverse effect on El Conquistador's financial condition and results of operations.

REAL ESTATE INVESTMENT RISKS RELATED TO THE RESORT


     FUTURE CHANGES IN ECONOMIC CONDITIONS AND LAWS MAY ADVERSELY AFFECT THE RESORT. El Conquistador's investment in the resort is subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of El Conquistador's investment in the resort and its income and ability to make payments on the bonds will depend on the ability of the Hotel Operator to operate the resort in a manner sufficient to maintain or increase revenues and to generate sufficient income in excess of operating expenses for payment of the bonds. Income from the resort may be adversely affected by events beyond the control of El Conquistador, including:


      changes in national economic conditions

      changes in local market conditions due to changes in general or local economic conditions the ongoing need for capital improvements, changes in real estate tax rates and other operating expenses for the resort adverse changes in governmental rules and fiscal policies

      adverse changes in zoning laws

      other events which may result in uninsured losses.

     PROPERTY TAXES MAY INCREASE. The resort is subject to real property taxes. The real property taxes on the resort may increase or decrease as property tax rates change and/or if the value of the property is reassessed by taxing authorities. If property taxes increase as a result of such reassessments, El Conquistador's ability to make payments on the bonds could be adversely affected. El Conquistador recently completed negotiations with the Municipal Revenue Collection Center in Fajardo, Puerto Rico concerning the valuation method used by the Municipal Revenue Collection Center to assess real property taxes for the resort. In February and March 1999, El Conquistador paid an aggregate of approximately $1.3 million with respect to real property taxes for the fiscal years ended March 31, 1995, 1996 and 1997, December 31, 1997 (9 months) and December 31, 1998, and the period ending June 30, 1999. El Conquistador cannot promise that real property taxes will not increase in the future.


     FUTURE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS MAY ADVERSELY AFFECT THE RESORT. The operating costs of El Conquistador may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal and Puerto Rico environmental laws, ordinances and regulations, a current or previous owner or operator of the resort may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in the property. Such laws may impose liability whether or not El Conquistador or the Hotel Operator knew of, or was responsible for, the presence of such hazardous or toxic substances.


     The resort maintains certain facilities at which hazardous or toxic substances are utilized. Petroleum residues from the operation of golf carts at the resort are present at the service area for such carts. Periodically, El Conquistador arranges for the removal of these petroleum residues. Additionally, there are several diesel fuel storage tanks at the resort's marina. This diesel fuel is used by the ferryboats shuttling guests to and from Palominos Island. As persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances, El Conquistador or the Hotel Operator may also be liable for the costs of removal or remediation of such substances. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials into the environment, and third parties may seek recovery from El Conquistador or the Hotel Operator for personal injury associated with exposure to released hazardous materials. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect El Conquistador's results of operations and financial condition. Such costs could have an adverse effect on El Conquistador's ability to make payments on the bonds. El Conquistador is not aware of any potential environmental liability or compliance concerns that it believes would have a material adverse effect on its business, assets, results of operations or liquidity.

     FUTURE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT MAY ADVERSELY AFFECT THE RESORT. Under the Americans with Disabilities Act, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that the resort is not in compliance with the Act could result in the imposition of fines or an award of damages to private litigants. If El Conquistador were required to make material modifications to the resort to comply with the Act, the ability of El Conquistador to make payments on the bonds could be adversely affected. El Conquistador has not been notified, and it has no other knowledge of, any material non-compliance, liability or claim under the Act with respect to the resort.



     IF THE RESORT IS UNABLE TO MAINTAIN ADEQUATE AMOUNTS OF INSURANCE, FUTURE LOSSES MAY NOT BE FULLY COVERED. The loan agreement will specify comprehensive insurance to be maintained on the resort, including liability, fire, windstorm and extended coverage. El Conquistador believes that its insurance is adequate for its business. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. El Conquistador currently has hurricane insurance and is in the process of making claims for property damages of approximately $32,000,000 as a result of Hurricane Georges. Additionally, El Conquistador has made an initial claim under its business interruption insurance policy as a result of the loss of business caused by Hurricane Georges. El Conquistador believes that after all claims related to Hurricane Georges are made it will continue to be covered for damages and business interruptions as a result of future hurricanes. However, we cannot promise that such insurance will continue to be available or affordable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the loss. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by El Conquistador might not be adequate to restore its economic position with respect to the resort.


     Additionally, in the event the resort is damaged or destroyed to the extent that a mandatory prepayment of the bonds is required pursuant to the loan agreement, the insurance proceeds received by El Conquistador together with other funds available to it might not be sufficient to repay the principal of and interest on the bonds to the extent so required.


     IN THE EVENT OF A DEFAULT, THE LIMITED ALTERNATIVE USES OF THE RESORT MAY ADVERSELY AFFECT THE AMOUNT OF PROCEEDS FROM A FORECLOSURE SALE. The resort may not be suitable for purposes other than a vacation and convention resort. As a result, in the event of a default, acceleration of the bonds and any resulting foreclosure sale of the resort, the trustee's remedies and the number of entities which could purchase the resort would be limited, and the sales price generated thereby might be adversely affected. The sale of the resort under such circumstances might not provide proceeds sufficient to repay the bonds.



     THE DEVELOPMENT OF VACANT LAND ADJACENT TO THE RESORT MAY HAVE AN ADVERSE AFFECT ON THE RESORT. There are approximately 192 acres of land located adjacent to the resort which are owned by affiliates of El Conquistador. Approximately 42 acres of such property are used by the resort for various purposes including employee parking facilities. The additional 150 acres adjacent to the resort owned by an affiliate are vacant. This 150 acre property may be developed into a time share and/or hotel. It may also be developed into a golf course or have another use which would be an additional amenity to the resort. El Conquistador believes that any such development would be beneficial to the resort. However, El Conquistador cannot promise that such development would not have an adverse effect on its financial condition or results of operations, including its ability to make payments on the bonds.



THE CURRENT FINANCIAL DIFFICULTIES OF PATRIOT AND WYNDHAM MAY AFFECT THEIR ABILITY OR WILLINGNESS TO PROVIDE FINANCIAL SUPPORT TO THE RESORT IF NEEDED.



     Patriot/Wyndham has substantial debt and debt service requirements and may not have enough available funds to meet its near-term debt service requirements. Patriot/Wyndham is evaluating ways to improve its liquidity and its ability to meet its debt service obligations. On March 1, 1999,

Patriot/Wyndham announced it had entered into a definitive agreement with a group of investors to make a $1 billion preferred equity investment in Patriot/Wyndham. Patriot/Wyndham also announced that the two companies will be combined into a single entity and convert from a paired-share real estate investment trust structure to a C corporation. The equity infusion and C corporation conversion are subject to Patriot/Wyndham stockholder approval and both are expected to be completed by June 30, 1999. The equity infusion is also subject to antitrust clearance and certain other conditions and consents.

     Patriot/Wyndham will use the $1 billion in proceeds to reduce its bank debt and settle its forward equity obligations. In addition, Patriot/Wyndham announced it has definitive financing commitments for $2.45 billion, consisting of $1.8 billion of senior bank facilities and $650 million of five-year senior secured loans. The proceeds from the commitments will be used to refinance the balance of Patriot/Wyndham's bank debt and provide additional revolver capacity.

     To the extent Patriot/Wyndham is unable to successfully complete the refinancing of its indebtedness, it may not be able to pay its debts as they come due without selling some or all of its assets, restructuring its debt or substantially revising its operations. Additionally, Patriot/Wyndham's inability to close the $1 billion proposed investment, or in the alternative secure additional capital in the future, could have a material adverse effect on its financial condition and results of operations.


     Although Patriot and Wyndham together own substantially all of the interests in El Conquistador, neither Patriot nor Wyndham will be liable with respect to the bonds. Additionally, neither will be obligated to make additional loans or capital contributions to El Conquistador. However, Patriot/Wyndham's financial condition could have a material adverse effect on the resort. The resort relies on Patriot/Wyndham for many aspects of its operations, including management and marketing of the facilities, centralized purchasing and centralized reservations. Additionally, effective January 1, 1999, the resort was branded a Wyndham Resort'r' and Las Casitas Village was branded a Grand Bay'r' hotel.


     If Patriot/Wyndham is unable to improve its financial condition and avoid defaulting on its obligations, such defaults could have a negative effect on the financial condition and results of operations of El Conquistador. As a result, El Conquistador's ability to make payments on the bonds could be adversely affected. We cannot promise that Patriot/Wyndham will be able to improve its financial condition in the future.


THE RESORT DEPENDS ON THE HOTEL OPERATOR TO MANAGE THE RESORT.


     El Conquistador depends solely on the Hotel Operator to manage and operate the resort. The management agreement expires in January 2014, prior to the maturity date for a majority of the bonds. If the management agreement is terminated as a result of a default or other reason, or if the Hotel Operator decides not to renew the management agreement, the Hotel Operator would have to be replaced. There is a possibility that a new hotel manager would be obtained on terms not as favorable to El Conquistador as those set forth in the management agreement. Conquistador Holding (SPE), Inc., which will be the sole general partner of El Conquistador at the time of this offering, will have the responsibility for obtaining the services of a manager. However, the general partner is not itself obligated to manage the resort. Additionally, no affiliate of the general partner, other than the Hotel Operator, is legally responsible for the performance of the obligations of Williams Hospitality under the management agreement or Wyndham Management and Grand Bay under their arrangements with Williams Hospitality. Termination or non-renewal of the management agreement could have an adverse effect on El Conquistador's financial condition and results of operations. As a result, El Conquistador's cash flow from operations in the future may be insufficient to make payments on the bonds.

THE MANAGEMENT OF MULTIPLE HOTEL PROPERTIES BY THE HOTEL OPERATOR MAY RESULT IN A CONFLICT OF INTERESTS.



     El Conquistador is subject to various conflicts of interest arising out of its relationship with the managing general partner and the Hotel Operator, and their respective affiliates. Each of Williams Hospitality and Wyndham Management manage other hotel and resort properties in Puerto Rico and the Caribbean. Wyndham Management and Grand Bay also manage other resort destinations. The management of multiple hotel and resort properties could result in conflicts with respect to:


      the direction of guests to properties other than the resort;

      the desire to maximize overall results of the Hotel Operator and its affiliates rather than the results of the resort; and

      the availability to the resort of personnel employed by the Hotel Operator best suited to manage the resort.


Additionally, the terms and provisions of the management agreement were not negotiated on an arm's-length basis. Such terms and conditions were set by Conquistador Holding, Inc. and the Hotel Operator, both of which are controlled by Wyndham. Accordingly, the terms, provisions and compensation contained in the management agreement may not reflect the fair market value of the services rendered by the Hotel Operator. Such conflicts and arrangements could result in certain actions or decisions that could have an adverse effect on El Conquistador's cash flow and its ability to make payments on the bonds.



THE RESORT'S AND LAS CASITAS VILLAGE'S NEW BRAND AFFILIATIONS MAY NOT BE RECEIVED FAVORABLY BY GUESTS AND THE FUTURE LOSS OF ESTABLISHED BRANDS COULD ADVERSELY AFFECT THE RESORT.



     On January 1, 1999, the resort began operating under the Wyndham Resorts'r' brand name and Las Casitas Village began operating under the Grand Bay'r' brand name. The continued use of a brand is generally contingent upon the continuation of the management arrangements related to the property with the branded manager. If a brand affiliation is terminated, El Conquistador may seek to obtain a suitable replacement brand affiliation, or to operate the resort and/or Las Casitas Village independent of a brand affiliation. The loss of a brand affiliation could have a material adverse effect upon the operations or the underlying value of the property covered by the brand affiliation because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the brand owner. Currently, El Conquistador and the Hotel Operator are controlled by Wyndham and it is unlikely that the brand affiliation will be terminated. Such common control will continue under Patriot/Wyndham's C corporation structure scheduled to be implemented in June 1999. However, if El Conquistador and the Hotel Operator are not commonly controlled in the future, the brand affiliation could be terminated. Such a termination could have an adverse effect on El Conquistador's financial condition and its ability to make payments on the bonds.


     Operating under a brand name is different from operating more or less independently as the resort has done in the past. The reputation and customer perception of the resort will be influenced by customers' experiences at other hotels having the same brand. We cannot promise that the branding of the resort and Las Casitas Village will have a positive affect on the resort's operations or that the results of operations in the past are necessarily indicative of future results of operations. In fact, such branding could have a negative effect on El Conquistador and its results of operations. If this were so, El Conquistador's cash flow may be insufficient to make payments on the bonds.


THE FUTURE LOSS OF THE TOURISM TAX EXEMPTION WOULD ADVERSELY AFFECT THE RESORT.


     The resort enjoys certain tax exemptions under the Puerto Rico Tourism Incentive Acts. The grants provided under such acts accord tax exemptions to the grantees for 10 years, which may be extended for an additional 10 years. El Conquistador was granted a tax exemption under the provisions of the Puerto Rico Tourism Incentives Act of 1993. The exemptions do not apply to casino revenues. The grants are conditioned upon continued compliance with various terms and conditions set forth in the grants. Failure of El Conquistador to comply with these requirements could result in the revocation of the grant resulting in the elimination of the exemptions. We cannot promise that these exemptions will continue to be available, and if changed, what effect a change would have on El Conquistador's financial condition or results of operations. In the event the exemptions are eliminated, El Conquistador could be required to pay increased taxes. As a result, El Conquistador's cash flow may be insufficient to pay the bonds.


FAILURE TO COMPLY WITH CASINO GAMING REGULATIONS COULD RESULT IN A LOSS OF THE CASINO FRANCHISE AND ADVERSELY AFFECT THE RESORT.


     The ownership and operation of casinos in Puerto Rico is heavily regulated. Williams Hospitality was granted a casino franchise as an operator of the casino at the resort. Williams Hospitality operates the casino on behalf of El Conquistador as part of its management function at the resort. Additionally, certain of the individuals employed at the resort are licensed to work in the casino. The casino is required to renew its casino franchise quarterly. Unless a change of ownership of a franchisee has occurred or regulators have reason to believe that reinvestigation of a franchisee is necessary, renewal is generally automatic. Although El Conquistador and Williams Hospitality have no reason to believe that the current casino franchise will not be renewed, there can be no assurance of such renewal. Non-renewal of the casino franchise may have an adverse effect on the financial condition of El Conquistador. As a result, El Conquistador may not have sufficient cash to make payments on the bonds.


THE RESORT IS DEPENDENT ON HIGHLY-SKILLED PERSONNEL.


     The success of the resort depends to a significant extent upon the performance of the Hotel Operator and its ability to continue to attract, motivate and retain highly-qualified employees. The resort's highly-skilled employees include senior management and engineers. The loss of services of the Hotel Operator or a significant number of employees could have a material adverse effect on El Conquistador. Competition for highly-skilled employees with management, marketing and other specialized training in the hotel and casino business is intense, especially in Puerto Rico and other parts of the Caribbean. We cannot promise that the Hotel Operator will be successful in attracting and retaining such personnel. Specifically, El Conquistador may experience increased costs in order to attract and retain skilled employees.


THERE IS SUBSTANTIAL COMPETITION WITHIN THE HOTEL AND CASINO BUSINESS.


     The hotel and casino business in the Caribbean region is highly competitive. The resort competes with numerous hotels and resorts on the island of Puerto Rico, including 18 with casinos, and on other Caribbean and Bahamian islands as well as those in the southeastern United States, Hawaii and Mexico. The resort competes with such chains as Hyatt, Marriott, Hilton and Westin as well as numerous other hotel and resort chains and independent hotel and motel operators. Las Casitas Village competes with such chains as The Four Seasons Resorts and the Ritz Carlton. During the past three years, five new hotels and casinos have opened in Puerto Rico alone and an additional hotel and casino is expected to open in Puerto Rico during 1999.

     The resort is a large destination resort and competes for much of its group business with other destination resorts located in Puerto Rico, the Caribbean, the continental United States and Hawaii. The ability of the resort to effectively compete in this market depends on a number of factors including:

       high quality service

       aggressive marketing

       competitive rates

       varied facilities and accommodations

Continuous capital improvement programs are essential to stay current with industry trends and maintain the resort's market share. Many hotels with which the resort competes are owned or managed by hotel chains possessing substantially greater financial and marketing resources than those of El Conquistador and the Hotel Operator. We cannot promise that the resort will effectively compete in the future or maintain cash flows sufficient to make payments on the bonds.


THE RESORT'S RELIANCE ON A SINGLE MARKET MAKES THE RESORT VULNERABLE TO EVENTS AFFECTING THAT MARKET.


     The resort is located in Fajardo, Puerto Rico. Any adverse events such as hurricanes and other natural disasters, droughts and water shortages, labor strikes and the like which may affect Puerto Rico generally will adversely affect the resort's entire business. Additionally, Puerto Rico is served by a small number of major airlines and the market is dominated by American Airlines. Any adverse events in the airline industry as a whole, and especially to American Airlines, including airline strikes, increased fuel prices or accidents could have a material adverse effect on El Conquistador's business, financial condition and its ability to make payments on the bonds.

     El Conquistador lacks asset diversification since the resort is, and will remain, its only property. The ability of El Conquistador to comply with its obligations under the loan agreement and the trust agreement, including its obligation to pay principal and interest on the bonds, depends primarily upon the future operating revenues and expenses of the resort. El Conquistador's financial condition may be affected by factors such as:

      competition from other resort hotels

      seasonality of the hotel industry

      potential over-building in the hotel industry

      inflation and other economic conditions

      the existence of favorable and economical air travel services the cost and availability of labor

      the cost and availability of utilities

      the cost and availability of adequate insurance for risks such as property damage and general liability other events beyond El Conquistador's control


THE COMMON OWNERSHIP OF CITICORP FINANCIAL SERVICES AND CITICORP REAL ESTATE MAY HAVE ADVERSELY AFFECTED THE TERMS OF THE UNDERWRITING OF THE BONDS.


     Citicorp Financial Services Corporation is the lead underwriter for the bonds. Citicorp Real Estate, Inc. made a $90,000,000 interim loan to El Conquistador on August 3, 1998. The proceeds from the sale of the bonds will be used to repay $90,000,000 to Citicorp Real Estate. Citicorp Financial Services and Citicorp Real Estate are affiliated entities. Before entering into the interim loan, El Conquistador recognized that Citicorp Financial Services could act as its financial advisor for the sale of the bonds. El Conquistador decided, after considering the possible engagement of a variety of other financial advisors for this and other financing alternatives, that Citicorp Financial Services would be its exclusive financial advisor for the sale of the bonds. El Conquistador agreed to pay Citicorp Financial Services an underwriting fee and structuring/management fee with respect to the issuance of the bonds. Although it is possible that El Conquistador could have negotiated better terms with an underwriter that was not affiliated with Citicorp Real Estate, El Conquistador selected Citicorp Financial Services as the exclusive financial advisor for the sale of the bonds after reviewing indications of interest from a variety of other firms for this and other financing alternatives. El Conquistador's selection of Citicorp Financial Services as its exclusive financial advisor for the sale of the bonds was independent from its decision to enter into the interim loan with Citicorp Real Estate and El Conquistador has represented and confirmed that neither agreement was conditioned upon the other. In the event of any default by El Conquistador with respect to the interim loan, Citicorp Real Estate would be free to exercise any and all of its remedies at law, in equity or otherwise without any restriction, notwithstanding the engagement of Citicorp Financial Services as the lead underwriter for the bonds.




EL CONQUISTADOR CANNOT RECOVER FROM ITS GENERAL PARTNER, CONQUISTADOR HOLDING, INC., FOR LOSSES SUFFERED BY EL CONQUISTADOR UNLESS CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE GENERAL PARTNER.



     The partnership agreement under which El Conquistador was formed provides that no general partner and none of its officers, directors, partners, employees or agents will have any liability to El Conquistador except for gross negligence or willful misconduct. The partnership agreement also provides that El Conquistador will indemnify the general partner and its stockholders, officers, directors, employees and affiliates from all liabilities for acts taken on behalf of El Conquistador other than gross negilgence or willful misconduct. The amended and restated partnership agreement to be in effect at the time of this offering will contain similar provisions. Accordingly, El Conquistador will not be able to recover from the general partner for losses suffered by El Conquistador due to the general partner's simple negligence.



THE FUTURE VALUE OF THE BONDS MAY BE ADVERSELY AFFECTED BY THE ABSENCE OF A SECONDARY MARKET FOR THE BONDS AND THE POSSIBLITY OF A CHANGE IN THE RATING FOR THE BONDS.


     El Conquistador and AFICA do not intend to apply for listing of the bonds on a securities exchange. There is currently no secondary market for the bonds. There will likely be no secondary market for the bonds. If such a market were to exist, the bonds could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities.

     The liquidity of the bonds also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity independent of the financial performance of, and prospects for, El Conquistador.

     The investment rating initially assigned to the bonds may be downgraded or withdrawn. Such a rating change could adversely affect the value of and market for the bonds.

                                USE OF PROCEEDS

     The bonds will be issued to provide for the repayment of the interim loan, including interest thereon, provided by Citicorp Real Estate to El Conquistador on August 3, 1998, funding certain reserves and paying certain costs and expenses of issuing the bonds. The proceeds of the interim loan were used to repay The Bank of Tokyo-Mitsubishi, Ltd. for advances it made to El Conquistador to redeem a portion of AFICA's Tourism Revenue Bonds, 1991 Series A and 1991 Series C (El Conquistador Resort Project), in the aggregate outstanding principal amount of $120,000,000 and to pay fees and expenses in connection with the interim loan. The 1991 AFICA bonds would have matured on March 9, 1999 and bore interest at floating rates. The 1991 AFICA bonds were secured by, among other things, a letter of credit issued by The Bank of Tokyo-Mitsubishi, Ltd. The 1991 AFICA bonds were subject to mandatory redemption on the interest payment date preceding the expiration date of the letter of credit. The letter of credit was scheduled to expire September 9, 1998 and the 1991 AFICA bonds were therefore redeemed on August 3, 1998.


     The interim loan bears interest at a floating rate which is currently 7.70%. The interim loan had an original maturity date of November 3, 1998. Due to the damage to the resort from Hurricane Georges, the offering of the bonds was delayed. El Conquistador and Citicorp Real Estate have agreed on an extension of the maturity date of the interim loan until June 30 , 1999.



     El Conquistador is indebted to the Government Development Bank for Puerto Rico in the aggregate principal amount of $25,000,000 pursuant to a term loan. It is a condition to this offering that such indebtedness be repaid in full. El Conquistador intends to repay such indebtedness concurrently with the issuance of the bonds. El Conquistador will use $10,000,000 in cash generated from operating activities and a $15,000,000 capital contribution to the partnership by Conquistador Holding to make such repayment. Conquistador Holding will make the aforementioned capital contribution with the proceeds of a $15,000,000 loan made to it by the Government Development Bank. The loan by the Government Development Bank to Conquistador Holding and the capital contribution by Conquistador Holding to El Conquistador are subject to and conditions to completion of this offering. Conquistador Holding's obligation to the Government Development Bank will be secured by, among other things, the indirect ownership interests of Patriot/Wyndham in El Conquistador and a guaranty by Patriot.


     Set forth below are the estimated sources and uses of proceeds with respect to the sale of the bonds:


Source
     Gross bond proceeds..............................................................    $105,200,000
                                                                                          ------------
          Total sources...............................................................    $105,200,000
                                                                                          ------------
                                                                                          ------------
Uses
     Repayment of the interim loan....................................................    $ 90,000,000
     Reimbursement for interest previously paid on the interim loan...................
     Reserve fund.....................................................................       9,100,000
     Cost of issuance of the bonds:
          SEC registration fee...........................................   $   30,946
          Printing expenses..............................................      350,000
          Accounting fees and expenses...................................      300,000
          Legal fees and expenses........................................    1,000,000
          Trustee fees...................................................       30,000
          Mortgage recording fees........................................      631,000
          Miscellaneous expenses.........................................
                                                                            ----------
                    Subtotal..........................................................
     AFICA fee........................................................................         526,000
     Underwriters' discount...........................................................
     Underwriters' structuring/management fee.........................................
                                                                                          ------------
          Total uses..................................................................    $105,200,000
                                                                                          ------------
                                                                                          ------------



     El Conquistador will use a portion of the amount it is reimbursed for interest previously paid on the interim loan to pay fees and expenses relating to the transaction which are in excess of the amount of proceeds permitted to be used for such purposes by the regulations governing AFICA transactions.

                     EL CONQUISTADOR RESORT & COUNTRY CLUB

GENERAL

     El Conquistador Resort & Country Club, a world class destination resort complex, is one of the leading hotel and casino properties in Puerto Rico. The resort has 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 10,000 square foot casino, 25 retail shops, a fitness center and five pool areas, situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea in Fajardo, Puerto Rico. The resort also features a secluded beach located on a private island three miles offshore commonly known as Palominos Island.

     In addition, the resort generally has available 90 condominium units known as Las Casitas Village. Almost all of the owners of these condominiums have entered into rental arrangements with El Conquistador pursuant to which the units are made available as additional guest rooms of the resort. Each unit consists of one, two or three bedroom(s) and bathroom(s). Each multiple room unit can be divided into two or more separate one bedroom guest rooms or can be sold as a multi-room unit depending on guests' preferences. The units can be divided into a maximum of 167 separate guest rooms which are made available to the inventory of luxury rooms at the resort. Guests at Las Casitas Village are able to enjoy all the facilities of the resort.

     The resort offers group and conference facilities for groups of up to 2,000 participants and also attracts the individual upscale leisure traveler. The upscale leisure traveler is attracted to the resort by the Caribbean climate and resort amenities including the casino, swimming pools, whirlpools, tennis, golf and water sports facilities, a health club and entertainment lounges. 'Blue Chip' corporate and incentive groups comprise a significant portion of the resort's clientele due to its convention and meeting facilities as well as the other resort amenities.

     The resort has received the Gold Key Award by Meetings & Conventions Magazine and the Paragon Award by Corporate Meetings & Incentives Magazine for excellence in meetings and conventions. It has been awarded the American Automobile Association 'Four Diamond' rating for each of its five years of operation. Las Casitas Village was awarded a 'Five Diamond' rating (the highest rating) by the American Automobile Association commencing in the fourth quarter of 1997.


     Commencing with the 1998-99 winter season, the resort was marketed as a Wyndham Resort'r'. As a Wyndham Resort'r', the property is included in Wyndham's national and worldwide marketing campaigns as well as the Wyndham reservation system. Also commencing with the 1998-99 winter season, Las Casitas Village was marketed as a Grand Bay'r' hotel and is likewise included in Grand Bay's national and worldwide marketing campaigns. Wyndham Management and Grand Bay have substantially greater marketing resources than were available to the resort in the past.



     The PricewaterhouseCoopers Lodging Research Network has independently ranked more than 40 U.S. hotel brands owned by publicly-traded companies by growth in revenue per available room for the second quarter of 1998 vs. the year-earlier period. The Wyndham Resorts'r' brand was the top-performing upper upscale hotel brand with revenues per available room growth of 37.5% in the second quarter of 1998 versus the second quarter of 1997. The Grand Bay'r' brand was the second-best performing upper upscale brand, with revenues per available room growth of 12.3% for the second quarter of 1998 compared to the corresponding period in 1997.



     During the 3-month period ended March 31, 1999, the resort had an average occupancy of 84.5% and gross revenues of $39,526,000 compared to an average occupancy of 83.0% and gross revenues of $37,136,000 in the 3-month period ended March 31, 1998. During the 12-month period ended December 31, 1998, the resort had an average occupancy of 72.3% and gross revenues of $102,434,000 compared to an average occupancy of 73.3% and gross revenues of $95,790,000 during the corresponding 12-month period ended December 31, 1997. During the fiscal year (9 months) ended December 31, 1997, the resort had an average occupancy of 69.3% and gross revenues of $60,585,000 compared to an average occupancy of 67.6% and gross revenues of $59,019,000 during the corresponding 9-month period ended December 31, 1996. The resort finished its third full fiscal year ended March 31, 1997 with an average occupancy of 72.0% and gross revenues of $94,224,000. This compares to an average occupancy of 71.0% and gross revenues of $90,351,000 for the fiscal year ended March 31, 1996 and an average occupancy of 73.3% and gross revenues of $85,948,000 for the fiscal year ended March 31, 1995.


     The average daily room rates at the resort during the 3-month periods ended March 31, 1999 and 1998 were $326.60 and $322.17, respectively. As a result of a change in accounting policy, certain revenue that was historically classified as other income is now classified as room revenue. For comparative purposes, the average daily rate information set forth above for the three months ended
March 31, 1998 has been adjusted to reflect such reclassification. During the 12-month periods ended December 31, 1998 and 1997, average daily room rates at the resort were $213.39 and $202.77, respectively. The average daily room rates at the resort during the fiscal year (9 months) ended December 31, 1997 and the 9-month period ended December 31, 1996 were $175.59 and $175.01, respectively. During the fiscal years ended March 31, 1997, 1996 and 1995, average daily room rates at the resort were $202.86, $198.99 and $188.87, respectively.



     During the 3-month periods ended March 31, 1999 and 1998, capital expenditures for the purchase of property and equipment were $1,693,000 and $648,000, respectively. During the 12-month periods ended December 31, 1998 and 1997, capital expenditures for the purchase of property and equipment were $7,385,000 and $2,298,000, respectively. During the fiscal year (9 months) ended December 31, 1997 and the 9-month period ended December 31, 1996, the resort's capital expenditures for the purchase of property and equipment were $1,890,000 and $1,623,000, respectively. During the fiscal years ended March 31, 1997, 1996 and 1995, the resort's capital expenditures for the purchase of property and equipment were $1,428,000, $864,000 and $3,002,000, respectively.



     The resort has historically been managed by Williams Hospitality, an affiliate of El Conquistador. Williams Hospitality's sole business was the operation of the resort and two other Puerto Rico hotel properties owned by affiliates of El Conquistador. As of January 16, 1998, Wyndham acquired the majority interest in Williams Hospitality and in March 1998 acquired the remaining interests. El Conquistador entered into an amended and restated management agreement with Williams Hospitality which became effective January 1, 1999. Williams Hospitality simultaneously entered into an agreement with Wyndham Management with respect to the management of the resort and Las Casitas Village and the marketing of the resort as a Wyndham Resort'r'. Williams Hospitality also entered into a marketing agreement with Grand Bay with respect to the marketing of Las Casitas Village as a Grand Bay'r' hotel.


     Set forth below is a chart which contains certain historical and financial information concerning the resort:


                                                                                    ROOM REVENUE
                                            AVERAGE      AVERAGE                        PER           RENOVATION
                 PERIOD                    OCCUPANCY    DAILY RATE    REVPAR(1)    AVAILABLE ROOM    EXPENDITURES
----------------------------------------   ---------    ----------    ---------    --------------    ------------

January 1, 1999 - March 31, 1999........      84.5%      $ 326.60(2)   $275.98(2)     $ 24,851(2)     $1,693,000
January 1, 1998 - March 31, 1998........      83.0%      $ 322.17(2)   $267.40(2)     $ 24,078(2)     $  648,000

January 1, 1998 - December 31, 1998.....      72.3%      $ 213.39      $154.28        $ 56,312        $7,385,000(3)
January 1, 1997 - December 31, 1997.....      73.3%      $ 202.77      $148.63        $ 54,239        $2,298,000

April 1, 1997 - December 31, 1997.......      69.3%      $ 175.59      $121.68        $ 33,461        $1,890,000
April 1, 1996 - December 31, 1996.......      67.6%      $ 175.01      $118.31        $ 32,516        $1,623,000

April 1, 1996 - March 31, 1997..........      72.0%      $ 202.86      $146.01        $ 53,294        $1,428,000
April 1, 1995 - March 31, 1996..........      71.0%      $ 198.99      $141.22        $ 51,687        $  864,000
April 1, 1994 - March 31, 1995..........      73.3%      $ 188.87      $138.42        $ 50,523        $3,002,000


------------





(1) RevPAR is equal to the average daily rate multiplied by average occupancy.



(2) As a result of a change in accounting policy, certain revenue that was historically classified as other income is now classified as room revenue. For comparative purposes, the data for the three months ended March 31, 1998 has been adjusted to reflect such reclassification.

(3) Amount includes approximately $4,900,000 with respect to the Golden Door'r' spa.

ACCESS

     The resort is located on the northeast coast of Puerto Rico, approximately 35 miles east of the Luis Munoz Marin International Airport. Access from San Juan and the Luis Munoz Marin International Airport to the resort is provided by Puerto Rico Highway 3, a four lane thoroughfare. The Luis Munoz Marin International Airport is currently served by approximately 30 United States and international airlines, including American Airlines, which uses San Juan as a hub for its intra-Caribbean service. Frequent, scheduled passenger air service connects Puerto Rico to the mainland United States, Europe and South America. Flying time is 3 1/4 hours to New York, 2 1/4 hours to Miami, 1 1/2 hours to Caracas and 8 hours to Europe. At present, according to the Official Airline Guide, a recognized travel industry source, there is daily non-stop service between San Juan and 17 United States cities, including, New York, Chicago, Dallas, Miami, Atlanta, Boston and numerous others. There is also regularly scheduled service between Puerto Rico and other Caribbean islands and major Latin American and European cities. El Conquistador believes that the abundance of non-stop flights to San Juan provides a major competitive advantage for resorts in Puerto Rico over those elsewhere in the Caribbean. However, airline service for Puerto Rico is wholly outside the control of El Conquistador and such service may change at any time.

CASINO CREDIT POLICY

     The resort's casino extends credit to qualified players who satisfy its credit review procedures. The procedures include external credit verification and internal management level approvals. Credit play at the resort has not been significant since its opening in November 1993 and credit losses have been immaterial. Gaming debts are enforceable in Puerto Rico and the majority of states in the United States. Those states that do not enforce gaming debts will nonetheless generally allow enforcement of a judgment obtained in a jurisdiction such as Puerto Rico. Due to the unenforceability generally of gaming debts in Latin America, procedures have been established to obtain promissory notes from most Latin American credit casino clients.

GOVERNMENT REGULATION AND LICENSING

     Puerto Rico legalized gambling by the adoption of Law No. 221 on May 15, 1948. The Office of the Commissioner of Financial Institutions of Puerto Rico is responsible for investigating and licensing casino owners and the Gaming Division of the Tourism Company of Puerto Rico regulates and supervises casino operations. A government inspector must be on-site whenever a casino is open. Among its responsibilities, the Gaming Division licenses all casino employees and enforces regulations relating to method of play and operation of the casino. The casino at the resort is subject to strict internal controls imposed by El Conquistador and the Hotel Operator over all facets of its operations, including the handling of cash and security measures. Each casino pays the government of Puerto Rico a casino franchise fee depending on total play or drop in the casino, which fee ranges from $50,000 to $200,000. Williams Hospitality was granted a casino franchise as an operator of the casino at the resort. Williams Hospitality operates the casino on behalf of El Conquistador as part of its management function at the resort. The resort pays an annual casino franchise fee of $150,000 in equal quarterly installments. Williams Hospitality is required to renew its casino franchise quarterly; and, unless a change of ownership of the franchisee has occurred or the gaming authorities have reason to believe that reinvestigation of the franchisee is necessary, renewal is generally automatic.

     The resort is also subject to various local laws and regulations affecting its business, including provisions relating to fire safety, sanitation, health and the sale of alcoholic beverages.

SEASONALITY

     Tourism in Puerto Rico is at its peak during the months of December through April. Most hotels, despite reducing their room rates during the off-season months, experience decreased occupancy and lower revenues. The resort expects that group business developed during the off-season and the shoulder-season will reduce the effect of seasonality on its operations.




     During the 3-month periods ended March 31, 1999 and 1998, the resort's occupancy ranged from 82.7% to 85.8% and 81.6% to 83.9%, respectively, with an average occupancy of 84.5% and
                                       26

83.0%, respectively. During the 12-monh periods ended December 31, 1998 and 1997, the resort's occupancy ranged from 46.5% to 86.9% and 54.7% to 88.2%, respectively, with an average occupancy of 72.3% and 73.3%, respectively. During the fiscal year (9 months) ended December 31, 1997, the resort's monthly occupancy ranged from 54.7% to 85.0% with an average occupancy of 69.3% compared to monthly occupancy ranging from 47.1% to 84.2% and an average occupancy of 67.6% for the 9-month period ended December 31, 1996. During the fiscal years ended March 31, 1997 and 1996, the resort's monthly occupancy ranged from 47.1% to 85.5% and 50.1% to 88.8%, respectively, with an average occupancy of 72.0% and 71.0%, respectively. The in-season average occupancy for December 1998 to April 1999 was 80.4% compared to 78.5%, 79.8% and 77.1% for the corresponding periods ending in April 1998, April 1997 and April 1996, respectively.


COMPETITION

     The hotel and casino business in the Caribbean region is highly competitive. The resort competes with other hotels and resorts on the island of Puerto Rico and on other Caribbean and Bahamian islands and in the southeastern United States, Hawaii and Mexico. The resort competes with such chains as Hyatt, Marriott, Hilton and Westin as well as numerous other hotel and resort chains and independent hotel and motel operators. Las Casitas Village competes with such chains as The Four Seasons Resorts and the Ritz Carlton. Some of these competing properties are owned or managed by hotel companies possessing substantially greater financial and marketing resources than those of El Conquistador and the Hotel Operator.

     El Conquistador believes that Puerto Rico offers many advantages over geographical areas in which competing properties are located. Unlike most other Caribbean islands, Puerto Rico is served by many direct air flights from the continental United States and has a highly developed economy and a well-educated population. Moreover, Puerto Rico is a Commonwealth of the United States, freeing mainland visitors from concerns about foreign currencies or customs and immigration laws. Unlike resort areas in the southeastern United States, Puerto Rico enjoys a mild subtropical climate throughout the year and offers legalized gambling.


     The resort hotels in Puerto Rico that most directly compete with the resort are the Hyatt Regency Cerromar Beach Resort & Casino with, according to the Official Hotel Guide, 506 rooms, the Hyatt Dorado Beach Resort & Casino with, according to the Official Hotel Guide, 298 rooms, and the Westin Rio Mar Beach Resort & Country Club, which is also located in the northeastern section of Puerto Rico with, according to the Official Hotel Guide, 600 rooms. All of these other resort hotels offer services, meeting space and recreational facilities comparable to those offered by the resort. The Caribe Hilton Hotel located in San Juan, Puerto Rico has recently closed for significant renovation and expansion to position it to compete with the resort for group business. All of these hotels are beach and, with the exception of the Caribe Hilton Hotel, golf resorts and have an experienced hotel operator that has available to it major hotel chain resources. The resort competes with the foregoing resort hotels, as well as those in other destination resort locations, on the basis of price, service, the extent and quality of facilities, ease of access, and its ability to promote the resort to travel agents, meeting planners and directly to the public. In this regard, El Conquistador expects to benefit from the marketing programs and reservation services of Wyndham Management and Grand Bay.


EMPLOYEES

     Approximately 1,490 persons are employed at the resort, of whom 120 are casino employees. None of the employees at the resort is represented by a labor union. The number of persons employed at the resort varies from season to season and is at its highest during the high season of December through April when occupancy is at its highest. Under the management agreement, all of the persons employed at the resort will become employees of the Hotel Operator, not El Conquistador. El Conquistador will continue to bear all costs with respect to employees at the resort. Such costs are considered reimbursable expenses and are in addition to the management
                                       27
fees paid to the Hotel Operator. El Conquistador considers the current relationships between the resort and its employees to be satisfactory.

PROPERTY


     The resort is situated on approximately 220 acres of land in Fajardo, Puerto Rico. Additionally, an affiliate of El Conquistador owns approximately 42 additional acres of land in the vicinity of the resort which has various uses including employee parking facilities for the resort. The following table sets forth the material properties which constitute the resort as of the date hereof. El Conquistador believes that the properties listed in the following table are in good repair and are adequate for their respective purposes. El Conquistador owns substantially all of the machinery, equipment, furnishings, goods and fixtures used in its business, all of which are well maintained and satisfactory for the purposes intended. El Conquistador believes that its properties are adequately covered by insurance.


                                                             APPROXIMATE
LOCATION                             PRINCIPAL USE               SIZE             INTEREST      ENCUMBRANCES
------------------------------   ---------------------    ------------------    ------------    ------------

Fajardo, PR...................     Hotel and casino       854,000 sq. ft.(1)     Fee simple     $105,200,000(2)
Palominos Island
  Fajardo, PR.................   Beach and watersports         90 acres         Leasehold(3)    $  2,000,000(4)

------------


(1) The approximate size represents the square footage size of the structures, which constitute the resort. The resort includes 751 guest rooms.



(2) Assuming completion of this offering, will be subject to a first mortgage lien securing a mortgage note in the principal amount of $105,200,000 securing the bonds. There will not be a second mortgage on the property during the term of the bonds.



(3) Leased by El Conquistador pursuant to a Deed of Lease dated December 15, 1990. The term of the Deed of Lease is for 32 years, expiring November 30, 2022, with two options to extend the term for additional five-year periods. Annual rent for Palominos Island was $210,000 for the 12-month period ended November 30, 1998, which annual rent increases $30,000 every five years thereafter commencing December 1, 2002, including during extensions of the original term.


(4) Assuming completion of this offering, the Deed of Lease will be subject to a first leasehold mortgage lien securing a mortgage note in the principal amount of $2,000,000 securing the bonds.

MANAGEMENT AND MARKETING OF THE RESORT AND LAS CASITAS VILLAGE


     El Conquistador was a party to a management agreement with Williams Hospitality which was terminated effective December 31, 1998. The previous management agreement required El Conquistador to pay to Williams Hospitality a base management fee equal to 3.5% of the resort's and Las Casitas Village's gross revenues and an incentive management fee equal to 10% of the resort's and Las Casitas Village's gross operating profit. Gross operating profit means income after deduction of the base management fee and before insurance, interest and rent expenses, depreciation and amortization, and payment of property taxes. Payment of the incentive management fees are subordinate to all obligations of El Conquistador to third parties as well as certain obligations to its partners. To date, payment of all incentive management fees has been deferred. Prior to the acquisition of Williams Hospitality by Wyndham, Williams Hospitality's sole business was primarily to manage three hotels in Puerto Rico: the resort, the El San Juan Hotel & Casino and the Condado Plaza Hotel & Casino. Following Wyndham's acquisition of Williams Hospitality during 1998, the employees of Williams Hospitality became employees of Wyndham and in many cases their responsibilities have increased to include other properties operated by Wyndham.


     The following table sets forth the basic management fees paid and the incentive management fees earned by Williams Hospitality during the periods set forth. Such fees do not include amounts Williams Hospitality was reimbursed for certain administrative expenses incurred in connection with its management of the resort and Las Casitas Village which are set forth separately in the following table.


                                                                                                        REIMBURSED
                                                                                           TOTAL      ADMINISTRATIVE
                                                                BASIC       INCENTIVE       FEES       EXPENSES OF
                                                              MANAGEMENT   MANAGEMENT     PAID AND       WILLIAMS
                                                              FEES PAID    FEES EARNED     EARNED      HOSPITALITY
                                                              ----------   -----------   ----------   --------------

12-month period ended December 31, 1998...................... $3,596,000   $2,986,000    $6,582,000     $1,800,000
12-month period ended December 31, 1997......................  3,360,000    2,336,000     5,696,000      3,286,000

Fiscal year ended March 31, 1997............................. $3,305,000   $2,376,000    $5,681,000     $3,258,000
Fiscal year ended March 31, 1996.............................  3,170,000    2,224,000     5,395,000      2,728,000

Fiscal year (9 months) ended December 31, 1997............... $2,125,000   $  860,000    $2,985,000     $2,497,000
9-month period ended December 31, 1996.......................  2,071,000      899,000     2,970,000      2,082,000


     El Conquistador has entered into an amended and restated management agreement with Williams Hospitality for the management and marketing of the resort and Las Casitas Village. The management agreement became effective January 1, 1999 and expires in January 2014. Simultaneously, Williams Hospitality entered into an agreement with Wyndham Management with respect to the management of the resort and Las Casitas Village and the marketing of the resort as a Wyndham Resort'r'. The term of the agreement between Williams Hospitality and Wyndham Management coincides with the term of the management agreement between El Conquistador and Williams Hospitality. El Conquistador structured the new management arrangements to keep Williams Hospitality involved to ensure employees were able to preserve their 401(k) plans. Williams Hospitality will continue to provide administrative services with respect to employees of the resort. It is intended that all employees of the resort become employees of Williams Hospitality in the future. Williams Hospitality also entered into a marketing agreement with Grand Bay with respect to the marketing of Las Casitas Village as a Grand Bay'r' hotel. The agreement between Williams Hospitality and Grand Bay is for a term of one year and is renewable on a yearly basis if both Williams Hospitality and Grand Bay consent to such renewal.

     Under the management agreement, El Conquistador is required to pay to Williams Hospitality a base management fee of 2.5% of the gross revenues of the resort and 3.0% of the gross room revenues of Las Casitas Village. El Conquistador is also required to pay a trade name fee of 0.5% of gross room revenues of the resort, and marketing fees of 1.5% of gross room revenues of the resort and 1.0% of the gross room revenues of Las Casitas Village. In addition, El Conquistador is solely responsible for all of the expenses incurred by the Hotel Operator in connection with managing and operating the resort and Las Casitas Village and is solely responsible for its allocable share of the cost of the Hotel Operator's national sales office efforts.

     The fees payable under the management agreement differ from those under the old management agreement as follows:

      the base management fee was reduced from 3.5% to 2.5% of gross revenues of the resort the base management fee was reduced from 3.5% to 3.0% of gross room revenues of Las Casitas Village the 10.0% incentive fee under the previous agreement was eliminated there is a new trade name fee of 0.5% of gross room revenues of the resort there are new marketing fees of 1.5% of gross room revenues of the resort and 1.0% of gross room revenues of Las Casitas Village


     The following table sets forth the fees paid to Williams Hospitality during the quarter ended March 31, 1999 and the fees that would have been payable to Williams Hospitality for the other periods shown if the management agreement had been in effect during such periods.

                                                                                             1.0%
                                                    3.0% BASE       0.5%                   MARKETING
                                     2.5% BASE     MANAGEMENT      TRADE        1.5%        FEE FOR
                                     MANAGEMENT      FEE FOR        NAME      MARKETING       LAS         TOTAL
                                        FEE        LAS CASITAS      FEE          FEE        CASITAS        FEES
                                     ----------    -----------    --------    ---------    ---------    ----------
3-month period ended March 31,
  1999............................   $ 966,646      $  98,041     $ 93,314    $ 279,942     $32,753     $1,470,696
12-month period ended December 31,
  1998 (pro forma)................   2,509,230        235,116      211,453      634,359      78,372      3,658,531

Fiscal year (9 months) ended
  December 31, 1997 (pro forma)...   1,487,553        140,463      125,648      376,944      46,821      2,177,430


     The management agreement provides that Williams Hospitality has exclusive supervision, control and discretion in the management, maintenance and operation of the resort and limited management responsibilities with respect to Las Casitas Village. The Hotel Operator has sole responsibility and total discretion on all matters with respect to the employees of the resort and in the future all such employees will become employees of the Hotel Operator or its affiliates, and will not be employed by El Conquistador. All leases and concession agreements relating to the resort require the approval of each of the Hotel Operator and El Conquistador. The Hotel Operator is responsible for providing repairs to and maintenance of the resort at certain quality levels, the payment for which is reimbursed by El Conquistador. The Hotel Operator will notify El Conquistador of the need for all capital improvements of the resort. However, completion of such capital improvements is the responsibility of El Conquistador. The Hotel Operator may use its affiliates to furnish goods or services to the resort, but the terms of such arrangements must be no less favorable than those reasonably obtainable from an unrelated party.

     The Hotel Operator's business strategy is to maximize the economic potential of the resort and Las Casitas Village. The Hotel Operator is constantly seeking new ways to reduce operating costs as well as upgrade or add amenities to the resort and Las Casitas Village to enhance the overall experience of its guests. One new restaurant and five new retail shops were recently opened at the resort. Additionally, the resort has been enhanced by a Golden Door'r' spa which opened in December 1998.


     El Conquistador believes that the resort will benefit significantly from the use of the Wyndham Resorts'r' and Grand Bay'r' trade names in the marketing of the resort and Las Casitas Village. The Hotel Operator promotes the multiple products of Wyndham under a series of unified marketing programs and a proprietary reservation system. As a result, Wyndham hotels enjoy a large market presence significant enough to yield cost savings by centralizing functions such as sales, marketing, reservations and advertising. According to industry studies, the Wyndham Resorts'r' brand was the top performing upper upscale hotel brand with respect to revenue per available room growth of 37.5% in the second quarter of 1998 versus the second quarter of 1997. With respect to the luxury Grand Bay'r' hotels, the Hotel Operator's aim is to consistently deliver excellent and personalized service and 'seek opportunities to create memories.' To better position the Grand Bay'r' brand and to develop a unified luxury concept and brand, the Hotel Operator developed and is currently implementing a unified marketing program designed to position this brand as a collection of distinctive, luxury hotels and resorts competing with other high-end products.


     The Hotel Operator initiated a multi-million dollar advertising campaign during January 1999. The advertising campaign predominately features the resort as the flagship of the Wyndham Resorts'r'. The resort's portion of the cost of the advertising campaign will be funded by the marketing fees paid by El Conquistador to the Hotel Operator. The Hotel Operator expects that the advertising campaign will increase the exposure and awareness of the resort and its amenities and, as a result, will increase the occupancy rate and revenues of the resort. We cannot promise, however, that the advertising campaign will be a success with respect to either Wyndham Resorts'r' as a whole or the resort specifically.

     The advertising campaign features other Wyndham Resorts'r' that compete directly or indirectly with the resort such as the Wyndham Aruba Beach Resort & Casino in Palm Beach, Aruba, the Wyndham Rose Hall Golf & Beach Resort in Montego Bay, Jamaica, the El San Juan Hotel & Casino in San Juan, Puerto Rico and the Buena Vista Palace in Orlando, Florida. We cannot promise that the advertising campaign will not result in a loss of resort guests to other Wyndham Resorts'r' hotels.


     Effective January 1, 1999, Las Casitas Village was branded as a Grand Bay'r' hotel and, like other Grand Bay'r' hotels, is marketed to the upper upscale traveler. All Grand Bay'r' hotels intend to install Golden Door'r' spas on the hotel premises. An aggressive marketing campaign for Grand Bay'r' hotels was launched in early 1999 promoting Las Casitas Village as well as other Grand Bay'r' hotels such as the Grand Bay Hotel in Miami, Florida, the Peaks in Telluride, Colorado, the Boulders in Boulder, Colorado, the Grand Bay Hotel in Scottsdale, Arizona and La Paloma in Tucson, Arizona. This campaign will be part of Wyndham's strategy to consolidate the marketing of the properties acquired by Patriot/Wyndham during the past two years and enhance the Grand Bay'r' brand. The Las Casitas Village portion of the campaign will be funded by the marketing fees paid to the Hotel Operator with respect to Las Casitas Village.


     The resort and Las Casitas Village will now have available the resources of the extensive sales and marketing networks of Wyndham Resorts'r' and Grand Bay'r'. Prior to 1998, the resort and Las Casitas Village had an in-house marketing staff of approximately 8 employees, a U.S. mainland exclusive marketing service with 40 employees located primarily in Miami, Florida and New York, New York and sales agents in South America and Europe.

     El Conquistador has agreed to indemnify and hold harmless the Hotel Operator and its shareholders and affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liabilities relating to the operation of the resort and Las Casitas Village except for the gross negligence or willful misconduct of the Hotel Operator's executive employees.

GOLDEN DOOR'r' SPA

     The Hotel Operator has determined that each Grand Bay'r' hotel will contain a Golden Door'r' spa. A Golden Door'r' spa was opened at the resort in December 1998. The spa is marketed as an amenity to Las Casitas Village but is also available to all guests of the resort. El Conquistador owns the spa and the Hotel Operator manages and markets the spa. The cost of construction of the spa was approximately $4.9 million, which cost was borne by El Conquistador. El Conquistador will pay Grand Bay a management fee of 6% of the gross revenues of the spa and an incentive fee of 25% of the operating income of the spa.

LAS CASITAS VILLAGE ARRANGEMENTS


     El Conquistador has entered into separate, year-to-year agreements with the owners of almost all of the condominium units of Las Casitas Village with respect to the management and marketing of the condominium units. El Conquistador has full discretion in fixing room rates for each unit in Las Casitas Village. Each unit must be made available to El Conquistador for at least 11 months per calendar year and 23 of 25 weeks during the resort's high season. Additionally, the owner of each condominium must maintain the unit, including its furnishings and equipment, at a par with quality standards established for the resort. El Conquistador receives 50% of the net rental income of each condominium unit, which is equal to the gross rental income of each condominium unit less certain administrative, marketing, maintenance, operational and other costs associated with the condominium units individually and Las Casitas Village as a whole. During the 3-month periods ended March 31, 1999 and 1998, El Conquistador's net revenue from the operations of Las Casitas Village was approximately $958,000 and $1,115,000, respectively. During the 12-month period ended December 31, 1998 and the fiscal year (9 months) ended December 31, 1997, El Conquistador's net revenue from the operation of Las Casitas Village was approximately $2,065,000 and $1,083,000, respectively. None of the unit owners is an affiliate of El Conquistador.

We cannot promise that the arrangements with each individual unit owner will be renewed in the future. However, El Conquistador believes that the condominium units will continue to generally be made available to it based on the tax incentives available to the owners of such units from such arrangements.

     The condominium units were developed and sold by Las Casitas Development Company I, S en C (S.E.), which is owned 50% by WKA El Con Associates and 50% by an unaffiliated third party. At the time of such development and sale, WKA El Con owned 50% of El Conquistador.

FURTHER DEVELOPMENT OF LAS CASITAS VILLAGE

     Immediately prior to the issuance of the bonds, El Conquistador will make a distribution of approximately 15 acres of vacant land located within its main parcel and adjacent to Las Casitas Village to a newly-formed affiliated entity. As part of the corporate restructuring for this offering, the common stock of the new entity will be issued to WHG El Con Corp. and Conquistador Holding, Inc. It is contemplated that this land will be developed for an expansion of Las Casitas Village. El Conquistador anticipates entering into management and marketing arrangements with the owners of the new development similar to the arrangements with the owners of Las Casitas Village.

AVAILABLE INFORMATION

     El Conquistador has filed a registration statement on Form S-11 under the Securities Act of 1933 with the SEC with respect to this offering of the undivided interests in the loan agreement between AFICA and El Conquistador relating to the bonds. This official statement and prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement, including the exhibits and schedules thereto, for further information with respect to the bonds. Summaries and other statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is hereby made to the copy of the document included in this official statement and prospectus or filed as an exhibit to the registration statement.

     The registration statement and the exhibits and schedules thereto can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC, Chicago, IL and New York, NY. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

     Following consummation of this offering, El Conquistador will be subject to the informational reporting requirements of the Securities Exchange Act of 1934 during the current fiscal year by reason of the public offering and the issuance of the bonds. In accordance with the Exchange Act, El Conquistador will file with the SEC the reports and other information required to be filed under the Exchange Act. El Conquistador anticipates, however, that it will not be subject to the reporting requirements of the Exchange Act in future fiscal years pursuant to Section 15(d) of the Exchange Act; however, El Conquistador will continue to file copies of its annual reports and certain other information, documents and reports specified in Rule 15c2-12 promulgated under the Exchange Act so long as the bonds are outstanding.

                          EL CONQUISTADOR PARTNERSHIP

     El Conquistador is a Delaware limited partnership organized on January 16, 1990 under the Delaware Revised Uniform Limited Partnership Act. El Conquistador has elected special partnership treatment under the laws of Puerto Rico. El Conquistador's mailing address in Puerto Rico is 1000 El Conquistador Avenue, Fajardo, Puerto Rico 00738. El Conquistador's registered office in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     The general partners and limited partners of El Conquistador are WKA El Con Associates, a New York general partnership, and Conquistador Holding, Inc., a Delaware corporation. Each of WKA El Con and Conquistador Holding owns a 35% limited partnership interest and a 15% general partnership interest in El Conquistador. WKA El Con is the managing general partner of El Conquistador. Conquistador Holding is a general partner of El Conquistador and under the partnership agreement it has the authority to make major decisions on behalf of El Conquistador without the consent of WKA El Con. As of the date of issuance of the bonds, El Conquistador will be governed by an amended and restated agreement of limited partnership.


     Immediately prior to the issuance of the bonds:

     (1) WKA El Con will be dissolved;

     (2) WKA El Con's general partnership interest in El Conquistador will be distributed to Conquistador Holding and converted to a limited partnership interest;

     (3) a portion of WKA El Con's limited partnership interest in El Conquistador representing an 11.73% ownership interest in El Conquistador will be distributed to Conquistador Holding;

     (4) a portion of WKA El Con's limited partnership interest in El Conquistador representing a 23.27% ownership interest in El Conquistador will be distributed to WHG El Con Corp.;

     (5) Conquistador Holding will transfer its general and limited partnership interests in El Conquistador to Conquistador Holding (SPE), Inc., its newly-formed, wholly-owned, single-purpose subsidiary; and

     (6) Conquistador Holding (SPE) will become the sole general partner of El Conquistador at the time of the transfer referred to in (5) above.

     After the restructuring discussed above:

      WHG El Con Corp. will own a 23.27% limited partnership interest in El Conquistador

      Conquistador Holding (SPE) will own a 61.73% limited partnership interest in El Conquistador

      Conquistador Holding (SPE) will own a 15% general partnership interest in El Conquistador

      Conquistador Holding (SPE) will be the sole general partner of El Conquistador

     In connection with this offering, the term of El Conquistador will be extended and continue until March 31, 2035, provided that El Conquistador may be dissolved prior to such date upon (1) mutual agreement of all the partners of El Conquistador; (2) the sale or abandonment of all or substantially all of the resort; or (3) the bankruptcy of the general partner unless the remaining partners agree in writing to continue the business of El Conquistador and to replace the bankrupt general partner.

     No regular meetings of the partners of El Conquistador are required under the El Conquistador partnership agreement. However, the partners meet once per year to review and approve the forthcoming year's budget for the resort as prepared and presented by the Hotel Operator. The partners also meet from time-to-time as required to discuss various matters pertaining to El Conquistador.

     In 1990, WHG Resorts & Casinos Inc., together with certain other individuals, caused the formation of WKA El Con. El Conquistador was formed by WKA El Con and Kumagai Caribbean, Inc., a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, for the purpose of acquiring and renovating the hotel and casino property now known as the resort. El Conquistador was originally owned 50% by WKA El Con and 50% by Kumagai Caribbean. The resort was originally built as a 388 room hotel in 1962. In January 1990, Williams Hospitality entered into an agreement with El Conquistador for the management of the resort. The resort was substantially renovated and expanded during 1991 and 1992 with Kumagai Caribbean acting as construction manager and rendering technical development services during the construction phase and Williams Hospitality rendering management services in preparation of opening of the resort. The resort opened for business in November 1993.

     In April 1993, WKA El Con became a limited partner in Las Casitas Development Company I, S en C (S.E.) which acquired certain land from El Conquistador for the purpose of developing and selling approximately 90 condominiums known as Las Casitas Village. The project was substantially completed in or about January 1995. Las Casitas Development is an affiliate of El Conquistador. However, Las Casitas Development currently conducts no business and it will not conduct any further business in the future.


     On January 16, 1998, WHG Resorts & Casinos Inc. was acquired by a wholly-owned subsidiary of Wyndham. Williams Hospitality was owned by WHG Resorts and certain other individuals. Wyndham acquired WHG Resort's interest in Williams Hospitality concurrently with its acquisition of WHG Resorts.



     On March 31, 1998, Patriot acquired the interests of certain of the other individual owners in WKA El Con and Kumagai Caribbean in El Conquistador. Simultaneously, Wyndham acquired the remaining interests in Williams Hospitality. On July 13, 1998, Patriot acquired the balance of the other individual owner's interests in WKA El Con. Subsequently, Patriot transferred its ownership interest in WKA El Con and El Conquistador to Conquistador Holding. WKA El Con is currently beneficially owned 46.54% by Wyndham and 53.46% by Conquistador Holding. Patriot beneficially owns approximately 77% of El Conquistador by reason of its 99% equity ownership interest in Conquistador Holding. Wyndham beneficially owns approximately 23% of El Conquistador by reason of its equity ownership in WKA El Con. Williams Hospitality is wholly owned by Wyndham.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


     El Conquistador's partnership interests are currently comprised of 30% general partnership interests and 70% limited partnership interests. The beneficial ownership of El Conquistador as of April 30, 1999 is set forth below:


          NAME AND ADDRESS                         AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP              PERCENT OF CLASS
-------------------------------------    ----------------------------------------    ----------------
WKA El Con Associates                    50.00% General Partnership Interest (1)          50.00%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
Conquistador Holding, Inc.               76.73% General Partnership Interest (2)          76.73%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
WKA El Con Associates                    50.00% Limited Partnership Interest (3)          50.00%
  1000 El Conquistador Avenue
  Fajardo, PR 00738
Conquistador Holding, Inc.               76.73% Limited Partnership Interest (4)          76.73%
  1000 El Conquistador Avenue
  Fajardo, PR 00738

------------


(1) WKA El Con directly owns 50% of the general partnership interests of El Conquistador which is equal to 15% of the total partnership interests of El Conquistador. WKA El Con is 46.54% indirectly owned by Wyndham and 53.46% owned by Conquistador Holding.



(2) Conquistador Holding directly owns 50% of the general partnership interests of El Conquistador and indirectly owns 26.73% of the general partnership interests of El Conquistador by reason of its 53.46% ownership of WKA El Con, resulting in direct and indirect ownership of 76.73% of the general partnership interests in El Conquistador which is equal to 23.02% of the total partnership interests of El Conquistador. Wyndham International Operating Partnership, L.P. owns 100% of the Class A voting stock of Conquistador Holding, which represents 1% of the equity of Conquistador Holding, and Patriot owns 100% of the Class B non-voting stock of Conquistador Holding, which represents 99% of the equity of Conquistador Holding. Wyndham owns an 80% limited partnership interest and 1% general partnership interest in Wyndham International Operating Partnership, L.P.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) WKA El Con directly owns 50% of the limited partnership interests of El Conquistador which is equal to 35% of the total partnership interests of El Conquistador.

(4) Conquistador Holding directly owns 50% of the limited partnership interests of El Conquistador and indirectly owns 26.73% of the limited partnership interests of El Conquistador by reason of its 53.46% ownership of WKA El Con, resulting in direct and indirect ownership of 76.73% of the limited partnership interests in El Conquistador which is equal to 53.71% of the total partnership interests of El Conquistador.


     Patriot/Wyndham owns substantially all of El Conquistador by reason of its beneficial ownership of WKA El Con and Conquistador Holding. Patriot beneficially owns approximately 77% of El Conquistador. Wyndham owns approximately 23% of El Conquistador.


     As of the date of this official statement and prospectus, the ownership structure of El Conquistador is as follows:


                           [GRAPHIC OMITTED]


     Prior to consummation of this offering, the partners of El Conquistador will enter into an amended and restated partnership agreement which will:

     (1) restrict El Conquistador's activities to the ownership and operation of the resort;

     (2) prohibit El Conquistador from acquiring any other property which will not become part of the resort;

     (3) prohibit the incurrence of obligations not related to the resort; and

     (4) limit El Conquistador's ability to file bankruptcy.

     Conquistador Holding (SPE), Inc., the newly-formed, single-purpose entity which will become the sole general partner of El Conquistador immediately prior to consummation of this offering, will be similarly restricted. Additionally, Conquistador Holding (SPE), Inc. will be required to have two independent directors whose approval will be required for it or El Conquistador to file bankruptcy.


     Concurrently with the offering of the bonds, Conquistador Holding, Inc. will borrow $15,000,000 from the Government Development Bank for Puerto Rico which will be collateralized by, among other things, the indirect ownership interests of Patriot/Wyndham in El Conquistador. See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition' for a description of this transaction. Currently, the outstanding shares of common stock of Patriot are 'paired' with the outstanding shares of common stock of Wyndham so that they are transferable and tradable only in combination as units, each unit consisting of one share of Patriot common stock and one share of Wyndham common stock.


     Patriot, through its wholly-owned subsidiaries PAH GP, Inc. and PAH LP, Inc., is the sole general partner of Patriot American Hospitality Partnership, L.P. In addition, Patriot is the holder of a 88.0% economic interest in the Patriot Partnership as of March 29, 1999. The Patriot Partnership was formed in connection with the initial public offering on October 2, 1995 of Patriot's predecessor. Patriot's predecessor contributed its assets to the Patriot Partnership in exchange for units of limited partnership interests of the Patriot Partnership.


     Wyndham was the holder of an 86.8% economic interest in Wyndham Hospitality Operating Partnership, L.P. (formerly known as Patriot American Hospitality Operating Partnership, L.P.) as of March 29, 1999.



     As of May 6, 1999, there were outstanding: 239,838,771 paired shares of Patriot/Wyndham common stock; 4,860,876 shares of series A preferred stock of Patriot and 558,656 shares of series B preferred stock of Patriot; 1,781,173 shares of series A preferred stock of Wyndham; 1,781,181 shares of series B preferred stock of Wyndham; 7,717,601 options to purchase a like number of paired shares of Patriot/Wyndham; 655,892 preferred A partnership units of Wyndham; 1,324,804 preferred B paired partnership units; and 586,814 preferred C partnership units of Wyndham.



     The beneficial ownership of the executive officers of El Conquistador in paired shares of Patriot/Wyndham as of May 6, 1999 is set forth below:



   NAME OF                                                                     AMOUNT AND NATURE OF       PERCENT
BENEFICIAL OWNER                                                               BENEFICIAL OWNERSHIP     OF CLASS(1)
---------------------------------------------------------------------------   ----------------------    -----------
Karim Alibhai..............................................................          5,347,240(2)          2.18%
Karim Alibhai..............................................................            171,200(3)**      4.81%**
James D. Carreker..........................................................          2,028,661(4)          *
Stanley M. Koonce, Jr......................................................            613,438(5)          *
William W. Evans, III......................................................            773,637(6)          *
Thomas W. Lattin...........................................................            386,663(7)          *
Lawrence S. Jones..........................................................             15,711(8)          *
Carla S. Moreland..........................................................             70,879(9)          *
Brian R. Gamache...........................................................              9,810(10)         *
Executive officers and directors as a group (8 persons)....................          9,417,239(11)         3.90%


------------

 * Less than 1%.


** Wyndham series A preferred stock and Wyndham series B preferred stock.


 (1) Assumes that all partnership units and shares of preferred stock of Patriot held by each person are redeemed for a paired share of Patriot/Wyndham. The total number of shares outstanding in calculating the percentage assumes that none of the partnership units or shares of preferred stock of Patriot held by other persons are redeemed for paired shares of Patriot/Wyndham. Also assumes that all vested options to purchase paired shares of Patriot/Wyndham are exercised. The total number of shares outstanding used in calculating the percentage assumes that no other vested or unvested options held by other persons are exercised.

 (2) Includes options to purchase 300,531 paired shares of Patriot/Wyndham issued to Mr. Alibhai, all of which are currently exercisable. The number of shares beneficially held by Mr. Alibhai includes an aggregate of 441,059 partnership units beneficially owned by Gencom Interest, Inc.,

                                              (footnotes continued on next page)

(footnotes continued from previous page) a family corporation for which he serves as Vice President and of which he owns 30% of the outstanding capital stock. Mr. Alibhai disclaims beneficial ownership of the partnership units referred to above, except to the extent of his 30% ownership interest in such corporation.


 (3) Shares of Wyndham series A preferred stock and shares of Wyndham series B preferred stock.


 (4) Includes options to purchase 78,088 paired shares of Patriot/Wyndham issued to Mr. Carreker, all of which are currently exercisable.

 (5) Includes options to purchase 33,303 paired shares of Patriot/Wyndham issued to Mr. Koonce, all of which are currently exercisable.

 (6) Includes options to purchase 601,074 paired shares of Patriot/Wyndham issued to Mr. Evans, all of which are currently exercisable.


 (7) Includes options to purchase 185,392 paired shares of Patriot/Wyndham issued to Mr. Lattin, all of which are currently exercisable.


 (8) Includes options to purchase 6,011 paired shares of Patriot/Wyndham issued to Mr. Jones, all of which are currently exercisable.

 (9) Includes options to purchase 56,788 paired shares of Patriot/Wyndham issued to Ms. Moreland, all of which are currently exercisable.

(10) Includes options to purchase 620 paired shares of Patriot/Wyndham issued to Mr. Gamache, all of which are currently exercisable.


(11) Includes options to purchase 1,261,807 paired shares of Patriot/Wyndham, an aggregate of 441,059 partnership units and an aggregate of 171,200 shares of Wyndham series A preferred stock and Wyndham series B preferred stock.


                   MANAGEMENT OF EL CONQUISTADOR PARTNERSHIP

EXECUTIVE OFFICERS OF EL CONQUISTADOR

     The following table sets forth the names, ages and principal occupations of each of El Conquistador's executive officers and the year in which each was elected an officer.


NAME                                        AGE   TITLE                                     OFFICER SINCE
-----------------------------------------   ---   ----------------------------------------- -------------

James D. Carreker........................   51    Chief Executive Officer                        1998
Brian R. Gamache.........................   42    President                                      1995
Lawrence S. Jones........................   53    Executive Vice President and Treasurer         1998
Karim Alibhai............................   35    Executive Vice President                       1998
William W. Evans, III....................   47    Executive Vice President                       1998
Stanley M. Koonce, Jr....................   50    Executive Vice President                       1998
Thomas W. Lattin.........................   54    Executive Vice President and Director          1998
Carla S. Moreland........................   39    Secretary                                      1998



     JAMES D. CARREKER has served as the Chief Executive Officer of El Conquistador since 1998. In February 1999, Mr. Carreker was named Chief Executive Officer of Patriot. Mr. Carreker also has served as the Chairman of the Board of Directors and Chief Executive Officer of Wyndham as well as a director of Patriot since January 1998. He has also served as the Chief Executive Officer and as a director of Conquistador Holding since 1998. Prior to January 1998, he had served as President and Chief Executive Officer and as a director of Wyndham Hotel Corporation, the predecessor corporation to Wyndham. He also served as Chief Executive Officer of Trammell Crow Company, a national real estate company, from August 1994 to December 1995. Earlier in his career, Mr. Carreker was President of Burdines, the Miami based division of Federated Department Stores, and Senior Vice President and Chief Financial Officer of Sanger Harris. Mr. Carreker currently serves as a director of Trammel Crow Company and of Carreker-Antinori, Inc., a computer service company that completed its initial public offering in May 1998. Mr. Carreker is 51 years old. Mr. Carreker holds a B.S. and a Master of Business Administration from Oklahoma State University.

     BRIAN R. GAMACHE became the President of El Conquistador and Conquistador Holding in 1998. Mr. Gamache was President of the resort from May 1995 until November 1997. He was also President and Chief Operating Officer of WHG Resorts & Casino Inc. from April 1997 until January 1998. Mr. Gamache has been President of Williams Hospitality since March 1996 and he was Chief Operating Officer of Williams Hospitality from March 1996 until January 1998. Prior to such time, Mr. Gamache served as the Vice President -- Sales and Marketing of Williams Hospitality from September 1990 until May 1995. Prior to joining Williams Hospitality, Mr. Gamache held various positions for Hyatt Hotels Corp. from 1983 until 1990, including Corporate Director of Sales and Marketing -- Resorts from 1987 until 1990 and he held various positions at Marriott Hotels Corporation from 1980 until 1983, including Director of Sales at the Marriott Camelback Resort and Country Club in Scottsdale, Arizona. Mr. Gamache is 42 years old.


     LAWRENCE S. JONES became the Executive Vice President and Treasurer of El Conquistador and Conquistador Holding in 1998. Mr. Jones also became the Executive Vice President and Treasurer of each of Patriot and Wyndham in March 1998. Prior to such time, Mr. Jones joined Coopers & Lybrand in 1972 and continued there as a partner until March 1998 where he served as Chairman of the firm's REIT industry practice. Mr. Jones is 53 years old. Mr. Jones holds a B.S. from the University of California, Berkeley and an M.S. from UCLA. Mr. Jones is a certified public accountant.



     KARIM ALIBHAI became an Executive Vice President of El Conquistador and Conquistador Holding in 1998. Mr. Alibhai has been the President and the Chief Operating Officer and a director of Wyndham since October 1997. For the prior 11 years, Mr. Alibhai was a principal of the Gencom Group, an affiliated group of companies that acquired, developed, renovated, leased and managed hotel properties in the United States and Canada through Gencom American Hospitality. Prior to October 1997, Mr. Alibhai was the President and Chief Executive Officer of the Gencom Group. Mr. Alibhai is 35 years old. He holds a B.A. from Rice University.



     WILLIAM W. EVANS, III became an Executive Vice President of El Conquistador and Conquistador Holding in 1998. Mr. Evans also serves as Executive Vice President of Wyndham and President and Chief Operating Officer of Patriot since 1998. Mr. Evans has been an executive officer of each of Patriot and Wyndham since March 1997, and a director since July 1997. Previously, Mr. Evans was a Managing Director in PaineWebber's Real Estate Group with responsibility principally for the organization and structuring of principal transactions. He joined PaineWebber as a result of the firm's acquisition of Kidder, Peabody & Co. Incorporated in December 1994. Prior to joining Kidder, Peabody in 1992, Mr. Evans was a First Vice President and head of the Real Estate Financing Division of Swiss Bank Corporation. Mr. Evans is 47 years old. Mr. Evans is a graduate of the University of Virginia.



     STANLEY M. KOONCE, JR. became an Executive Vice President of El Conquistador and Conquistador Holding in 1998. Mr. Koonce also has been the Executive Vice President -- Marketing and Strategic Planning of Wyndham since January 1998. Prior to such time, he served as Executive Vice
President -- Marketing, Planning and Technical Services of Wyndham Hotel Corporation, the predecessor to Wyndham, since October 1994, was elected a director of Wyndham Hotel Corporation in January 1997 and served as Senior Vice President of Sales and Marketing of Wyndham Hotel Corporation from October 1989 until October 1994. Mr. Koonce served as President of CUC Travel Services, a division of CUC International, in Stamford, Connecticut from 1986 to 1989, as Vice President of the Marketing Department with American Express from 1979 to 1986 and as a Director of Finance and Planning for American Airlines from 1976 to 1979. Mr. Koonce is 50 years old. Mr. Koonce holds a B.S. in Mathematics and an M.B.A. from the University of North Carolina.



     THOMAS W. LATTIN became an Executive Vice President of El Conquistador and Executive Vice President and a director of Conquistador Holding in 1998. Mr. Lattin also has been an Executive Vice President of Wyndham Hotel Corporation, the predecessor corporation to Wyndham, since October 1997. Prior to such time, he became President and Chief Operating Officer of the predecessor of Patriot in April 1995 and continues in such capacity for Patriot American Hospitality Operating Company. From 1987 through 1994, he served as the National

Partner of the hospitality industry consulting practice of Laventhol & Horwarth and subsequently as a partner in the national hospitality consulting group of Coopers & Lybrand L.L.P. In 1994, he joined the Hospitality Group of Kidder, Peabody & Co. Incorporated as a Senior Vice President and later served as a Senior Vice President with PaineWebber Incorporated. Mr. Lattin is 54 years old. Mr. Lattin holds a B.S. and an M.S. in Hotel Management from the Cornell School of Hotel Administration. He is a certified public accountant.


     CARLA S. MORELAND became Secretary of El Conquistador and Senior Vice President and Secretary of Conquistador Holding in 1998. Ms. Moreland also has been Senior Vice President, General Counsel and Secretary of Wyndham since 1998. Ms. Moreland was Vice President, General Counsel and Secretary of Wyndham Hotel Corporation from 1994 until 1998. From 1988 until 1994, Ms. Moreland was an attorney at Weil Gotshal & Manges. Ms. Moreland is 39 years old.


OFFICERS AND DIRECTORS OF THE MANAGING GENERAL PARTNER

     Certain information is set forth below concerning the directors and principal executive officers of Conquistador Holding, each of whom has been elected or appointed to serve until his or her successor is duly elected and qualified.


                                                                                                        POSITION(S)
NAME                                             AGE   POSITION(S)                                      HELD SINCE
----------------------------------------------   ---   ----------------------------------------------   ----------

James D. Carreker.............................   51    Chief Executive Officer and Director                1998
Brian R. Gamache..............................   42    President                                           1998
Lawrence S. Jones.............................   53    Executive Vice President and Treasurer              1998
Karim Alibhai.................................   35    Executive Vice President                            1998
William W. Evans, III.........................   47    Executive Vice President                            1998
Stanley M. Koonce, Jr.........................   50    Executive Vice President                            1998
Thomas W. Lattin..............................   54    Executive Vice President and Director               1998
Carla S. Moreland.............................   39    Senior Vice President and Secretary                 1998


     For biographical information with respect to the individuals listed above, see ' -- Executive Officers of El Conquistador' above. The individuals set forth above will also serve as the directors and principal executive officers of Conquistador Holding (SPE), Inc. at the time of this offering.

     Conquistador Holding (SPE), Inc. intends to designate two additional directors after completion of this offering. The individuals who will serve as the two additional directors will not become executive officers of El Conquistador or Conquistador Holding (SPE), Inc. As of the date of this official statement and prospectus, it has not been determined who will serve as the additional directors.

COMPENSATION OF EXECUTIVE OFFICERS OF EL CONQUISTADOR


     The executive officers of El Conquistador received no compensation from the partnership during the 3-month period ended March 31, 1999, the 12-month period ended December 31, 1998, or the fiscal years ended December 31, 1997 (9 months) or March 31, 1997.


LIMITATIONS ON THE LIABILITY OF AFFILIATED PERSONS

     Section 17-403 of the Delaware Revised Uniform Limited Partnership Act provides that unless modified by the partnership agreement, a general partner of a limited partnership owes a fiduciary duty and will be liable for a breach of such duty to the partnership and to other partners of the partnership. However, the new partnership agreement of El Conquistador will provide that no general partner and none of its officers, directors, partners, employees or agents, whether acting as a general partner or otherwise, will have any liability to El Conquistador or any other partner for any acts performed by such general partner, officer, director, partner, employee or agent, by or on behalf of El Conquistador in its capacity as such except for gross negligence or willful misconduct. The new partnership agreement will also provide that the liability of each limited partner is limited to its capital contribution and that no limited partner as such has any other liability to contribute money to, or in respect of the liabilities or obligations of, El Conquistador, nor is any limited partner as such personally liable for any obligations of El Conquistador except as otherwise provided by law. The partnership agreement also provides that El Conquistador will indemnify the general partner and its stockholders, officers, directors, employees and affiliates from all liabilities arising from any act taken on behalf of or reasonably believed to be taken on behalf of the partnership other than willful misconduct or gross negligence. The general partner is required to indemnify the partnership from any liabilities arising from the gross negligence or willful misconduct of the general partner or its agents, employees or other representatives. The partnership agreement also provides that the obligation to indemnify the general partner is subordinate to El Conquistador's obligations to pay the bonds and that no claim against El Conquistador can be made for indemnification if El Conquistador's cash flow is insufficient to pay its obligations on the bonds.


     There may be instances where indemnification for violations of certain federal statutes is deemed to be against public policy and, therefore, unenforceable. For example, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. A successful indemnification of the general partner or an affiliate could deplete the assets of El Conquistador, unless El Conquistador's indemnification obligation is covered by insurance. El Conquistador does not anticipate obtaining such insurance.



     The management agreement provides that El Conquistador will indemnify and hold harmless Williams Hospitality and its stockholders and affiliates and their respective partners, stockholders, directors, officers, employees and agents from and against any and all liabilities, including those caused by the simple negligence of the indemnitee and those as to which the indemnitee may be strictly liable, (1) arising out of or incurred in connection with the construction, renovation, management or operation of the resort or Las Casitas Village or (2) arising out of or resulting from the environmental condition of the resort or Las Casitas Village or the applicability of any legal requirements relating to hazardous materials, except, in the case of both (1) and (2) above, those liabilities caused by the gross negligence or willful misconduct of executive personnel.

                            SELECTED FINANCIAL DATA


     The following table sets forth selected income data and balance sheet data of El Conquistador. The selected income data and balance sheet data are derived from the financial statements of El Conquistador for the period from March 1, 1998 to December 31, 1998 (successor partnership) and for the period from January 1, 1998 to February 28, 1998, and the fiscal years ended December 31, 1997 (9 months) and March 31, 1997 (predecessor partnership), which have been audited. The financial statements and notes thereto as of December 31, 1998 and December 31, 1997 and for the period from March 1, 1998 to December 31, 1998 (successor partnership) and the period from January 1, 1998 to February 28, 1998, and the fiscal year ended December 31, 1997 (9 months) and March 31, 1997 (predecessor partnership) are included in this official statement and prospectus, and include an explanatory paragraph which describes an uncertainty about El Conquistador's ability to continue as a going-concern if the offering of the bonds is not completed. The financial data for the period from March 1, 1998 to December 31 1998 is under a new basis as a result of the acquisition of El Conquistador by Patriot/Wyndham.



     The pro forma operating information for the 12-month period ended December 31, 1998 and the 3-month period ended March 31, 1999 are intended to give you an idea of what El Conquistador's business might have looked like if the following transactions had occurred on January 1, 1998 and 1999, respectively:



      this offering of $105,200,000 of bonds with an assumed blended interest rate of 6.215%;


      repayment of the $90,000,000 interim loan made by Citicorp Real Estate;

      the effective date of the amended and restated management agreement;


      the effective date of the acquisition of El Conquistador by Patriot/Wyndham;


      a $15,000,000 capital contribution to El Conquistador by Conquistador Holding, Inc.; and

      repayment of the long-term debt of $25,000,000 owed to the Government Development Bank for Puerto Rico by El Conquistador.

     The pro forma balance sheet assumes such transactions had occurred as of the pro forma balance sheet date.

     The pro forma data is unaudited.

     The data below should be read in conjunction with the financial statements, related notes and other financial information included in this official statement and prospectus.

     EBITDA represents earnings (loss) before interest expense, income taxes, depreciation and amortization. El Conquistador believes that EBITDA is a useful measure of operating performance because (A) it is industry practice to evaluate hotel companies based on operating income (loss) before interest, depreciation and amortization and minority interests, which is generally equivalent to EBITDA, and (B) EBITDA is unaffected by the debt and equity structure of the entity. EBITDA:

      does not represent cash flow from operations as defined by generally accepted accounting principles;

      is not necessarily indicative of cash available to fund all cash flow needs;

      should not be considered as an alternative to net income under generally accepted accounting principles for purposes of evaluating El Conquistador's results of operations; and

      may not be comparable to other similarly titled measures used by other companies.

                                                        FISCAL YEAR
                                                           (NINE                                                      TWELVE MONTHS
                                                          MONTHS)      TWELVE MONTHS                                      ENDED
                       FISCAL YEAR ENDED MARCH 31,         ENDED           ENDED         JANUARY 1,     MARCH 1 TO    DECEMBER 31,
                    ---------------------------------   DECEMBER 31,    DECEMBER 31,    TO FEBRUARY    DECEMBER 31,       1998
                      1995        1996        1997          1997            1997          28, 1998         1998         PRO FORMA
                    --------    --------    ---------   ------------   --------------   ------------   ------------   -------------
                                                                        (UNAUDITED)                                    (UNAUDITED)
                                                    (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement
  of Income Data:
    Revenues:
      Rooms......... $ 37,943   $ 38,817    $  40,025     $ 25,130        $ 40,734        $ 10,756       $ 31,535       $  42,291
      Food and
        beverage....   27,298     26,189       26,235       17,429          26,030           6,475         22,370          28,845
      Casino........    6,055      6,179        6,005        3,554           5,548             932          4,127           5,058
      Other
        income......   14,652     19,166       21,959       14,472          23,478           6,749         19,490          26,240
                    --------    --------    ---------   ------------   --------------   ------------   ------------   -------------
                      85,948      90,351       94,224       60,585          95,790          24,912         77,522         102,434
      Less casino
        promotional
        allowance...   (1,205)    (1,137)      (1,266)        (458)           (875)           (159)          (620)           (778)
                    --------    --------    ---------   ------------   --------------   ------------   ------------   -------------
        Total
         revenues... $ 84,743   $ 89,214    $  92,958     $ 60,127        $ 94,915        $ 24,753       $ 76,902       $ 101,656
                    --------    --------    ---------   ------------   --------------   ------------   ------------   -------------
    Costs and
      expenses:
      Rooms......... $ 14,755   $ 12,853    $  12,378     $  9,603        $ 13,738        $  3,109       $ 11,512       $  14,621
      Food and
        beverage....   20,797     17,638       17,602       12,315          17,106           3,523         14,573          18,096
      Casino........    3,924      3,687        3,849        2,384           3,468             740          2,398           3,138
      Selling,
        general and
   administrative...   18,115     12,993       14,657       11,997          16,158           2,634         12,447          15,081
      Management and
        incentive
        management
        fees........    3,704      5,395        5,680        2,985           5,696           1,944          4,638           2,956
      Property
        operation,
        maintenance
        and energy
        costs.......   14,408     12,396       12,383        9,095          12,088           2,039          8,047          10,086
      Depreciation
        and
     amortization...   11,124     10,499        9,147        6,887           9,224           1,556          7,590           8,326(1)
      Other
        expenses....    9,723      9,201        9,702        6,874           9,632           1,837          7,931           9,770
                    --------    --------    ---------   ------------   --------------   ------------   ------------   -------------
        Total costs
          and
         expenses... $ 96,551   $ 84,662    $  85,398     $ 62,140          87,110        $ 17,382       $ 69,136       $  82,074
                    --------    --------    ---------   ------------   --------------   ------------   ------------   -------------
    Income (loss)
      from
      operations
      (EBIT)........  (11,808)     4,552        7,560       (2,013)          7,805           7,371          7,766          19,582
    Interest
      income........      468        229          199          128             188              43            202             245
    Interest
      expense.......  (16,137)   (17,022)     (17,162)     (13,157)        (17,627)         (3,301)       (12,341)        (11,200)
                    --------    --------    ---------   ------------   --------------   ------------   ------------   -------------
    Extraordinary
      loss from
      early
      extinguishment
      of debt.......       --         --           --           --              --              --         (1,677)             --
        Net income
          (loss).... $(27,477)  $(12,241)   $  (9,403)    $(15,042)       $ (9,634)       $  4,113       $ (6,051)      $   8,627
                     --------   --------    ---------   ------------   --------------   ------------   ------------   -------------
                     --------   --------    ---------   ------------   --------------   ------------   ------------   -------------
    (Deficiency in)
      partners'
      capital
      beginning of
      period........ $ 36,191   $  8,716    $  (3,525)    $(12,928)       $(18,337)       $(27,971)      $(23,858)      $ (27,971)
    Partner capital
    contributions...        2         --           --           --              --              --         81,672          85,844
    (Deficiency in)
      partners'
      capital end of
      period........    8,716     (3,525)     (12,928)     (27,971)        (27,971)        (23,858)        51,763          66,500
    Ratio of
      earnings to
      fixed
      charges.......  (27,241)   (12,004)      (9,166)     (14,864)         (9,397)            2.2x        (5,853)            1.8x
    Ratio of EBITDA
      to fixed
      charges.......  (17,799)    (2,948)      (1,434)      (9,017)         (1,576)            2.6x           1.2x            2.5x
Other Financial
  Data:
    Available
      rooms(#)......      751        751          751          751             751             751            751             751
    Occupancy.......     73.3%      71.0%        72.0%        69.3%           73.3%           83.8%          70.0%          72.3%%
    Average rate.... $ 188.87   $ 198.99    $  202.86     $ 175.59        $ 202.77        $ 289.66       $ 195.81       $  213.39
    RevPAR(2).......   138.42     141.22       146.01       121.68          148.60          242.74         137.06          154.28
    Revenue per
      available
      room..........  112,840    118,794      123,779       80,062         126,385          32,960        102,400         135,360
    Cash flow from
      operating
      activities....   (4,712)     1,906        5,855       (1,415)          5,373           4,755          4,644
    Cash flow from
      investing
      activities....   (3,002)      (864)      (1,428)      (1,890)         (2,298)           (323)        (7,062)
    Cash flow from
      financing
      activities....    7,294     (1,063)      (2,903)       2,053           2,995          (2,388)           804
    EBITDA..........     (684)    15,051       16,707        4,874          17,029           8,927         15,356          27,908
Selected Balance
  Sheet Data:
    Current
      assets........ $ 15,316   $ 11,823    $  13,618     $ 13,953        $ 13,953        $ 13,803       $ 27,052       $  26,651
    Land, building
      and equipment,
      net...........  194,557    188,994      183,960      181,127         181,127         180,312        229,858         229,858
    Total assets....  225,191    211,691      205,430      200,422         200,422         199,047        262,368         266,704
    Long-term debt,
      including
      current
      maturities....  193,034    197,154      199,709      204,624         204,624         203,740        152,035         142,235
    Total
      liabilities
      and
      (deficiency
      in) partners'
      capital.......  225,191    211,691      205,430      200,422         200,422         199,047        262,368         266,704


------------

(1) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the bonds at a rate of $166,667 per year, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.

(2) RevPAR is equal to the average rate multiplied by occupancy percentage.

                                                                           THREE
                                                           THREE           MONTHS
                        JANUARY 1          MARCH 1         MONTHS           ENDED
                            TO               TO            ENDED          MARCH 31,
                       FEBRUARY 28,       MARCH 31,       MARCH 31,         1999
                           1998             1998            1999          PRO FORMA
                       ------------       ---------       ---------       ---------
                                          (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
                              (IN THOUSANDS, EXCEPT ROOM AND OCCUPANCY DATA)
Selected Statement
  of Income Data:
    Revenues:
      Rooms.........     $ 10,756         $  5,469        $ 18,663 (1)    $ 18,663 (1)
      Food and
        beverage....        6,475            3,116          11,572          11,572
      Casino........          932              446           1,648           1,648
      Other
        income......        6,749            3,193           7,643 (1)       7,643 (1)
                       ------------       ---------       ---------       ---------
                           24,912           12,224          39,526          39,526
      Less casino
        promotional
        allowance...         (159)             (57 )          (218 )          (218 )
                       ------------       ---------       ---------       ---------
        Total
         revenues...     $ 24,753         $ 12,168        $ 39,308        $ 39,308
                       ------------       ---------       ---------       ---------
    Costs and
      expenses:
      Rooms.........     $  3,109         $  1,562        $  4,184        $  4,184
      Food and
        beverage....        3,523            1,733           6,710           6,710
      Casino........          740               55             891             891
      Selling,
        general and
   administrative...        2,634            1,469           4,347           4,347
      Management and
        incentive
        management
        fees........        1,944              954           1,158           1,158
      Property
        operation,
        maintenance
        and energy
        costs.......        2,039              899           2,349           2,349
      Depreciation
        and
     amortization...     $  1,556         $    778        $  2,959        $  2,739 (2)
      Other
        expenses....        1,837              958           2,855           2,855
                       ------------       ---------       ---------       ---------
        Total costs
          and
         expenses...     $ 17,383         $  8,408        $ 25,453        $ 25,233
                       ------------       ---------       ---------       ---------
    Income (loss)
      from
      operations
      (EBIT)........        7,371            3,759          13,855          14,076
    Interest
      income........           43                1              91              91
    Interest
      expense.......       (3,301)          (1,260 )        (3,119 )        (2,682 )
                       ------------       ---------       ---------       ---------
        Net income
          (loss)....     $  4,113         $  2,498        $ 10,827        $ 11,485
                       ------------       ---------       ---------       ---------
                       ------------       ---------       ---------       ---------
    (Deficiency in)
      partners'
      capital
      beginning of
      period........     $(27,971)        $(23,858 )      $ 51,763        $ 51,763
    Partner capital
    contributions...           --           71,977              --          14,342
    (Deficiency in)
      partners'
      capital end of
      period........      (23,858)          51,112          62,590          77,590
    Ratio of
      earnings to
      fixed
      charges.......          2.2x             2.9 x           4.2 x           5.2 x
    Ratio of EBITDA
      to fixed
      charges.......          2.6x             3.4 x           5.0 x           6.2 x
Other Financial
  Data:
    Available
      rooms(#)......          751              751             751             751
    Occupancy.......         83.8%            81.6 %          84.5 %          84.5 %
    Average rate....     $ 289.66         $ 287.95        $ 326.60 (1)    $ 326.60 (1)
    RevPAR(3).......       242.74           234.97          275.98 (1)      275.98 (1)
    Revenue per
      available
      room..........       32,960           16,202          52,341 (1)      52,341 (1)
    Cash flow from
      operating
      activities....        4,755            1,021           6,294
    Cash flow from
      investing
      activities....         (323)            (325 )        (1,693 )
    Cash flow from
      financing
      activities....       (2,388)          (2,211 )            --
    EBITDA..........        8,927            4,535          16,814          16,814
Selected Balance
  Sheet Data:
    Current
      assets........     $ 13,803         $ 15,658        $ 34,865        $ 34,106
    Land, building
      and equipment,
      net...........      180,312          228,816         229,440         229,440
    Total assets....      199,047          248,206         269,074         273,315
    Long-term debt,
      including
      current
      maturities....      203,740          179,001         185,593         175,793
    Total
      liabilities
      and
      (deficiency
      in) partners'
      capital.......      199,047          248,206         269,074         273,315



------------



(1) As a result of a change in accounting policy, certain revenue that was historically classified as other income is now classified as room revenue.



(2) Reflects an adjustment for amortization of offering costs, estimated at $5.0 million, amortized on the straight-line method over the 30-year term of the bonds at a rate of $41,667 per quarter, and the effect of the acquisition of El Conquistador by Patriot/Wyndham related to depreciation and deferred cost amortization.



(3) RevPAR is equal to the average rate multiplied by occupancy percentage.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     El Conquistador's results of operations are highly seasonal with the highest revenues occurring from December through April. During the months of May through November, efforts are made to actively market the resort in order to minimize the adverse effects of seasonality. Accordingly, results for any single quarter are not necessarily indicative of the results for any other quarter or for the full fiscal year. Results can also be negatively affected by circumstances beyond El Conquistador's control such as hurricanes, airline strikes, droughts and water shortages, and the like. The impact of such events, if any, will depend, in part, upon the time of year when such events occur.

     El Conquistador and the Hotel Operator have taken steps to improve the operating performance of the resort. El Conquistador has strengthened management at the resort by increased supervision of hiring practices, providing increased benefits to employees and providing comprehensive training to new and existing employees. El Conquistador has also reduced operating costs at the resort primarily through the implementation of cost controls and more efficient staffing. Generally, such cost savings are attributable to reduced staffing levels, food and beverage operating hours and transportation services during the low-season months. Additionally, commencing in January 1999, the resort began utilizing the procurement program, Parker FIRST'TM', pursuant to arrangements between Patriot/Wyndham and Hospitality Worldwide Services, Inc. The program enables the resort to order operating supplies and equipment online or by telephone in conjunction with Patriot/Wyndham's purchasing groups. It is anticipated that use of the program will result in savings of approximately three to five percent. In addition to savings, El Conquistador believes the program will enable it to better monitor its purchasing patterns.


RESULTS OF OPERATIONS



PERIOD OF MARCH 1, 1999 THROUGH MARCH 31, 1999 (UNAUDITED) COMPARED WITH PERIOD OF MARCH 1, 1998 THROUGH MARCH 31, 1998 (UNAUDITED)






                                                                  MARCH 1 TO        MARCH 1 TO
                                                                MARCH 31, 1999    MARCH 31, 1998
                                                                --------------    --------------
                                                                 (UNAUDITED)       (UNAUDITED)
                                                                         (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net..........................      $ 13,829          $ 12,168
     Operating expenses......................................         9,372             8,410
                                                                --------------    --------------
          Operating income...................................         4,457             3,757
          Interest income....................................            --                 1
          Interest expense...................................        (1,254)           (1,260)
                                                                --------------    --------------
               Net income....................................      $  3,203          $  2,498
                                                                --------------    --------------
                                                                --------------    --------------



     Hotel and casino revenues increased $1,661,000 or 13.6% in the period of March 1, 1999 to March 31, 1999 to $13,829,000 from $12,168,000 in the corresponding period of 1998. Revenues primarily increased due to a higher percentage of occupancy in the transient sector which generated higher average rates and additional room revenue. During the period of March 1, 1999 through March 31, 1999, room prices increased an aggregate of $120,000 accounting for 29.0% of the change in room revenue while the value of rooms sold increased an aggregate of $293,000 accounting for 71.0% of the change in room revenue compared to the corresponding period in 1998.



     Operating income increased $700,000 or 18.6% to $4,457,000 for the period of March 1, 1999 through March 31, 1999 compared to $3,757,000 in the corresponding period in 1998. These results were achieved by increased sales of $1,661,000 offset by increases in administrative expense, sales and marketing expense, and depreciation.

     During the period of March 1, 1999 through March 31, 1999, El Conquistador had net income of $3,203,000 compared to net income of $2,498,000 during the corresponding period in 1998. This improvement is directly related to the improvement in operating income during the period of March 1, 1999 through March 31, 1999 compared to the corresponding period in 1998.



PERIOD OF JANUARY 1, 1999 THROUGH FEBRUARY 28, 1999 (UNAUDITED) COMPARED WITH PERIOD OF JANUARY 1, 1998 THROUGH FEBRUARY 28, 1998






                                                             JANUARY 1 TO         JANUARY 1 TO
                                                           FEBRUARY 28, 1999    FEBRUARY 28, 1998
                                                           -----------------    -----------------
                                                              (UNAUDITED)
                                                                       (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net.....................        $25,479              $24,753
     Operating expenses.................................         16,081               17,383
                                                           -----------------    -----------------
          Operating income..............................          9,398                7,371
          Interest income...............................             91                   43
          Interest expense..............................         (1,865)              (3,301)
                                                           -----------------    -----------------
               Net income...............................        $ 7,624              $ 4,113
                                                           -----------------    -----------------
                                                           -----------------    -----------------



     Hotel and casino revenues increased $726,000 or 2.9% in the period of January 1, 1999 to February 28, 1999 to $25,479,000 from $24,753,000 in the corresponding period of 1998. Revenues primarily increased due to a higher percentage of occupancy in the group sector which generated higher average rates and additional room revenue as well as additional banquet, food and beverage revenues. During the period of January 1, 1999 through February 28, 1999, room prices increased an aggregate of $129,000 accounting for 96.4% of the change in room revenue while the value of rooms sold increased an aggregate of $5,000 accounting for 3.6% of the change in room revenue compared to the corresponding period in 1998.



     Operating income increased $2,027,000 or 27.5% to $9,398,000 for the period of January 1, 1999 through February 28, 1999 compared to $7,371,000 in the corresponding period in 1998. These results were achieved by the combination of reduced expenses of overhead departments and the new management fee structure for the period of January 1, 1999 through February 28, 1999 compared to the corresponding period in 1998.



     During the period of January 1, 1999 through February 28, 1999, El Conquistador had net income of $7,624,000 compared to net income of $4,113,000 during the corresponding period in 1998. This improvement is directly related to increased group revenues, the new management fee structure and a reduction in interest expense on partners' loans and lower rates on outstanding debt during the period of January 1, 1999 through February 28, 1999 compared to the corresponding period in 1998.






PERIOD OF MARCH 1, 1998 TO DECEMBER 31, 1998 COMPARED WITH PERIOD OF MARCH 1, 1997 TO DECEMBER 31, 1997 (UNAUDITED)






                                                                    MARCH 1 TO      MARCH 1 TO
                                                                   DECEMBER 31,    DECEMBER 31,
                                                                       1998            1997
                                                                   ------------    ------------
                                                                                   (UNAUDITED)
                                                                          (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net.............................     $ 76,902        $   72,502
     Operating expenses.........................................       69,137            70,931
                                                                   ------------    ------------
          Operating income......................................        7,766             1,571
          Interest income.......................................          202               141
          Interest expense......................................      (12,341)          (14,826)
                                                                   ------------    ------------
          Loss before extraordinary item........................       (4,374)          (13,113)
          Loss from early extinguishment of debt................       (1,677)               --
                                                                   ------------    ------------
               Net loss.........................................     $ (6,051)       $  (13,113)
                                                                   ------------    ------------
                                                                   ------------    ------------



     Hotel and casino revenues increased $4,401,000 or 6.1% in the period of March 1, 1998 to December 31, 1998 to $76,902,000 from $72,502,000 in the corresponding period of 1997,
notwithstanding the fact that the resort was closed during the period September 22, 1998 through October 2, 1998 as a result of Hurricane Georges. El Conquistador has estimated its loss of revenues due to the hurricane at approximately $2,500,000. El Conquistador believes its business interruption insurance will cover lost net income resulting from the aforementioned loss of revenues. Revenues primarily increased due to a higher percentage of occupancy in the group sector which generated higher average rates and additional room revenue as well as additional banquet, food and beverage revenues. During the period of March 1, 1998 through December 31, 1998, room prices increased an aggregate of $1,501,000 accounting for 147.9% of the change in room revenue while the value of rooms sold decreased an aggregate of $(486,000) accounting for (47.9%) of the change in room revenue compared to the corresponding period in 1997. Additional revenues were also generated from transportation and golf greens fee price increases implemented on January 1, 1998.



     Operating income increased $6,195,000 or 394.3% to $7,766,000 for the period of March 1, 1998 through December 31, 1998 compared to $1,571,000 in the corresponding period in 1997. These results were achieved by the combination of operating departments producing higher margins on improved sales and expenses of overhead departments remaining constant or being reduced for the period of March 1, 1998 through December 31, 1998 compared to the corresponding period in 1997.



     During the period of March 1, 1998 through December 31, 1998, El Conquistador had a loss of $4,374,000 before extraordinary items compared to a loss before extraordinary items of $13,113,000 during the corresponding period in 1997. This improvement was generated from higher revenues in the period of March 1, 1998 through December 31, 1998 while maintaining operating expense levels at the same rate during the corresponding period of the prior year. In the third quarter of 1998, El Conquistador expensed as an extraordinary item the remaining $1,677,000 of deferred financing fees relating to its 1991 $120,000,000 AFICA bond transaction. The extraordinary item expense was due to the replacement of the 1991 AFICA bonds with an interim loan in August 1998, and represents full amortization of the property's original financing costs. Amortization expenses decreased as the unamortized portion of the five-year pre-opening marketing expenses amounting to approximately $1,087,000 were eliminated in March 1998 as a result of the acquisition of control of El Conquistador by Patriot/Wyndham and the resulting new basis of accounting.



     Net loss for the period of March 1, 1998 through December 31, 1998 decreased by $7,062,000 to $6,051,000 versus $13,113,000 for the corresponding period in 1997. This improvement is directly related to increased group revenues, improved operating efficiencies and a $1,000,000 reduction in interest expense associated with the buyout of certain loans made by Kumagai Caribbean to El Conquistador together with lower capital lease interest expenses during the period of March 1, 1998 through December 31, 1998 compared to the corresponding period in 1997.



PERIOD OF JANUARY 1, 1998 THROUGH FEBRUARY 28, 1998 COMPARED WITH PERIOD JANUARY 1, 1997 THROUGH FEBRUARY 28, 1997 (UNAUDITED)





                                                             JANUARY 1 TO         JANUARY 1 TO
                                                           FEBRUARY 28, 1998    FEBRUARY 28, 1997
                                                           -----------------    -----------------
                                                                                   (UNAUDITED)
                                                                       (IN THOUSANDS)

Revenues:
     Hotel and casino revenues, net.....................        $24,753              $22,413
     Operating expenses.................................         17,383               16,179
                                                           -----------------    -----------------
          Operating income..............................          7,371                6,234
          Interest income...............................             43                   47
          Interest expense..............................         (3,301)              (2,801)
                                                           -----------------    -----------------
          Net income....................................        $ 4,113              $ 3,479
                                                           -----------------    -----------------
                                                           -----------------    -----------------



     Hotel and casino revenues increased $2,340,000 or 10.4%% in the period of January 1, 1998 to February 28, 1998 to $24,753,000 from $22,413,000 in the corresponding period of 1997.

Revenues primarily increased due to a higher percentage of occupancy in the group sector which generated higher average rates and additional room revenue as well as additional banquet, food and beverage revenues. During the period of January 1, 1998 through February 28, 1998, room prices increased an aggregate of $567,000 accounting for 104.8% of the change in room revenue while the value of rooms sold decreased an aggregate of $(26,000) accounting for (4.8%) of the change in room revenue compared to the corresponding period in 1997.



     Operating income increased $1,137,000 or 18.2% to $7,371,000 for the period of January 1, 1998 through February 28, 1998 compared to $6,234,000 in the corresponding period in 1997. These results were achieved by the combination of operating departments producing higher margins on improved sales and expenses of overhead departments remaining constant for the period of January 1, 1998 through February 28, 1998 compared to the corresponding period in 1997.



     During the period of January 1, 1998 through February 28, 1998, El Conquistador had net income of $4,113,000 compared to net income of $3,479,000 during the corresponding period in 1997. This improvement is directly related to increased group revenues and improved operating efficiencies offset by an increase in interest expense associated with the acquisition of El Conquistador by Patriot/Wyndham during the period of January 1, 1998 through February 28, 1998 compared to the corresponding period in 1997.


FISCAL YEAR (NINE MONTHS) ENDED DECEMBER 31, 1997 COMPARED WITH NINE MONTHS
ENDED
DECEMBER 31, 1996 (UNAUDITED)

                                                                       NINE MONTHS ENDED
                                                                         DECEMBER 31,
                                                                   -------------------------
                                                                     1997            1996
                                                                   --------         --------
                                                                                  (UNAUDITED)
                                                                        (IN THOUSANDS)
Revenues:
     Hotel and casino revenues, net.............................   $ 60,127         $ 58,169
     Operating expenses.........................................     62,140           60,428
                                                                   --------         --------
          Operating loss........................................     (2,013)          (2,259)
          Interest income.......................................        128              139
          Interest expense......................................    (13,157)         (12,691)
                                                                   --------         --------
               Net loss.........................................   $(15,042)        $(14,811)
                                                                   --------         --------
                                                                   --------         --------

     Hotel and casino revenues increased by $1,958,000 or 3.4% in the nine months ended December 31, 1997 to $60,127,000 from $58,169,000 in the nine months ended December 31, 1996. Despite this increase, the additional travel agent commissions paid and greater sales and marketing expenses to attract summer business negated this revenue gain. The resort extended additional discounts and marketing promotional monies to stimulate demand in other markets. During the period ended December 31, 1997, room prices increased an aggregate of $627,417 accounting for 11.6% of the change in room revenue and the value of rooms sold increased an aggregate of $709,872 accounting for 88.4% of the change in room revenue compared to the corresponding period in 1996.

     For the nine primarily off-season months of April 1, 1997 to December 31, 1997, operating loss was $2,013,000 as compared to a loss of $2,259,000 for April 1, 1996 to December 31, 1996. Operating loss decreased $246,000 notwithstanding the slow summer convention season and higher marketing expenses for the nine months ended December 31, 1997 as compared to the same nine months ended December 31, 1996.

     The net loss in the nine months ended December 31, 1997 was $15,042,000 compared to a net loss of $14,811,000 in the nine months ended December 31, 1996. The net loss increased due to increased travel agent commissions and higher marketing expenses along with increased interest charges for the deferred Williams Hospitality management fees and the $120,000,000 1991 AFICA bonds.

FISCAL YEAR ENDED MARCH 31, 1997 COMPARED WITH FISCAL YEAR ENDED
MARCH 31, 1996

                                                                      TWELVE MONTHS ENDED
                                                                           MARCH 31,
                                                                   -------------------------
                                                                     1997             1996
                                                                   --------         --------
                                                                        (IN THOUSANDS)

Revenues:
     Hotel and casino revenues, net.............................   $ 92,958         $ 89,214
     Operating expenses.........................................     85,398           84,662
                                                                   --------         --------
          Operating income......................................      7,560            4,552
          Interest income.......................................        199              229
          Interest expense......................................    (17,162)         (17,022)
                                                                   --------         --------
               Net loss.........................................   $ (9,403)        $(12,241)
                                                                   --------         --------
                                                                   --------         --------

     Hotel and casino revenues were $92,958,000 in the fiscal year ended March 31, 1997 compared to $89,214,000 for the fiscal year ended March 31, 1996, an increase of $3,744,000 or 4.2%.

     Combined 1997 fiscal year revenues increased by $3,744,000 or 4.2% over fiscal 1996 as the resort was able to pass on higher room rates as well as increasing occupancy by 1% in fiscal 1997. In addition, transportation price increases as well as increased concession rents contributed to the revenue increase for fiscal 1997 over fiscal 1996. During the period ended March 31, 1997, room prices increased an aggregate of $762,195 accounting for 63.2% of the change in room revenue and the value of rooms sold increased an aggregate of $444,548 accounting for 36.8% of the change in room revenue compared to the corresponding period in the prior year.

     Operating income increased by $3,008,000 or 66.0% for the fiscal year ended March 31, 1997 as management continued to improve the operating efficiency and profit margins in the rooms, food and beverage departments. Undistributed expenses increased in sales and marketing due to increased advertising and promotions necessary to stimulate summer demand. Depreciation and amortization expenses declined for the fiscal year ended March 31, 1997 versus March 31, 1996 by $1,352,000 as the 24-month pre-opening expenses became fully amortized at the end of fiscal 1996.

     Net loss for the fiscal year ended March 31, 1997 was $9,403,000 compared to a net loss of $12,241,000 for the fiscal year ended March 31, 1996. This $2,838,000 or 23.2% reduction can be attributed to increased volume and pricing as well as the decrease in amortization in fiscal 1997 of certain pre-opening marketing expenses.


FINANCIAL CONDITION

     The resort's cash needs during the high-season months of December through April are provided from cash generated at the resort. The resort's cash needs during the off-season months of May through November have historically been provided from cash generated at the resort and by the Hotel Operator, and from a revolving credit facility. The revolving credit facility was terminated in May 1998. Additionally, during the fiscal year ended December 31, 1998, a portion of the resort's cash needs were funded from short-term borrowings from Patriot. Such borrowings are payable on demand and interest accrues at a rate of 8.00% per annum. Such borrowings were necessary to fund a portion of the interest and real property tax reserves and certain costs and expenses related to the extension of the $90,000,000 interim loan provided by Citicorp Real Estate. El Conquistador believes that after completion of this offering its cash needs throughout the year will be provided by cash generated at the resort.


     At March 31, 1999, total short-term and long-term indebtedness of El Conquistador was approximately $185,592,615 consisting of the following:


      $90,000,000 interim loan provided by Citicorp Real Estate;


      $33,668,885 owed to Posadas de Puerto Rico Associates, Incorporated, an affiliate of El Conquistador and the Hotel Operator;

    $25,000,000 owed to the Government Development Bank for Puerto Rico;


      $15,739,625 of loans and accrued interest owed to the partners of El Conquistador;



      $231,321 owed to Posadas de San Juan Associates, an affiliate of El Conquistador and the Hotel Operator;



      $1,158,001 of management fees owed to Williams Hospitality;


      $9,388,207 of incentive management fees owed to Williams Hospitality;


      $1,505,689 of interest on the incentive management fees owed to Williams Hospitality;



      $2,515,600 of loans and accrued interest owed to Williams Hospitality; and



      $6,385,287 owed to Patriot.


     The first mortgage lien in the amount of $90,000,000 in favor of Citicorp Real Estate requires monthly payments of interest and matures June 30, 1999, unless extended or refinanced. The obligation is non-recourse to the partners of El Conquistador payable solely from assets of the partnership. Patriot has guaranteed up to $22,500,000 of the amount owed to Citicorp Real Estate. The $90,000,000 indebtedness will be repaid in full with the proceeds from this offering. El Conquistador has been advised by its auditors that if this offering is not completed it raises substantial doubt as to El Conquistador's ability to continue as a going-concern.


     The second mortgage lien on the El Conquistador is in the principal amount of $25,000,000 in favor of the Government Development Bank for Puerto Rico. The loan is non-recourse to the partners of El Conquistador and is the subject of a subordination and standstill agreement with Citicorp Real Estate, the holder of the first mortgage lien. The $25,000,000 loan becomes due in February 2006. It is a condition to this offering that such indebtedness be repaid in full. El Conquistador intends to repay such indebtedness concurrently with the issuance of the bonds. El Conquistador will use $10,000,000 in cash generated from operating activities and a $15,000,000 capital contribution to the partnership by Conquistador Holding to make such repayment. Conquistador Holding will make the aforementioned capital contribution with the proceeds of a $15,000,000 loan made to it by the Government Development Bank. The loan by the Government Development Bank to Conquistador Holding and the capital contribution by Conquistador Holding to El Conquistador are subject to and conditions to completion of this offering. Conquistador Holding's obligation to the Government Development Bank will be secured by, among other things, the indirect ownership interests of Patriot/Wyndham in El Conquistador and a guaranty by Patriot.


     On August 3, 1998, El Conquistador borrowed $32,021,172 from Posadas de Puerto Rico Associates, Incorporated, the proceeds of which were used, together with the $90,000,000 advance from Citicorp Real Estate, to repay the $120,000,000 1991 AFICA bonds. As of March 31, 1999, the amount of such indebtedness together with accrued interest totaled $33,668,885. The loan is payable on demand but is subordinate in all respects to El Conquistador's obligations to Citicorp Real Estate with respect to the $90,000,000 advance. This loan will be subordinate to the bonds.


     All the amounts owed to the partners of El Conquistador and to Williams Hospitality will be subordinate to the bonds.

     Upon completion of this offering, El Conquistador believes that cash flow from operations of the resort will be adequate to pay its long-term obligations with respect to the bonds as they become due.

     Annual capital expenditures are provided for each year as part of the resort's annual budgeting process. Capital expenditures are incurred taking into account available cash and available financing, if necessary. The loan agreement will permit El Conquistador to borrow funds for capital expenditures subject to satisfaction of certain conditions. For a complete description of the covenants in the loan agreement with respect to additional indebtedness, see 'SUMMARY OF THE LOAN AGREEMENT -- Covenants.'


     The management agreement provides for reduced fees on an overall basis as compared to the prior management agreement which was in effect through December 31, 1998. The base fee was
                                       49
reduced by 1.0%, from 3.5% to 2.5%, of gross revenue of the resort. There is a new trade name fee of 0.5% of gross revenue of the resort. The incentive fee of 10.0% of the resort's and Las Casitas Village's gross operating profit was eliminated. Although there is a new marketing fee of 1.5% of gross room revenues of the resort as well as 1.0% of gross room revenues of Las Casitas Village, El Conquistador believes that such fees will not increase the overall marketing expense of the resort and Las Casitas Village. Prior to the effective date of the current marketing arrangements, El Conquistador incurred marketing expenses internally at approximately the same rate as provided for under the management agreement. As the marketing function has been outsourced to Wyndham Management and Grand Bay, through their arrangements with Williams Hospitality, El Conquistador believes that the resort's and Las Casitas Village's future marketing costs will be substantially the same as their historical marketing expenses.



     Period of March 1, 1999 Through March 31, 1999 (unaudited) Compared With Period of March 1, 1998 through March 31, 1998 (unaudited). Cash flows from the operating, investing and financing activities of the property for the period March 1, 1999 through March 31, 1999 resulted in net cash provided of $2,395,000 compared with net cash used of $1,516,000 for the corresponding period in 1998.



     Cash provided by operating activities was $3,399,000 during the period of March 1, 1999 through March 31, 1999 versus $1,021,000 during the corresponding period in 1998. The increase was primarily due to the improvement in net income of $704,000 and increased advance deposits in the period of March 1, 1999 through March 31, 1999.



     Cash used by investing activities was $1,003,000 for the period of March 1, 1999 through March 31, 1999 versus $325,000 for the corresponding period in 1998. Cash used for the purchase of property and equipment was $1,003,000 in the period of March 1, 1999 through March 31, 1999 versus $203,000 in the corresponding period in 1998. No cash was used for the purchase of operating equipment in the period of March 1, 1999 through March 31, 1999 compared to $122,000 during the corresponding period in 1998.



     Cash used in financing activities during the period of March 1, 1999 through March 31, 1999 was $0 versus $2,211,000 during the corresponding period in 1998.




     Period of January 1, 1999 Through February 28, 1999 (unaudited) Compared With Period of January 1, 1998 through February 28, 1998. Cash flows from the operating, investing and financing activities of the property for the period January 1, 1999 through February 28, 1999 resulted in net cash provided of $2,206,000 compared with net cash provided of $2,044,000 for the corresponding period in 1998.



     Cash provided by operating activities was $2,896,000 during the period of January 1, 1999 through February 28, 1999 versus $4,755,000 during the corresponding period in 1998. The decrease was primarily due to the requirement to transfer cash into a restricted cash account under El Conquistador's interim financing with Citicorp Real Estate in the period of January 1, 1999 through February 28, 1999.



     Cash used by investing activities was $689,000 for the period of January 1, 1999 through February 28, 1999 versus $323,000 for the corresponding period in 1998. Cash used for the purchase of property and equipment was $689,000 in the period of January 1, 1999 through February 28, 1999 versus $273,000 in the corresponding period in 1998. No cash was used for the purchase of operating equipment in the period of January 1, 1999 through February 28, 1999 compared to $50,000 during the corresponding period in 1998.



     Cash used in financing activities during the period of January 1, 1999 through February 28, 1999 was $0 versus $2,388,000 during the corresponding period in 1998.



     Period of March 1, 1998 Through December 31, 1998 Compared With Period of March 1, 1997 through December 31, 1997 (unaudited). Cash flows from the operating, investing and financing activities of the property for the period March 1, 1998 through December 31, 1998 resulted in net cash used of $1,614,000 compared with net cash used of $1,221,000 for the corresponding period in 1997.

     Cash provided by operating activities was $4,644,000 during the period of March 1, 1998 through December 31, 1998 versus $3,644,000 during the corresponding period in 1997. The increase was primarily due to the improvement in net loss of $7,066,000 in the period of March 1, 1998 through December 31, 1998.



     Cash used by investing activities was $7,062,000 for the period of March 1, 1998 through December 31, 1998 versus $2,143,000 for the corresponding period in 1997. Cash used for the purchase of property and equipment, including for major renovations related to the Golden Door'r' Spa, was $7,062,000 in the period of March 1, 1998 through December 31, 1998 versus $2,104,000 in the corresponding period in 1997. No cash was used for the purchase of operating equipment in the period of March 1, 1998 through December 31, 1998 compared to $39,000 during the corresponding period in 1997.



     Cash provided by financing activities during the period of March 1, 1998 through December 31, 1998 was $804,000 versus cash used of $2,721,713 during the corresponding period in 1997. During the period of March 1, 1998 through December 31, 1998, El Conquistador (1) borrowed $32,021,172 from Posadas de Puerto Rico, (2) borrowed $90,000,000 from Citicorp Real Estate on an interim basis and (3) received $4,988,000 of partners' capital contributions. The proceeds from (1), (2) and (3) above were used to repay the $120,000,000 originally borrowed in 1991 through an AFICA bond financing, to repay a $6,000,000 revolving credit line with the Government Development Bank and to fund certain reserves with respect to the Citicorp Real Estate borrowing. $700,324 of debt issuance expenses were recorded in August 1998 which were associated with the interim loan provided by Citicorp Real Estate.



     Period of January 1, 1998 Through February 28, 1998 Compared With Period of January 1, 1997 through February 28, 1997 (unaudited). Cash flows from the operating, investing and financing activities of the property for the period January 1, 1998 through February 28, 1998 resulted in net cash provided of $2,044,000 compared with net cash provided of $1,301,000 for the corresponding period in 1997.



     Cash provided by operating activities was $4,755,000 during the period of January 1, 1998 through February 28, 1998 versus $1,729,000 during the corresponding period in 1997. The increase was primarily due to the improvement in net income of $631,000 and the improvement of receivable collections in the period of January 1, 1998 through February 28, 1998.



     Cash used by investing activities was $323,000 for the period of January 1, 1998 through February 28, 1998 versus $155,000 for the corresponding period in 1997. Cash used for the purchase of property and equipment was $273,000 in the period of January 1, 1998 through February 28, 1998 versus $173,000 in the corresponding period in 1997. Cash used for the purchase of operating equipment in the period of January 1, 1998 through February 28, 1998 was $50,000 compared to cash provided of $18,000 during the corresponding period in 1997.



     Cash used in financing activities during the period of January 1, 1998 through February 28, 1998 was $2,388,000 versus $273,000 during the corresponding period in 1997.



     Fiscal Year (Nine Months) Ended December 31, 1997 Compared With Nine Months Ended December 31, 1996 (unaudited). Cash flows from the operating, investing and financing activities of the property for the nine months ended December 31, 1997 resulted in net cash used of $1,252,000 compared with net cash provided of $191,000 for the nine months ended December 31, 1996.


     Cash used by operating activities was $1,415,000 for the nine months ended December 31, 1997 as compared to $13,000 provided by operations during the nine months ended December 31, 1996. The increase of cash used was due to accounts receivable and prepaid expense increases along with the reduction of balances due to affiliates.

     Cash used by investing activities was $1,890,000 for the nine months ended December 31, 1997 versus $1,623,000 for the period ended December 31, 1996. Cash used for the purchase of property and equipment was $1,994,000 in the nine months ended December 31, 1997 versus $1,625,000 for the nine months ended December 31, 1996. Cash provided in the reduction of operating equipment was $104,000 in the nine month ended December 31, 1997 versus $2,000 in the nine month period ended December 31, 1996.

     Cash provided by financing activities during the nine months ended December 31, 1997 was $2,053,000 versus $1,802,000 for the period ended December 31, 1996. Cash used for the payment of long term chattel mortgages and capital lease obligations totaled $2,447,000 and $1,698,000 in the periods ended December 31, 1997 and December 31, 1996, respectively. Net cash proceeds provided from bank notes totaled $4,500,000 in the nine month period ended December 31, 1997 compared to $3,500,000 for the nine month period ended December 31, 1996.

TAXES

     As El Conquistador is not a taxable entity for Puerto Rico income tax purposes. Instead, each partner reports its distributive share of profits and losses in its respective income tax return and, therefore, no provision for income taxes has been made in El Conquistador's financial statements.

INFLATION

     During the past three fiscal years, the level of inflation affecting the resort has been relatively low. The ability of the resort to pass on future cost increases in the form of higher room rates and other price increases will continue to be dependent on the prevailing competitive environment and the acceptance of the resort's services in the market place.

SEASONALITY

     The hotel and casino business in Puerto Rico is highly seasonal. From December through April the occupancies of the resort and Las Casitas Village are greater than other months and the average room rates are higher than other months resulting in higher revenues and net income primarily in the first calendar quarter. During the calendar quarter of July 1 through September 30 El Conquistador normally has a net loss.

EFFECT OF HURRICANE GEORGES


     Hurricane Georges passed through Puerto Rico on September 21 and 22, 1998. Hurricane Georges caused approximately $32,000,000 of property related damage at the resort, all of which is covered by insurance, subject to an approximately $180,000 deductible. Since the hurricane, El Conquistador has had numerous meetings and contacts with its insurance providers. To date, all of El Conquistador's insurance claims for physical damage caused by Hurricane Georges have been paid by the insurers. As of April 30, 1999, the aggregate amount paid to El Conquistador for insurance claims for physical damage was approximately $28,000,000. These payments include funds for: construction repairs completed to date; materials; equipment rentals; furniture, fixture and equipment replacements; and related associated expenses. Additional claims will be made by El Conquistador on an on-going basis until all repairs are completed. It is contemplated that permanent repair of certain roof areas and the heating/air conditioning system will not be made until after the current high season ends in April 1999. The aggregate cost of repairs to be delayed until after the high season will be approximately $4,000,000, all of which should be covered by insurance. The roof and heating/air conditioning system have been repaired temporarily and are fully operational at this time.



     The resort lost at least 2,500 room nights during the 10-day period September 20-30, 1998 as a direct result of Hurricane Georges. El Conquistador believes such room night losses will be covered by its business interruption insurance. As of April 30, 1999, El Conquistador has received $2,130,000 under its business interruption insurance. As a result of Hurricane Georges, the resort was closed during the period September 22, 1998 through October 2, 1998. Additionally, the majority of condominium units of Las Casitas Village were damaged and were not available to the resort until December 10, 1998. Puerto Rico itself and other hotel properties on the island also suffered extensive damage from Hurricane Georges. El Conquistador cannot predict the effect that Hurricane Georges will have on its future bookings. To the extent that additional group and leisure travelers with reservations cancel their plans to come to the resort or additional travelers do not make reservations as a result of Hurricane Georges, such lost bookings could have a material adverse effect on El Conquistador's financial condition and results of operations.



     The Puerto Rico Tourism Company launched a $1.7 million advertising campaign to negate the negative perception created by media images of Hurricane Georges. The campaign was entitled 'Puerto Rico Now' and included three new 30 second commercials and a 20 minute video. The campaign commenced on October 14, 1998 with the airing of television commercials in key media markets in the Northeastern United States during early prime time programming periods. The video was shown at tourism industry trade shows and was distributed to approximately 2,000 travel agents around the United States. El Conquistador believes that the Wyndham advertising campaign together with the 'Puerto Rico Now' campaign has limited the adverse effects of the perception of damage caused by Hurricane Georges.


YEAR 2000 COMPLIANCE

     Many computer systems were not designed to interpret any dates beyond 1999, which could lead to business disruptions in the United States and internationally. This technological problem is commonly referred to as the Year 2000 issue. El Conquistador recognizes the importance of minimizing the number and seriousness of any disruptions that may occur as a result of Year 2000 and has adopted an extensive compliance program. El Conquistador's compliance program involves three major program areas:

      corporate information technology infrastructure and reservation systems other electronic assets (such as, but not limited to, automated time clocks, point-of-sale systems, non-information technology systems, including embedded technologies that operate fire-life safety systems, phone systems, energy management systems and other similar systems)

      third parties with whom El Conquistador conducts business

     El Conquistador is applying a three phase approach to each program area:

      Inventory Phase (identify systems and third parties that may be affected by Year 2000 issues)

      Assessment Phase (prioritize the inventoried systems and third parties, assess their Year 2000 readiness, plan corrective actions)

      Remediation Phase (implement corrective actions, verify implementation, formulate contingency plans)

     El Conquistador engaged a consulting firm to conduct the inventory and assessment phases of the compliance program. The inventory and assessment phases have been completed with respect to the resort's corporate information technology infrastructure and reservation system. The inventory and assessment phases have also been completed with respect to the resort's information technology and other electronic assets. Based on the assessment, El Conquistador has determined, together with its consultants, which systems are not Year 2000 compliant and the scope of the non-compliance.

     El Conquistador will modify or replace a portion of its software so that its information technology will function properly with respect to dates in the year 2000 and thereafter. El Conquistador now estimates that its Year 2000 project cost will be approximately $750,000, which includes approximately $700,000 for the purchase of new hardware and software that will be capitalized and approximately $50,000 that will be expensed as incurred. To date, El Conquistador has incurred approximately $20,000 for assessment of the Year 2000 issue. El Conquistador's non-information technology assets require a limited amount of modifications with respect to the Year 2000 issue. El Conquistador is currently completing such modifications and it does not believe that such modifications will be significant.

     El Conquistador is surveying its significant vendors and service providers to determine the extent to which the resort's interface systems are vulnerable to those third parties' failure to

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

remediate their own Year 2000 issues. El Conquistador now expects to complete its vendor and service provider surveys in the second quarter of 1999, but cannot guarantee that all vendors or service providers will comply with El Conquistador's surveys. To date, no significant vendors or service providers have responded to the surveys. More importantly, El Conquistador must rely on the information provided by third parties and will not be able to test the third parties' compliance. As a result, El Conquistador will not be able to ensure Year 2000 compliance of these vendors or service providers. During the second quarter of 1999, El Conquistador intends to determine the extent to which it will be able to replace vendors and service providers that are expected to be non-compliant. Due to the lack of an alternative source, there may be instances in which El Conquistador will have no alternative but to remain with non-compliant vendors and service providers. As El Conquistador identifies the non-compliant vendors and service providers, it will then determine appropriate contingency plans.

     The costs of the project and the date on which El Conquistador believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     The project is estimated to be completed not later than November 1999. El Conquistador believes that with the modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer system. However, if such modifications and conversions are not made, or are not completed in a timely manner, the Year 2000 issue could have a material impact on the operations of the resort. Because of the importance of addressing the Year 2000 issue, El Conquistador expects to develop contingency plans if it determines that the remediation phase of its compliance plan will not be fully implemented by June 30, 1999. El Conquistador believes that the time frames set forth above will provide adequate time to test and correct, if necessary, any remaining Year 2000 problems or to implement a contingency plan, if necessary.


     The resort also utilizes certain computer systems and programs of Patriot/Wyndham and its subsidiaries. Patriot/Wyndham has reported that its Year 2000 compliance involves the three major program areas discussed above. Patriot/Wyndham is also applying the three phase approach set forth above. Patriot/Wyndham has further reported the following on the Year 2000 issue:



          Patriot/Wyndham engaged a consulting firm to conduct the inventory and assessment phases of its compliance program. Patriot/Wyndham has completed inventory and assessment phases with respect to its corporate information technology infrastructure and reservation systems. Patriot/Wyndham has also completed the inventory and assessment phases with respect to the information technology and other electronic assets that are located in Patriot/Wyndham hotels, other than some hotels which are either managed by Wyndham but not owned by Patriot or owned by Patriot but not leased or operated by Wyndham. Based on those assessments, Patriot/Wyndham, working with its consultants, determined which systems were not Year 2000 compliant and developed appropriate remediation plans.



          Patriot/Wyndham has begun the necessary work to remediate those systems at its owned and leased hotels, and at March 31, 1999 had completed ten percent of that work. Patriot/Wyndham previously engaged a consulting firm to provide the support and additional skills to effect the necessary remediation in sufficient time for testing and any necessary modifications.



          Of the 93 Patriot/Wyndham hotels either managed by Wyndham but not owned by Patriot or owned by Patriot but not leased or operated by Wyndham that were not acquired in the merger with Interstate Hotels, at March 31, 1999, 66 of these hotels have been assessed as part of Patriot/Wyndham's compliance program and Patriot/Wyndham has begun to implement remediation plans at 21 of these hotels. At March 31, 1999, the owners of the other 45 hotels that were assessed have neither taken any action to effect the necessary remediation identified in the assessment nor authorized Patriot/Wyndham to effect the remediation on behalf of the owners. While none of the remaining 27 hotels have been assessed by Patriot/Wyndham, Patriot/Wyndham has been informed by four of the owners that they have completed their own assessments. Patriot/Wyndham is continuing to monitor the status of these hotels and has reminded the owners of the importance of making these hotels Year 2000 compliant in sufficient time to permit adequate testing. Patriot/Wyndham has begun surveying the Year 2000 compliance of the owners of the hotels that are franchised under the Wyndham brand but not managed by Wyndham, and has informed these owners of the appropriate standards to make the equipment operating Wyndham's systems Year 2000 compliant. However, as the systems at the hotels which are either managed by Wyndham but not owned by Patriot or owned by Patriot but not leased or operated by Wyndham and franchised hotels are not under Patriot/Wyndham's control, Patriot/Wyndham will be required to rely on the information provided by those owners or managers/ operators and will not be able to test the assessment or remediation effected by third parties at these hotels or the franchised hotels.



          Patriot/Wyndham presently expects to expend approximately $34 million in connection with Year 2000 issues. At March 31, 1999, Patriot/Wyndham had incurred $1.75 million in connection with the inventory and assessment phases of its compliance program and $4.6 million to remediate its systems. However, Patriot/Wyndham anticipates expenditures may increase as it effects the remediation plans.



          As part of the settlement of litigation arising out of the Patriot/Wyndham merger with Interstate Hotels, Patriot/Wyndham agreed to contribute to a new company management of the hotels acquired in the merger and either managed by Wyndham but not owned by Patriot or owned by Patriot but not leased or operated by Wyndham, and then dispose of substantially all of that new company's stock by means of a spin-off to the stockholders of Patriot/Wyndham or otherwise. As the hotels in the Interstate merger whose management will be contributed to the new company are owned by third parties, Patriot/Wyndham expects those owners to bear all costs related to the inventory, assessment and remediation of those hotels.



          Patriot/Wyndham had identified 5,100 vendors and service providers that provide critical goods and services to Patriot/Wyndham and has requested those parties to provide information concerning Year 2000 compliance and remediation efforts. At March 31, 1999, 48% of those parties had provided written responses to Patriot/Wyndham and of those responding parties, Patriot/Wyndham sought clarifying information from less than one percent. None of the respondents indicated that Year 2000 was an issue that would materially disrupt its operations, and most indicated that they are or will become Year 2000 compliant. Patriot/Wyndham was not provided, and did not seek, detailed assessment or remediation plans from its vendors and service providers. Consequently, Patriot/Wyndham cannot evaluate the status or scope of those parties' Year 2000 compliance programs and will not be able to test those parties' compliance. Patriot/Wyndham is continuing to seek information from the parties that have not responded, but cannot guarantee that they will comply with Patriot/Wyndham's requests. As Patriot/Wyndham must rely on information provided by its vendors and service providers, of which more than 50% have not responded, Patriot/ Wyndham may not be able to accurately determine the Year 2000 compliance of its vendors and service providers. However, based on responses from those parties that have responded, Patriot/Wyndham believes that its most critical vendors and service providers will not cause Patriot/Wyndham's operations to be materially disrupted as a result of Year 2000 issues.
     In addition, based on existing responses Patriot/Wyndham has not identified any of its critical vendors as non-compliant. If Patriot/Wyndham determines that a vendor or service provider of critical goods or services is expected to be non-compliant, Patriot/Wyndham will evaluate whether the vendor or service provider could be replaced. Due to the lack of alternative sources, Patriot/Wyndham may be required to remain with non-compliant vendors or service providers. If Patriot/Wyndham identifies non-compliant vendors and service providers, it will then determine appropriate contingency plans.

          Patriot/Wyndham believes that its current compliance program will allow it sufficient time to identify which of its systems and other electronic assets are not Year 2000 compliant and to effect the necessary remedies to avoid substantial problems arising from Year 2000 induced failures. Patriot/Wyndham believes that its reprogramming, upgrading and systems replacements will be implemented by the end of the third quarter of 1999. Patriot/Wyndham believes that this should provide adequate time to further correct any problems that did not surface during the implementation and testing for those systems. Notwithstanding that, Patriot/Wyndham does recognize that some vendors and the owners and managers/operators of certain of its hotels either managed by Wyndham but not owned by Patriot or owned by Patriot but not leased or operated by Wyndham may not comply with its present schedules and could affect Patriot/Wyndham's timing and remediation effects generally. If Patriot/Wyndham is not successful in implementing its Year 2000 compliance plan, Patriot/Wyndham may suffer a material adverse impact on its consolidated results of operations and financial condition.



          In addition to those systems within Patriot/Wyndham's control and the control of its vendors and suppliers, there are other systems that could have an impact on Patriot/Wyndham's businesses and which may not be Year 2000 compliant by January 1, 2000. These systems could affect the operations of the air traffic control system and airlines or other segments of the lodging and travel industries, or the economy and travel generally. In addition, these systems could affect the hotels either managed by Wyndham but not owned by Patriot or owned by Patriot but not leased or operated by Wyndham or the hotels franchised under Patriot/Wyndham's brands whose owners and managers/operators are implementing their own compliance programs. These systems are outside of Patriot/Wyndham's control or influence and their compliance may not be verified by Patriot/Wyndham. However, these systems could adversely affect Patriot/Wyndham's financial condition or results of operation.



          During the second quarter of 1999, Patriot/Wyndham intends to develop plans to address potential Year 2000 induced failures. Because Patriot/Wyndham has no control over third party assessment and remediation efforts, Patriot/Wyndham expects to focus most of its contingency planning on externally caused disruptions. In addition, Patriot/Wyndham will develop its plans on its belief that the consequences of Year 2000 induced failures will be local in nature. These plans will be based on existing contingency plans for operations during storms and other natural disasters. While each hotel will develop a contingency plan, any disruption in utilities or other key local services could disrupt operations of several hotels located in the same geographic area. As part of Patriot/Wyndham's contingency planning, it also expects to evaluate its continued management of hotels either managed by Wyndham but not owned by Patriot or owned by Patriot but not leased or operated by Wyndham that do not become Year 2000 compliant.

                               LEGAL PROCEEDINGS

     On or about November 23, 1998, Ava, Inc. d/b/a Avante Salon & Spa, which operates a beauty salon at the resort, filed a preliminary and permanent injunction and a torts claim against El Conquistador and Golden Door Corp. The case is pending in the Puerto Rico Court of First Instance, Superior Court of Humacao. The action seeks preliminary and permanent injunctions ordering defendants not to intervene with Avante's contractual and property rights provided in the concession agreement pursuant to which the beauty salon is operated. Avante also seeks damages in the sum of $5,000,000, plus costs and attorney's fees. On December 4, 1998, defendants filed a motion to dismiss the complaint together with their opposition to the complaint. On the same day, the court held a hearing with respect to the preliminary injunction without granting such injunction. At the hearing, the parties agreed to submit a joint stipulation with respect to certain facts in order to assist the court in rendering its decision. On December 14, 1998, the parties filed the joint stipulation of facts. As of January 1999, both parties filed all memorandum of law and motions required to be filed by the court. The parties are currently awaiting the court's decision whether to grant injunctive relief and continue the tort action or dismiss the suit.

     Other than set forth above, El Conquistador currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of El Conquistador, none of the existing litigations is likely to have a material adverse effect on El Conquistador or its business including the one set forth above.

                   POLICY WITH RESPECT TO CERTAIN ACTIVITIES


     The loan agreement will prohibit El Conquistador from issuing any securities which are senior to the bonds. During the past three years, El Conquistador has not issued any senior securities. From time to time during the past three years, El Conquistador has borrowed monies from third-parties, its affiliates and its partners in order to fund day-to-day operations at the resort as well as for capital improvements and furniture, fixtures and equipment. Additionally, El Conquistador maintained a revolving credit facility with the Government Development Bank of up to $6,000,000 during the period of October 1996 through May 1998. As a condition to entering into the revolving credit facility, the Government Development Bank required the partners of El Conquistador to lend El Conquistador $800,000. In connection with the acquisition of El Conquistador by Patriot/Wyndham these loans were repaid. Additionally, as of March 31, 1999, El Conquistador was indebted to Posadas de Puerto Rico Associates, Incorporated in the aggregate principal amount of $33,668,885. Such loan will be subordinate to the bonds. Posadas de Puerto Rico is an indirect wholly-owned subsidiary of Wyndham and is the owner of the Condado Plaza Hotel & Casino in San Juan, Puerto Rico. El Conquistador's ability to borrow funds in the future will be governed by the loan agreement. To the extent that El Conquistador is able to borrow in the future, such borrowing decisions will be made solely by its general partner, which will be Conquistador Holding (SPE), Inc. upon completion of this offering.



     Except for advances of available cash to the partners or their affiliates, the loan agreement will prohibit El Conquistador from making loans to other persons. Additionally, the loan agreement will prohibit El Conquistador from offering securities in exchange for property and repurchasing or otherwise acquiring its partnership interests or other securities, including the bonds. Additionally, El Conquistador does not engage in the purchase and sale, or turnover, of investments, investing in securities of other persons or underwriting securities of other issuers. El Conquistador has not engaged in any of the aforementioned activities during the past three years.


     Following consummation of this offering, El Conquistador will be subject to the informational reporting requirements of the Securities Exchange Act of 1934 during the current fiscal year by reason of the public offering and the issuance of the bonds. In accordance with the Exchange Act, El Conquistador will file with the SEC the reports and other information required to be filed under the Exchange Act. El Conquistador anticipates, however, that it will not be subject to the reporting requirements of the Exchange Act in future fiscal years pursuant to Section 15(d) of the Exchange Act; however, El Conquistador will continue to file copies of its annual reports and certain other information, documents and reports specified in Rule 15c2-12 promulgated under the Exchange Act so long as the bonds are outstanding.

                       INVESTMENT OBJECTIVES AND POLICIES

     The purpose of El Conquistador is limited to the ownership of the resort and entering into a management agreement for the operation of the resort. El Conquistador was formed in order to develop, own and operate the resort, and to generate income therefrom. El Conquistador and the managing general partner, on behalf of El Conquistador, are authorized to enter into any agreements necessary or desirable for the operation of the resort and Las Casitas Village and ownership of the resort.


     The resort and Las Casitas Village will be operated by the Hotel Operator. For a complete discussion concerning these management arrangements, see 'EL CONQUISTADOR RESORT & COUNTRY CLUB -- Management and Marketing of the Resort and Las Casitas Village.' El Conquistador does not anticipate any additional long-term financing other than the bonds. El Conquistador believes that its cash flows from future operations will be sufficient to meet short-term working capital needs. Additional financing may be required for specific projects at the resort, including the purchase of replacement furniture, fixtures and equipment. The loan agreement will limit El Conquistador's ability to obtain additional financing, including secured financing, in certain circumstances. For a description of such limitations, see 'SUMMARY OF THE LOAN AGREEMENT -- Covenants.' El Conquistador will not invest in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.


                 POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS


     El Conquistador was formed solely to own the resort and operate the resort through a manager. So long as the bonds are outstanding, El Conquistador's ability to make other investments or dispose of its assets will be limited by the loan agreement, and, therefore, a policy with respect to such matters for executive officers and partners of El Conquistador is not necessary.


     The new partnership agreement will prohibit the general partner of El Conquistador from engaging in any other business activities other than those as a partner of El Conquistador. Conquistador Holding (SPE), Inc. will be the sole general partner of El Conquistador upon consummation of this offering. Conquistador Holding (SPE), Inc. will be a single purpose entity which will only be permitted to engage in the business of acting as a partner of El Conquistador. Conquistador Holding (SPE), Inc. will be prohibited from any other business activities. However, Patriot/Wyndham, the beneficial owner of substantially all of the partnership interests in El Conquistador will not be so restricted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     El Conquistador is subject to various conflicts of interest arising out of its relationship with the partners of the partnership and their affiliates. See 'RISK FACTORS -- The management of multiple hotel properties by the Hotel Operator may result in a conflict of interests' for a description of these various conflicts of interest. Because El Conquistador will be operated by Conquistador Holding (SPE), Inc., as general partner, these conflicts will not be resolved through arm's-length negotiations, but through the exercise of the general partner's judgment consistent with its fiduciary responsibility to WHG El Con Corp., which will be the only other partner other than Conquistador Holding (SPE), Inc. El Conquistador has agreed to indemnify the general partner and its officers, directors, employees or agents, whether acting as general partner or otherwise, except for gross negligence or willful misconduct.



     Williams Hospitality, an affiliate of El Conquistador, has historically and will continue to manage the resort and Las Casitas Village. The arrangements between El Conquistador and Williams Hospitality, including those contained in the management agreement, were not negotiated at arm's-length. There can be no assurances that the terms of the management agreement, including the Hotel Operator's fees, are as favorable to El Conquistador as those that could reasonably be obtained in an arm's-length negotiation with an unrelated third party. During the three months ended March 31, 1999, El Conquistador paid Williams Hospitality an aggregate of $1,471,000 for management, tradename and marketing fees pursuant to the management agreement. During the 12 months ended December 31, 1998, Williams Hospitality (1) was paid $3,596,000 for basic management fees, (2) earned $2,986,000 of incentive management fees and
(3) was reimbursed $1,800,000 for administrative expenses. The amounts paid to and earned by Williams Hospitality in 1998 were governed by the prior management agreement which was terminated on December 31, 1998. See 'EL CONQUISTADOR RESORT & COUNTRY CLUB -- Management and Marketing of the Resort and Las Casitas Village' for a detailed description of these arrangements and the fees paid with respect thereto.



     El Conquistador is also an affiliate of Wyndham Management, which will manage the resort and Las Casitas Village and market the resort on behalf of Williams Hospitality. El Conquistador is also an affiliate of Grand Bay, which will market Las Casitas Village. Each of Wyndham Management and Grand Bay market other resorts, some of which compete directly with the resort and Las Casitas Village. There can be no assurance that either Wyndham Management or Grand

Bay will not take actions which favor other properties that they market to the detriment of the resort and Las Casitas Village.



     Wyndham has a responsibility to its stockholders to maximize the economic return of all of the Wyndham Resorts'r' that it manages, not only the resort. There can be no assurance that Wyndham will not take actions or cause Wyndham Management or Grand Bay to take such actions to benefit another Wyndham Resort'r' or Grand Bay'r' hotel to the detriment of the resort. Such actions may include, without limitation, shifting key employees from the resort to another Wyndham Resort'r', marketing other Wyndham Resorts'r' or Grand Bay'r' hotels more prominently than the resort and Las Casitas Village, and not providing the financial support to the resort that it provides to other Wyndham Resorts'r'.



     In order to repay a portion of the $120,000,000 1991 AFICA bonds, El Conquistador borrowed $32,021,172 from Posadas de Puerto Rico Associates, Incorporated. Posadas de Puerto Rico is an indirect wholly-owned subsidiary of Wyndham, which beneficially owns approximately 23% of El Conquistador. The loan is evidenced by a demand promissory note bearing interest at the prime rate. As of March 31, 1999, the amount of such indebtedness together with accrued interest totaled $33,668,885. This loan will be subordinate to the bonds.



     Historically from time to time, El Conquistador borrowed funds from the partners of El Conquistador. Such loans are classified as deficiency loans and additional loans and are subordinate to the bonds. Deficiency loans were required to be made during the five-year period from November 1993 until November 1998. The proceeds of deficiency loans were used to pay operating costs or any other fees or expenses related to the operation of the resort or the partnership's business, including payment of liabilities or reserves for liabilities. Deficiency loan proceeds were not used for renovation, improvement, construction or development of the resort. The maximum aggregate principal amount of deficiency loans that could be called was $7,000,000 for each general partner and $14,000,000 in total. The actual amount of deficiency loans that were called was $7,600,000. Additional loans are required to be made any time after all capital contributions are made and either (1) there are outstanding $14,000,000 of deficiency loans or (2) the obligations to make deficiency loans has terminated. The general partners have the right, but not the obligation, to make additional loans. The proceeds of additional loans are used to meet any of the partnership's obligations for which it has insufficient funds. To date $9,597,120 of additional loans have been made by the partners to El Conquistador. As of March 31, 1999, such partner loans and related interest totalled $15,739,625. Interest on partner loans currently ranges from 7.50% to 8.00% per annum. The most recent of such loans was made in October 1996 in the aggregate principal amount of $800,000 and is described under 'POLICY WITH RESPECT TO CERTAIN ACTIVITIES' above.

                                   THE BONDS

GENERAL


     The bonds will be issued pursuant to the trust agreement in the aggregate
principal amount of $105,200,000*. The bonds will be dated          , 1999, and
will bear interest, except for the capital appreciation bonds, at such rates and will mature, subject to the rights of redemption described below, in such
amounts, on       and       of such years, as set forth on the inside front
cover page of this official statement and prospectus. Interest on the bonds, except the capital appreciation bonds, will be payable monthly on the first day
of each month commencing on       , 1999 until maturity or prior redemption.
Interest on the capital appreciation bonds will accrue from their date of delivery at the yields set forth on the inside front cover page of this official statement and prospectus, will be compounded monthly on the first day of each
month commencing          , 1999, and will be payable at maturity or redemption
in an amount equal to the initial principal amount plus the accrued and unpaid interest as of any date, which amount is referred to as the accreted value. The accreted value per $5,000 maturity amount of each capital appreciation bond on
each interest payment date commencing          , 1999 is shown on Appendix B to
this official statement and prospectus.



     The bonds are issuable as fully registered bonds without coupons in denominations of $5,000 or any integral multiple thereof, and in the case of capital appreciation bonds, in $5,000 maturity amounts and integral multiples thereof. The bonds will be registered under The Depository Trust Company Book-Entry Only System described below. The principal or redemption price of and interest on the bonds will be payable as described below under ' -- Book-Entry Only System.'


TRUSTEE

     The trustee will be Banco Santander Puerto Rico. The trustee's corporate trust office is located at 221 Ponce de Leon Avenue, Lobby Level, Hato Rey, Puerto Rico 00918.

BOOK-ENTRY ONLY SYSTEM

     The following information concerning The Depository Trust Company and its book-entry system has been obtained from The Depository Trust Company.

     The Depository will act as securities depository for the bonds. The bonds will be issued as fully registered bonds in the name of Cede & Co., the Depository's partnership nominee. One fully registered bond will be issued for each maturity of the bonds in the aggregate principal amount of such maturity, and will be deposited with the Depository.

     The Depository has advised El Conquistador and the underwriters as follows: the Depository is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its direct participants deposit with the Depository. The Depository also facilitates the settlement of securities transactions among direct participants, such as transfers and pledges, in deposited securities through electronic book-entry changes in accounts of the direct participants, thereby eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of the direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the the Depository system is also available to others such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depository and its participants are on file with the SEC.


------------



* Preliminary, subject to change.

Purchases of bonds under the the Depository system must be made by or through direct participants which will receive a credit for the bonds on the Depository's records. The ownership interest of each actual beneficial owner of each bond is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the Depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the bonds, except in the event that use of the Depository system for the bonds is discontinued.

To facilitate subsequent transfers, all bonds deposited by participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co. The deposit of bonds with the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the bonds. The Depository's records reflect only the identity of the direct participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the bonds of any maturity are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each direct participant in such maturity to be redeemed.

Neither the Depository nor Cede & Co. will consent or vote with respect to the bonds. Under its usual procedures, the Depository mails an 'Omnibus Proxy' to AFICA as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the bonds are credited on the record date and identified in a listing attached to the Omnibus Proxy.


Principal of and redemption premium, if any, on the bonds and interest payments on the bonds, other than capital appreciation bonds, will be made to the Depository. The Depository's practice is to credit direct participants' accounts on each interest payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participant and not of the Depository, the trustee, El Conquistador or AFICA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depository is the responsibility of the trustee, disbursement of such payments to direct participants is the responsibility of the Depository, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.


     Each person for which a participant acquires an interest in the bonds, as nominee, may desire to make arrangements with such participant to receive a credit balance in the records of such participant, and may desire to make arrangements with such participant to have all notices of redemption or other communications to the Depository, which may affect such persons, forwarded in writing by such participant and to have notification made of all interest payments.

     The Depository may discontinue providing its services as securities depository with respect to the bonds at any time by giving reasonable notice to AFICA or the trustee. In such event, AFICA will try to find a substitute securities depository and, if unsuccessful, definitive bonds will be printed and delivered. In addition, AFICA, in its sole discretion and without the consent of any other person, may terminate the services of the Depository as securities depository with respect to the bonds if AFICA determines that beneficial owners of such bonds shall be able to obtain definitive bonds. In such event, definitive bonds will be printed and delivered as provided in the trust agreement and registered in accordance with the instructions of the beneficial owners.

     So long as Cede & Co., as nominee of the Depository, or any other nominee of the Depository, is the registered owner of the bonds, all references herein to the bondholders or registered owners of the bonds, other than under the section 'TAX CONSEQUENCES,' shall mean Cede & Co., or such other nominee, in the capacity of nominee for the Depository, and shall not mean the beneficial owners of the bonds.

     When reference is made to any action which is required or permitted to be taken by the beneficial owners, such reference shall only relate to those permitted to act, whether by statute, regulation or otherwise, on behalf of such beneficial owners for such purposes. When notices are given, they shall be sent by AFICA or the trustee to the Depository only.

     For every registration of transfer or exchange of the book-entry bonds, the beneficial owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

     NONE OF AFICA, THE TRUSTEE OR EL CONQUISTADOR SHALL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO: (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY THE DEPOSITORY OR ANY PARTICIPANT, AS DESCRIBED ABOVE; (2) THE PAYMENT OR TIMELINESS OF PAYMENT BY THE DEPOSITORY OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR REDEMPTION PRICE OF OR INTEREST ON THE BONDS; (3) THE DELIVERY OR TIMELINESS OF DELIVERY BY THE DEPOSITORY OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE TRUST AGREEMENT TO BE GIVEN TO BONDHOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (5) THE DEPOSITORY'S DUTIES WITH RESPECT TO ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY BONDHOLDERS.


     In the event that the book-entry only system is discontinued and the beneficial owners become registered owners of the bonds, the following provisions will apply: the principal of the bonds and premium, if any, thereon when due will be payable upon presentation of the bonds at the corporate trust office of the trustee in San Juan, Puerto Rico, and interest on the bonds, excluding the capital appreciation bonds, will be paid by check mailed to the persons who were the registered owners, or in the case of beneficial owners holding at least $1,000,000 aggregate initial principal amount of bonds, excluding the capital appreciation bonds, who so request by wire transfer, as of the 15th day of the month immediately preceding the related interest payment date, as provided in the trust agreement. Bonds may be exchanged for an equal aggregate principal amount of bonds, or maturity amount in the case of capital appreciation bonds, in other authorized denominations, or maturity amounts in the case of capital appreciation bonds, and of the same maturity and interest rate, upon surrender thereof at the trustee's corporate trust office in San Juan, Puerto Rico. The transfer of any bond may be registered only upon surrender thereof to the trustee along with a duly executed assignment in form satisfactory to the trustee. Upon any such registration of transfer, a new bond or bonds of authorized denominations in an equal aggregate principal amount, or maturity amount in the case of capital appreciation bonds, of the same maturity, bearing interest at the same rate and registered in the name of the transferee will be executed by AFICA and authenticated by the trustee. No charge may be made to the bondholders for any exchange or registration of transfer of the bonds, but any bondholder requesting any such exchange shall pay any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. The trustee will not be required to exchange or to register the transfer of any bond during the period of 15 days preceding the date of giving of notice of redemption or after any bond or portion thereof has been selected for redemption.


REDEMPTION

     Mandatory Redemption Other Than Upon Event of Taxability. The bonds will be subject to mandatory redemption at a price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium,
(1) in whole or in part, to the extent of any condemnation, casualty or insurance proceeds received upon the occurrence of an event of condemnation, taking or destruction of, or damage to the resort under the conditions set forth in the loan agreement, and (2) in whole upon cessation of operations of the resort.

     A cessation of operation of the resort will not be deemed to have occurred
(1) until 30 days have elapsed after notice has been given to El Conquistador by AFICA that operations at the resort have ceased and El Conquistador has not demonstrated to the satisfaction of AFICA that the resort is being operated as an 'Industrial Facility' within the meaning of Act No. 121 of June 27, 1977 of Puerto Rico, as amended, or that El Conquistador is, in good faith, seeking to cause the resumption of an economically reasonable operation of the resort as an Industrial Facility or (2) until receipt by AFICA and the trustee of notice from El Conquistador that El Conquistador has no present intention of causing the resumption of operations of the resort as an Industrial Facility or of seeking, in good faith, to cause the resumption of an economically reasonable operation of the resort as an Industrial Facility. A cessation of operation of the resort will not be deemed to exist on account of an occurrence of an event of condemnation, damage or destruction of the resort.

     In addition, the term bonds, unless previously redeemed or purchased for cancellation, are subject to mandatory redemption, in amounts equal to the following amortization requirements:

                                                                      YEAR       [DATE]          [DATE]
                                                                     ------   ------------    ------------
Term bonds maturing               , 2014..........................    2009      $               $
                                                                      2010
                                                                      2011
                                                                      2012
                                                                      2013
                                                                      2014
Term bonds maturing               , 2019..........................    2014
                                                                      2015
                                                                      2016
                                                                      2017
                                                                      2018
                                                                      2019
Term bonds maturing               , 2024..........................    2019
                                                                      2020
                                                                      2021
                                                                      2022
                                                                      2023
                                                                      2024
Term bonds maturing               , 2029..........................    2024
                                                                      2025
                                                                      2026
                                                                      2027
                                                                      2028
                                                                      2029


     The serial bonds mature at six-month intervals commencing                ,
2002 as set forth on the inside front cover of this official statement and prospectus.



     The accreted value per $5,000 maturity amount of each capital appreciation
bond on each interest payment date commencing          , 1999 is shown on
Appendix B to this offical statement and prospectus.


     Mandatory Redemption Upon Event of Taxability. The bonds are further subject to mandatory redemption in whole at a price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date upon the second occurrence of an Event of Taxability. An Event of Taxability will occur upon receipt by AFICA and the trustee of a report of El Conquistador's accountants to the effect that because of the failure of El Conquistador to comply with certain provisions of the U.S. Internal Revenue Code of 1986, as amended and in effect on the date of issuance of the bonds, interest paid or accrued on the bonds to a Qualifying Bondholder is includable in gross income and subject to the payment of income taxes, a credit for the payment of which is not otherwise available under the Internal Revenue Code as in effect on the date of such report. If redeemed, such redemption shall occur not later than 45 days after the occurrence of such an Event of Taxability. No such mandatory redemption shall be required as a result of a change in the tax laws in force on the date of issuance of the bonds.

     Optional Redemption. The bonds are subject to redemption, at the option of
El Conquistador, in whole or in part, on               , 2009 or on any interest
payment date thereafter, which date shall not be less than 45 days from the date that notice of such redemption is received by the trustee, at the redemption prices set forth below, expressed as percentages of the outstanding principal amount of such bonds, plus accrued interest to the redemption date:

                 REDEMPTION PERIOD                                      REDEMPTION PRICE
----------------------------------------------------  ----------------------------------------------------

              , 2009 -               , 2010.........                         102.0%
              , 2010 -               , 2011.........                         101.0%
              , 2011 and thereafter.................                         100.0%

     To exercise the foregoing optional redemption, El Conquistador is required to deposit with the trustee moneys necessary to effect such redemption on a business day not less than 31 days before the date on which the corresponding redemption price is due and payable.

     Selection and Notice of Redemption. At least 30 days before any redemption date, notice thereof will be sent by the trustee via first-class mail, postage prepaid, to Cede & Co., as nominee of the Depository, or if the book-entry only system is discontinued as described above, by first-class mail, postage prepaid, to the holders of the bonds to be redeemed. If less than all of the bonds are called for redemption, the particular bonds or portions thereof to be redeemed will be selected as provided below, except that so long as the book-entry only system shall remain in effect, in the event of any such partial redemption, the Depository shall reduce the credit balances of the applicable participants in respect of the bonds in inverse order of maturity; provided that if fewer than all of the outstanding bonds of the same maturity are called for redemption, the bonds or portions of such maturity date to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate. Such participants shall in turn select those beneficial owners of the bonds whose ownership interests are to be extinguished by such partial redemption, each by inverse order of maturity or as determined by the trustee as provided above.

     Each notice of redemption shall set forth:

          (1) the redemption date;

          (2) the redemption price;

          (3) if fewer than all of the bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such bonds to be redeemed and, in the case of bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed;

          (4) that on the date fixed for redemption such redemption price will become due and payable upon each bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date; and

          (5) the place where such bonds or portions thereof called for redemption are to be surrendered for payment of such redemption price.

     In case any bond is to be redeemed in part only, the notice of redemption shall state also that on or after the redemption date, upon surrender of such bond, a new bond or bonds in principal amount equal to the unredeemed portion of such bond will be issued. Failure to mail such notice to any bondholder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the bonds of any other bondholders.

     Except with respect to the mandatory redemption of the term bonds in accordance with the amortization requirements described above, if less than all of the outstanding bonds shall be called for redemption, such bonds will be redeemed in inverse order of maturity unless otherwise requested by El Conquistador. If less than all of the bonds of any maturity are called for redemption, the particular bonds or portions thereof to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate, in integral multiples of $5,000.

     If notice of redemption is given and if sufficient funds are on deposit with the trustee to provide for the payment of the principal of and premium, if any, and interest on the bonds, or portions thereof, to be redeemed, then the bonds, or portions thereof, so called for redemption will, on the redemption date, cease to bear interest and shall no longer be deemed outstanding or be entitled to any benefit or security under the trust agreement.

     Any moneys which have been set aside for the purpose of paying any of the bonds, either at the maturity thereof or upon a redemption or otherwise, and which remain unclaimed by a bondholder for a period of two years after the date on which such bonds shall have become due and payable or deemed tendered for purchase, may, upon the request of El Conquistador, be paid to El Conquistador or to such office, board or body as may be entitled by law to receive the same. Thereafter, the holder of such bonds shall look only to El Conquistador or to such office, board or body, as the case may be, for payment and then only to the extent of the amount so received, without interest. AFICA and the trustee shall have no responsibility with respect to such moneys.

SOURCES OF PAYMENT AND SECURITY FOR THE BONDS

     In General. The bonds are limited obligations of AFICA payable solely from monies derived pursuant to the loan agreement and from such other amounts as may be available to the trustee under the trust agreement and the related collateral agreements. The bonds will not constitute a charge against the general credit of AFICA and will not constitute an indebtedness of the government of Puerto Rico or any of its political subdivisions other than AFICA. The partners and the affiliates of El Conquistador are not liable with respect to the payment of principal of, premium, if any, or interest on the bonds.

     The Loan Agreement. Under the loan agreement, El Conquistador will agree to deposit with the trustee in a bond fund established under the trust agreement amounts sufficient to pay, together with the amounts then on deposit therein, principal of and premium, if any, and interest on the bonds. Such deposit must be made on the business day immediately preceding the day on which the corresponding amounts of principal, premium, if any, and interest are due and payable. Pursuant to the trust agreement, AFICA will assign its interest in the loan agreement, except certain rights of AFICA to indemnification, exemption from liabilities, notices and the payment of costs and expenses, to the trustee as security for the bonds.

     The Reserve Fund. On the date of issuance of the bonds, El Conquistador shall cause $9,100,000 to be deposited from the proceeds of the bonds to the credit of a reserve fund. Moneys held for the credit of the reserve fund shall be used for the purpose of paying the principal of and interest on the bonds when due, whenever and to the extent that the moneys held to the credit of the bond fund established to facilitate payments on the bonds shall be insufficient for such purposes. If El Conquistador has failed to deposit amounts sufficient to pay principal of and interest on the bonds as required under the loan agreement, the trustee will transfer funds from the reserve fund to the bond fund, and will notify El Conquistador of the existence of a deficiency in the reserve fund, on the business day immediately succeeding the next interest payment date. In accordance with the loan agreement, El Conquistador has the obligation to replenish the reserve fund within 20 business days after notice from the trustee of the existence of a reserve fund deficiency; provided, however, that a deficiency in the reserve fund will not be an event of default under the loan agreement until such deficiency exceeds $4,550,000. Additionally,
commencing               , 1999 and on each               thereafter if the
trustee determines that there exists a deficiency in the reserve fund due to a reduction in the market value of securities deposited in the reserve fund, as determined by the trustee pursuant to a valuation effected as provided in the trust agreement, El Conquistador shall be obligated to replenish the reserve fund within 20 business days after receipt of notice from the trustee; provided, however, that a deficiency in the reserve fund will not be an event of default under the loan agreement until such deficiency exceeds $4,550,000. El Conquistador shall direct the trustee to cause the moneys held in the reserve fund to be invested in Investment Obligations (as defined in 'SUMMARY OF THE TRUST AGREEMENT -- Investment of Funds' below) of such long-term or short-term maturities as El Conquistador elects; provided that such Investment Obligations deposited in the reserve fund shall mature or be subject to redemption, at the option of the holder thereof, not later than the

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
respective dates when moneys held to the credit of such fund or account will be required for the purposes intended.


     Pledge Agreement and Mortgage. The bonds will be secured by a pledge of real estate and leasehold mortgage notes in the principal amounts of $105,200,000, $100,000 and $2,000,000, respectively, and bearing interest at the rate of 12% per annum. The mortgage notes will be secured by a first priority mortgage lien on the resort and on the Palominos Island lease, subject only to liens permitted by the loan agreement.


     The mortgage notes will be pledged to the trustee for the benefit of AFICA and the bondholders pursuant to a pledge agreement as security for the obligations of El Conquistador under the loan agreement.

     A mortgagee title insurance policy insuring the real estate and leasehold mortgages as a first priority lien on the resort, subject only to liens permitted by the loan agreement, will be delivered on the date of issuance of the bonds in an amount equal to the principal amount of the mortgage notes referred to above.


     Personal Property Security Agreements. The bonds additionally will be secured by a personal property security agreement which will create a first priority security interest in a substantial portion of El Conquistador's tangible and intangible personal property, including tangible assets, used in connection with the operation of the resort. If sufficient moneys were otherwise not available in the bond fund established pursuant to the trust agreement and the $9,100,000 reserve fund for the payment of the principal of and interest on the bonds, the trustee may institute proceedings to cause the enforcement of its security interests under such security agreement.


     Assignments. As security for its obligations under the loan agreement, El Conquistador will enter into an assignment of leases and rents and security agreement and an assignment of the management agreement. The assignment contracts perfect an assignment of certain contracts, leases, subleases, concessions and other agreements and licenses related to the operation of the resort.

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
                         SUMMARY OF THE LOAN AGREEMENT

     The following summary which describes certain provisions of the loan agreement, does not purport to be complete and is subject to, and is qualified by reference to, the loan agreement. A copy of the loan agreement is filed as an exhibit to the registration statement of which this official statement and prospectus is a part.

     AFICA will issue the bonds and lend the proceeds to El Conquistador. El Conquistador will agree to make payments directly to the trustee which, together with amounts then held in the bond fund established under the trust agreement, will be sufficient to make the payments of principal of and interest on such bonds as the same become due. El Conquistador will make such payments from cash it generates from operating activities. The obligations of El Conquistador under the loan agreement will be absolute and unconditional without right of set-off for any reason.

     Pursuant to the loan agreement, El Conquistador will agree to indemnify AFICA and to pay the costs and expenses of indemnifying the trustee against any losses arising from the operation of the resort and Las Casitas Village or their participation in this offering, subject to certain exceptions, and will agree to pay the legal fees and expenses of AFICA and the trustee.

     AFICA will assign all its rights under the loan agreement, except for certain rights of AFICA to indemnification, exemption from liability and the payment of costs and expenses, to the trustee pursuant to the trust agreement.

BOND PROCEEDS

     The proceeds of the sale of the bonds will be used immediately after completion of this offering to:

      repay the $90,000,000 interim loan made on August 3, 1998 by Citicorp Real Estate to El Conquistador and any unpaid interest thereon;

      reimburse El Conquistador for interest previously paid on the interim loan;

      to fund the $9,100,000 reserve fund;

      pay the $526,000 administrative fee to AFICA; and

      pay costs and expenses associated with the issuance of the bonds, including, printing fees, professional fees and fees of the trustee.

MAINTENANCE AND OPERATION OF THE RESORT


     El Conquistador will agree to cause the resort to be operated as an 'Industrial Facility' within the meaning of Act No. 121 of the Legislature of Puerto Rico and to be maintained, preserved and kept in good repair, working order and condition and from time to time to make all necessary and proper repairs, replacements and renewals; provided, however, that El Conquistador will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the resort the maintenance, preservation, repair, replacement or renewal of which, in the opinion of El Conquistador, becomes uneconomical to El Conquistador because of damage or destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations, or the termination by El Conquistador of the operation of the facilities to which such element or unit of the resort is an adjunct.


DISPOSITION OF PROJECT; ASSIGNMENT OF LOAN AGREEMENT; MERGER OR CONSOLIDATION OF EL CONQUISTADOR

     The resort may be sold, leased or otherwise disposed of with the prior written consent of AFICA and the trustee. The said consent shall not be required if the following conditions are met:

          (1) El Conquistador (A) notifies AFICA, the trustee and the rating agency rating the bonds of the proposed transaction, and (B) provides to AFICA and the trustee proof reasonably satisfactory

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
     to them, which may include an opinion of counsel approved by AFICA and the trustee, that the consummation of the proposed transaction will not result in the interest payable on the bonds not continuing to constitute income from sources within Puerto Rico under the Internal Revenue Code; and


          (2) the rating agency provides confirmation that the rating on the bonds will not be withdrawn or downgraded below the rating assigned to the bonds on the date of issuance as a result of the consummation of the proposed transaction. No such sale, lease or other disposition will relieve El Conquistador of its obligations to make payments under the loan agreement sufficient to pay principal of and interest on the bonds as the same become due.


     El Conquistador may assign the loan agreement with the prior written consent of AFICA and the trustee. The said consent shall not be required if:

          (A) the conditions mentioned in (1) and (2) of the prior paragraph are complied with by El Conquistador; and

          (B) the assignee (1) expressly assumes in writing El Conquistador's obligations under the loan agreement and (2) delivers to AFICA and the trustee a certificate executed by its chief financial officer or treasurer stating that none of the obligations and covenants under the loan agreement, the trust agreement and the related collateral documents assumed by it, or the performance thereof will conflict with, or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

     So long as any bonds are outstanding, El Conquistador will not dispose of all or substantially all of its assets and will not consolidate or merge into another entity; provided, however, that El Conquistador may do so if: (1) the successor or transferee entity is organized under the laws of Puerto Rico or any state of the United States and complies with the source of income covenants contained in the loan agreement; and (2) if the conditions mentioned in (A) and
(B) of the prior paragraph are complied with by El Conquistador or the successor or transferee, as the case may be.

MAINTENANCE OF SOURCE OF INCOME; ADDITIONAL INTEREST UPON EVENT OF TAXABILITY

     El Conquistador will agree under the loan agreement that during each taxable year while the bonds are outstanding it will comply with the source of income covenants so that all interest paid or payable on the bonds will constitute income from sources within Puerto Rico under the provisions of the Internal Revenue Code as in effect on the date of issuance of the bonds. Failure to comply with the source of income covenants shall constitute an Event of Taxability. If an Event of Taxability occurs, El Conquistador is required to pay additional interest to each Qualifying Bondholder who receives or accrues interest on the bonds subject to federal income taxation as a result thereof.

     The source of income covenants under the loan agreement require El Conquistador, so long as it is a partnership under the Internal Revenue Code, on any determination date, to:

          (1) be a partnership;

          (2) be engaged in trade or business only in Puerto Rico;

          (3) not be engaged, directly or imputedly, in any trade or business outside Puerto Rico; and

          (4) not derive, directly or imputedly, any gross income which is, or is treated as, effectively connected with, or attributable to, the conduct of a trade or business outside Puerto Rico.

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     The source of income covenants under the loan agreement further require, if
El Conquistador is deemed an association taxable as a corporation for purposes of the Internal Revenue Code, on any determination date, that:

          (1) at least 80% of the gross income from all sources has been and will be

             (A) derived from sources outside the United States, or attributable to income so derived by a subsidiary of El Conquistador, and

             (B) attributable to the active conduct of a trade or business outside the United States by El Conquistador or by a subsidiary of El Conquistador; and

          (2) all interest on the bonds will be paid by a trade or business of El Conquistador in Puerto Rico.

     The source of income covenants also require that all interest paid to, or accrued by, a bondholder on the bonds to constitute income from sources within Puerto Rico for purposes of the Internal Revenue Code.

     Under the loan agreement, El Conquistador will be required to cause its independent accountants to submit, no later than the last day of the third month following the close of each of its taxable years, a report, which shall be made in accordance with generally accepted auditing standards, stating whether in connection with their audit of the books and records of El Conquistador, it failed to comply with any of the source of income covenants during the taxable year just ended and if as a consequence thereof:


          (1) the interest paid to, or accrued by, a beneficial owner on the bonds constituted income from sources outside Puerto Rico for purposes of the Internal Revenue Code as in effect on the date of issuance of the bonds; and



          (2) in such opinion, under the Internal Revenue Code as in effect on the date of such report, interest paid or accrued on bonds held by a Qualifying Bondholder is includable in the gross income and subject to the payment of income taxes, a credit for the payment of which is not otherwise available to the Qualifying Bondholder.


     Upon receipt of such report, the trustee shall promptly cause a copy thereof to be mailed to each person who is a bondholder or who was a bondholder during the then current calendar year and during the immediately preceding calendar year. Thereafter, any Qualifying Bondholder who has paid or is required to pay income taxes under the Internal Revenue Code in respect of the interest paid or accrued on the bonds may submit a written claim for additional interest. Such claim must set forth in reasonable detail the basis therefor and the calculation of the additional interest and must be submitted to the trustee and El Conquistador within 270 days from the date of receipt of the trustee's notice of an independent accountants report showing that an Event of Taxability occurred. El Conquistador will pay such claim for additional interest to the Qualifying Bondholder within 30 days from the date El Conquistador receives the notice of claim from the Qualifying Bondholder.

COVENANTS

     In connection with this offering, El Conquistador agreed to certain limitations on additional indebtedness and liens. El Conquistador will be permitted to incur additional indebtedness provided it maintains, after taking into consideration the principal amount of and debt service for such additional indebtedness:

          (1)(A) an Additional Indebtedness Loan-to-Value Ratio of no more than 65%, and

             (B) an Additional Indebtedness Debt Service Coverage Ratio of no less than 1.75; and

          (2) in the case of additional indebtedness of more than $10,000,000, El Conquistador must deliver a letter to the trustee from the rating agency then rating the bonds, to the effect that the rating agency reviewed the additional indebtedness and after the incurrence of the same, the bonds will continue to have a rating not lower than the one assigned to the bonds immediately prior to such incurrence.

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

     Additional Indebtedness Debt Service Coverage Ratio means at the time of calculation, the quotient resulting from dividing (A) the net operating income before income taxes and interest and excluding depreciation and other noncash items of the resort for the last four full fiscal quarters, excluding any fiscal quarter which ended less than 31 days prior to the date of determination, by
(B) the aggregate principal and interest on the bonds and the additional indebtedness scheduled for payment over the next full 12 month period. Additional Indebtedness Loan-to-Value Ratio means at the time of calculation, the quotient resulting from dividing (1) the total principal amount of bonds then outstanding, less the aggregate amount deposited to the credit of the bond fund and the reserve fund, plus the principal amount of any additional indebtedness, by (2) the appraised value of the resort as determined by the most recent appraisal dated not more than three years prior to the date of calculation.



     El Conquistador will be permitted to make advances of available cash to its partners and their affiliates on a quarterly basis; provided (1) El Conquistador retains out of available cash an amount equal to the principal amount of the bonds payable on the next principal payment date in the same taxable year plus $2,500,000, (2) no event of default or event which with the giving of notice or the passage of time would become an event of default under the loan agreement shall have occurred and be continuing at the time such advance is made, (3) the reserve fund balance is $9,100,000 at the time such advance is made, (4) the amount of such advance shall not exceed the amount of available cash during the 12 months ending at the end of the last quarter with respect to which the advance is being made and (5) there shall be in effect the insurance policies required by the loan agreement. For these purposes, available cash means net cash provided by (used in) operating activities reflected on the statement of cash flows included in El Conquistador's regularly prepared financial statements less principal paid on the bonds, principal and other debt service, other than interest, paid on any other indebtedness, and capital expenditures which have not been financed. El Conquistador will also be permitted to distribute cash to the partners at any time provided such distribution is secured by a letter of credit issued by an institution the long term obligations of which are rated Baa2 to the extent the cash distributed exceeds amounts otherwise permitted to be distributed.



     Additionally, the El Conquistador partnership agreement will prohibit the partnership from conducting any business other than the ownership and operation of the resort. The partnership agreement may be amended without the consent of AFICA so long as the amendment would not adversely affect the rights of the bondholders.


     The loan agreement contains covenants of El Conquistador normally required of borrowers with respect to properties similar to that of the resort, including covenants with respect to compliance with environmental laws and regulations, and maintenance of insurance. The loan agreement permits El Conquistador to restore or replace the resort or portions thereof in the event of any damage due to casualty or loss due to condemnation upon compliance with certain conditions set forth therein.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an event of default under the loan agreement:

          (1) failure by El Conquistador to pay the amounts required to be paid with respect to principal of or premium, if any, or interest on the bonds when the same shall become due and payable;

          (2) failure by El Conquistador to make any other payments, excluding payments referred to in (1) above and payments to replenish the $9,100,000 reserve fund prior to its balance falling below $4,550,000, required by the loan agreement and continuation of such failure for 30 days after written notice thereof unless an extension is granted by the trustee prior to its expiration;


          (3) failure by El Conquistador to replenish the reserve fund at any time its balance falls below $4,550,000;


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          (4) failure by El Conquistador to observe and perform any other covenant, condition, or agreement under the loan agreement, other than (1),
     (2) or (3) above, and continuation of such failure for 90 days after written notice thereof from the trustee or AFICA unless an extension is granted by the trustee prior to its expiration; provided, however, that if such failure cannot be corrected within such 90-day period, it shall not constitute an event of default if corrective action is instituted by El Conquistador during such period and diligently pursued until such failure is corrected; and



          (5) certain events of bankruptcy, liquidation or similar proceedings involving El Conquistador.



     If by reason of force majeure El Conquistador is unable to perform any of its obligations under (2) (3) and (4) above, El Conquistador shall not be deemed in default during the continuance of such inability, including reasonable time for the removal of the effect thereof. Force majeure is defined in the loan agreement to mean, without limitation, the following: (1) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of Puerto Rico or any of their respective departments, agencies, political subdivisions or officials, or any civil or military authority; war; insurrections; civil disturbances; riots, epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; droughts; floods; washouts; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities, or shortages of labor, materials, supplies or transportation; or (2) any cause, circumstance or event not reasonably within the control of El Conquistador.


     Upon the occurrence of any of the foregoing events of default, the trustee may declare all unpaid amounts payable under the loan agreement in respect of the bonds to be immediately due and payable and may take any action at law or equity necessary to collect the payments then due and thereafter to become due, or to enforce any obligation of El Conquistador under the loan agreement. No remedial steps shall be taken, however, the effect of which would be to provide funds for the payment of principal of and interest on the bonds which have not yet matured or otherwise become due unless such principal and interest shall have been declared due and payable under the trust agreement.

     AFICA has no power to waive any default under the loan agreement or extend the time for the correction of any default that could become an event of default under the loan agreement without the consent of the trustee.

LIMITATION ON PARTNER'S LIABILITY

     The loan agreement provides that no recourse may be had against any partner of El Conquistador or any stockholder, officer, director, employee or agent, among others, of such partner for any obligation under the loan agreement and the remedies available under the loan agreement upon a default in any such obligation shall be only against El Conquistador and its assets, including the resort, and shall include foreclosure pursuant to the related collateral documents.

AMENDMENTS AND SUPPLEMENTS TO THE LOAN AGREEMENT AND THE RELATED DOCUMENTS

     The loan agreement and the related documents may be amended or supplemented without the consent of the bondholders: (1) to cure any ambiguity or formal defect or omission therein or, in any supplement thereto; (2) to grant to or confer upon AFICA or the trustee for the benefit of the bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be granted to or conferred upon AFICA, the trustee or the bondholders; and (3) to add to the covenants of El Conquistador for the benefit of the bondholders.

     Other than for the purposes of the above paragraph, the loan agreement and the related documents may be amended or supplemented with the approval of the bondholders of not less than a majority of the principal of the bonds outstanding at the time. No amendment or supplement to the loan agreement or the related documents will become effective without the consent of the trustee.

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
                         SUMMARY OF THE TRUST AGREEMENT

     The following summary which describes certain provisions of the trust agreement, does not purport to be complete and is subject to, and is qualified by reference to, the trust agreement. A copy of the trust agreement is filed as an exhibit to the registration statement of which this official statement and prospectus is a part.

     The trust agreement will constitute an assignment by AFICA to the trustee of all of AFICA's right, title and interest in the loan agreement and the related collateral documents, except for certain rights of AFICA to indemnification, exemption from liability, the payment of costs and expenses and the receipt of notices, in trust as security for the payment of the principal of and interest on the bonds.

PROJECT FUND

     The proceeds of the bonds, excluding the $9,100,000 reserve fund amount, will be deposited with the trustee in the project fund established pursuant to the trust agreement. The trustee will make disbursements from the project fund immediately after completion of this offering to:


      repay the $90,000,000 interim loan made on August 3, 1998 by Citicorp Real Estate to El Conquistador and any unpaid interest thereon;



      reimburse El Conquistador for interest previously paid on the interim loan;



       pay the $526,000 administrative fee to AFICA; and


      pay costs and expenses associated with the issuance of the bonds, including printing fees, professional fees and fees of the trustee.

BOND FUND

     The trust agreement will establish with the trustee a bond fund that shall be used for the payment of the principal of and interest on the bonds. The following amounts will be deposited in the bond fund:

          (1) all amounts paid pursuant to the loan agreement with respect to principal of and interest on the bonds, including payments with respect to optional and mandatory prepayments of the bonds;

          (2) all amounts derived from the related collateral documents securing payment of the bonds; and

          (3) all other moneys received by the trustee or otherwise which are permitted or required, or are directed by El Conquistador or AFICA to be paid into the bond fund.

RESERVE FUND


     On the date of issuance of the bonds, an amount equal to $9,100,000 will be deposited in the reserve fund created under the trust agreement. Thereafter, El Conquistador is required to make additional deposits from time to time so that the amounts held to the credit of the reserve fund are not less than $9,100,000. The trustee shall use amounts held to the credit of the reserve fund to make transfers to the bond fund to the extent necessary to pay interest on and principal of the bonds, whether at maturity, or upon acceleration or redemption, whenever and to the extent that the moneys on deposit in the bond fund are insufficient therefor.



     After the trustee makes any disbursement from the reserve fund, El Conquistador is obligated to deposit with the trustee, on the 20th business day succeeding the receipt of notice from the trustee, sufficient funds to cause the amount then to the credit of the reserve fund to equal $9,100,000. El Conquistador is also required to similarly deposit any amount necessary to cover any loss resulting from a decline in value of Investment Obligations held to the credit of the reserve fund if on any date of valuation the value of such Investment Obligations and other amounts on deposit in the reserve fund is less than $9,100,000. Investment Obligations is defined below under ' -- Investment of Funds.' However, a deficiency in the reserve fund will not be an event of default under the loan agreement until such deficiency exceeds $4,550,000.


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
RENEWAL AND REPLACEMENT FUND

     The trust agreement will establish with the trustee a renewal and replacement fund that shall be used for the payment of repair, renewal and replacement of furniture, fixtures and equipment for the resort. El Conquistador is obligated to deposit $333,333.34 in the renewal and replacement fund on each monthly interest payment date, up to an initial aggregate amount of $4,000,000.


     After the trustee makes any disbursement from the renewal and replacement fund, El Conquistador is required to make additional deposits with the trustee on each monthly interest payment date of $333,333.34 until the balance of such fund equals $4,000,000. El Conquistador is also required to similarly deposit any amount necessary to cover any loss resulting from a decline in value of Investment Obligations held to the credit of the renewal and replacement fund after the amount on deposit in such fund equals $4,000,000 if on any date the value of such Investment Obligations and other amounts on deposit in the renewal and replacement fund is less than $4,000,000 due to a decrease in the fair market value of such Investment Obligations. El Conquistador's obligations to make payments to the renewal and replacement fund are limited to a maximum of $333,333.34 per month and $4,000,000 in the aggregate through the year ending December 31, 2004. Thereafter, the aggregate maximum amount of the renewal and replacement fund will be adjusted to equal 4.0% of El Conquistador's average net revenues for the three years immediately prior to the year of the adjustment; provided that such amount shall not be less than $4,000,000. Such adjustment will be made every five years. After any adjustment, the required monthly amount to be deposited in the fund will equal one-twelfth ( 1/12) of the adjusted reserve amount.


INVESTMENT OF FUNDS

     Moneys held for the credit of all funds and accounts under the trust agreement shall be invested in Investment Obligations in accordance with the instructions of El Conquistador. Any such Investment Obligations shall mature not later than the respective dates when the money held for the credit of such funds or accounts will be required for the purposes intended.

     Investment Obligations are defined as government obligations and obligations of any agency or instrumentality whose obligations are backed by the full faith and credit of the United States of America and, to the extent from time to time permitted by law,

     (A) the obligations of the

     (1) Federal National Mortgage Association,

     (2) Federal Home Loan Banks,

     (3) Federal Farm Credit System,

     (4) Federal Home Loan Mortgage Corporation, and

     (5) Government National Mortgage Association, to the extent not included in government obligations;


     (B) repurchase agreements with financial institutions which are members of the Federal Reserve System or primary dealers in the United States Treasury market the short-term obligations of which institutions or dealers are rated at least 'A' by Moody's, or any similar rating to which it may be changed by each such rating agency, or whose long-term obligations are rated in one of the three highest rating categories by Moody's secured by government obligations or by securities described in clause (A); provided, that such repurchase agreement must provide that the value of the underlying obligations shall be maintained at a current market value, calculated at least weekly, of not less than 104% of the repurchase price, or in the case such underlying obligations are obligations of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, of not less than 105% of the repurchase price, a legal opinion shall be furnished to the trustee to the effect that


     (1) the repurchase agreement meets guidelines under the laws of Puerto Rico for the legal investment of public funds,

     (2) the trustee shall be given a first priority security interest,

     (3) no independent third party shall have a lien,

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     (4) such obligations repurchased must be transferred to the trustee or an independent third party agent by physical delivery or by an entry made on the records of the issuer of such obligations,

     (5) in either case, the entity should receive confirmation from the independent third party that those securities are being held in a safekeeping account in the name of the entity, and the trust or safekeeping departments of broker-dealers or financial institutions selling investments or pledging collateral or underlying securities, or their custodial agents, are not considered independent third parties for the foregoing purposes,

     (6) such repurchase agreement shall constitute a 'repurchase agreement' within the meaning of Section 101 of the United States Bankruptcy Code, as amended, and

     (7) any investment in a repurchase agreement shall mature within 30 days;


     (C) debt obligations and commercial paper rated 'M-1' or better by Moody's;


     (D) U.S. Treasury Strips, REFCORP Strips and FICO Strips;

     (E) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933, and having a rating of 'P-1' by Moody's;

     (F) certificates of deposit secured at all times by government obligations or collateral described in (A) which certificates are issued by commercial banks, savings and loan associations or mutual savings banks; provided that the collateral must be held by a third party and the trustee must have a perfected first priority security interest in the collateral;

     (G) certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by the Federal Deposit Insurance Corporation, including the Bank Insurance Fund and the Savings Association Insurance Fund;

     (H) bonds or notes issued by any state, territory or municipality which are rated by Moody's in one of the two highest rating categories assigned by such agencies;

     (I) federal funds or bankers' acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of 'A' or better by Moody's;

     (J) any Puerto Rico administered pool investment fund in which AFICA is statutorily permitted or required to invest; and

     (K) any other obligation, security or investment for which the trustee shall have received written confirmation from Moody's to the effect that no reduction in the rating on the bonds will result from the addition of such other obligation, security or investment.

     Any investment in government obligations or in obligations described in
(A) above may be made in the form of an entry made on the records of the issuer of the particular obligation.

     Government obligations are defined as


     (1) direct obligations of, or obligations the principal of and the interest on which are unconditionally guaranteed by, the United States of America, and



     (2) any certificates or other evidences of an ownership in obligations or in specified portions thereof, which may consist of specified portions of the principal thereof or the interest thereon, of the character described in clause
(1).


EVENTS OF DEFAULT

     Each of the following events is an event of default under the trust agreement:


          (1) failure to pay the principal of and premium, if any, and interest on the bonds when the same shall become due and payable by AFICA; or



          (2) any 'event of default', other than an event of default of the type described in (1) above, shall have occurred under the loan agreement and such event of default shall not have been remedied or waived.

ACCELERATION OF MATURITIES

     Upon the happening and continuance of an event of default specified above, the trustee may, and upon the written request of holders of not less than 25% in aggregate principal amounts of bonds then outstanding shall, by notice in writing to AFICA, declare the principal of all the bonds then outstanding, if not then due and payable, to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable.

     If at any time after the principal of the bonds shall have been declared to be due and payable, and before the entry of a final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under the trust agreement, moneys shall have accumulated in the bond fund sufficient to pay the principal of all bonds then outstanding, except the principal of any bonds due and payable solely as a result of such acceleration, and the interest accrued on such bonds since the last payment date to which interest shall have been paid or duly provided for, interest on overdue installments of interest, to the extent permitted by law, at the rate or rates then borne by the bonds, and the charges, compensation, expenses, disbursements, advances and liabilities of the trustee, and all other amounts then payable by AFICA under the trust agreement shall have been paid or a sum sufficient to pay the same shall have been deposited with the trustee, and every other default known to the trustee in the observance or performance of any covenant, condition, agreement or provision contained in the bonds or in the trust agreement shall have been cured or waived, then and in every such case the trustee may, and upon the written direction of the holders of not less than a majority in aggregate principal amount of the bonds then outstanding shall, by a notice in writing to AFICA and El Conquistador, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

ENFORCEMENT OF REMEDIES

     The holders of a majority of the aggregate principal of bonds then outstanding will have the right, subject to indemnification of the trustee, by an instrument or concurrent instruments in writing delivered to the trustee, to direct the remedial proceedings to be taken by the trustee under the trust agreement provided such directions are in accordance with law and the trust agreement and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such directions. Except as to the indemnity provided in the loan agreement with respect to an Event of Taxability, no bondholder will have any right to institute any suit, action or proceeding in equity or at law on any bond or for the execution of any trust under the trust agreement, or for any other remedy under the trust agreement unless:

     (1) such boldholder has previously given to the trustee written notice of the event of default on account of which such suit, action or proceeding is to be instituted;

     (2) the holders of not less than 25% of the aggregate principal of bonds then outstanding have requested the trustee, after the right to execute such powers or right of action, as the case may be, has accrued, and have afforded the trustee a reasonable opportunity, either to proceed to exercise such powers or to institute such action, suit or proceeding in its or their name;

     (3) the trustee has been offered reasonable security and indemnity against the costs, expenses and liabilities to be incurred, including, without limitation, indemnification for environmental liability; and

     (4) the trustee has refused or neglected to comply with such request within a reasonable time.

     No one or more bondholders will have any right, in any manner, to affect, disturb or prejudice any rights under the trust agreement, or to enforce any right thereunder, except in the manner therein provided. All suits, actions and proceedings at law or in equity must be instituted, had and maintained in the manner provided in the trust agreement and for the benefit of the bondholders. Any individual right of action or other right given to one or more bondholder by law is restricted by the trust agreement to the rights and remedies therein provided.

AMENDMENTS AND SUPPLEMENTS TO THE TRUST AGREEMENT

     The trust agreement may be amended or supplemented without the consent of the bondholders:

          (1) to cure any ambiguity or to make any other provisions with respect to matters or questions arising under the trust agreement consistent with the provisions of the trust agreement; or

          (2) to grant or confer upon the trustee for the benefit of the bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be so granted or conferred; or

          (3) to add to the covenants of AFICA for the benefit of the boldholders or to surrender any right or power conferred upon AFICA under the trust agreement; or

          (4) to permit the qualification of the trust agreement under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the bonds for sale under the securities laws of any of the states of the United States, and to add to the trust agreement or any supplement or amendment thereto such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939 or similar federal statute.

     The trust agreement may be amended or supplemented with the consent of the holders of a majority of the principal of the bonds outstanding at the time. However, without the consent of each bondholder affected, any amendment to the trust agreement may not:

          (1) extend the time for the payment of the principal of or the interest on any bond; or

          (2) reduce the principal of any bond or the redemption premium, if any, or the rate of interest thereon; or

          (3) create any lien or security interest with respect to the loan agreement or the payments thereunder; or

          (4) give a preference or priority to any bond or bonds over any other bond or bonds; or

          (5) reduce the aggregate principal of the bonds required for consent to such supplement or amendment or any waiver thereunder.

     The trustee is not obligated to execute any proposed supplement or amendment if its rights, obligations and interests would be affected thereby. Nothing herein will affect any preexisting rights to create liens set forth in the trust agreement.

     No amendment or supplement to the trust agreement, other than to cure any ambiguity, will become effective without the consent of El Conquistador.

DEFEASANCE

     Any bond will be deemed paid and no longer entitled to any security under the trust agreement upon satisfaction of certain conditions and the deposit with the trustee of sufficient funds, or direct obligations of the United States of America or obligations unconditionally guaranteed by the United States of America, the principal of and the interest on which, when due, without any reinvestment thereof, will provide moneys which will be sufficient to pay when due the principal of and premium, if any, and interest due and to become due, excluding any additional interest payable upon the second occurrence of an Event of Taxability, on such bond. El Conquistador will be required to indemnify the beneficial owners for any additional interest. If any bond is not to be redeemed or does not mature within 60 days after such deposit, El Conquistador must give irrevocable instructions to the trustee to give notice, in the same manner as notice of redemption, that such deposit has been made. The bonds shall have not been deemed paid unless the trustee shall have received an opinion of counsel experienced in bankruptcy matters to the effect that payment to the beneficial owners would not constitute a transfer which may be voided under the provisions of the United States Bankruptcy Code, and an opinion of counsel experienced in tax matters under the Internal Revenue Code to the effect that, assuming El Conquistador will continue to comply with the source of income covenants in the loan agreement, the deposit of said obligations or moneys would not adversely affect the treatment of interest received by the beneficial owners as income from sources within Puerto Rico.

                                     AFICA

GENERAL


     AFICA is a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. The Legislature of Puerto Rico determined that the development and expansion of commerce, industry and health and educational services within Puerto Rico are essential to the economic growth of Puerto Rico and to attain full employment and preserve the health, welfare, safety and prosperity of all its citizens. The Legislature also determined that new methods of financing capital investments were required to promote industry in Puerto Rico. Accordingly, AFICA was created under Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended, for the purpose of promoting the economic development, health, welfare and safety of the citizens of Puerto Rico. AFICA is authorized to borrow money through the issuance of revenue bonds and to loan the proceeds thereof to finance and refinance the acquisition, construction and equipping of industrial, tourist, educational, medical, environmental control and solid waste disposal facilities. AFICA has no taxing power. AFICA's offices are located at Minillas Government Center, De Diego Avenue, Stop 22, San Juan, Puerto Rico 00940. AFICA's telephone number is (787) 782-4060.


GOVERNING BOARD


     Act No. 121 of the Legislature of Puerto Rico provides that the governing board of AFICA shall consist of seven members. The President of the Government Development Bank for Puerto Rico, the Executive Director of the Puerto Rico Industrial Development Company, the Executive Director of the Puerto Rico Aqueduct and Sewer Authority, the President of the Puerto Rico Environmental Quality Board and the Executive Director of the Puerto Rico Tourism Company are each ex officio members of the governing board. The remaining two members of the governing board are appointed by the Governor of Puerto Rico for terms of four years. As of the date of this official statement and prospectus, the positions of Executive Director of the Puerto Rico Industrial Development Company and Executive Director of the Aqueduct and Sewer Authority are vacant. The following individuals are the current members of the governing board:



              NAME                   POSITION           TERM                  OCCUPATION
--------------------------------   ------------   -----------------  -----------------------------

Lourdes M. Rovira...............   Chairperson       Indefinite      President, Government
                                                                       Development Bank for Puerto
                                                                       Rico
Hector J. Russe-Martinez........      Member         Indefinite      President, Puerto Rico
                                                                       Environmental Quality Board
Jorge Davila....................      Member         Indefinite      Executive Director, Puerto
                                                                       Rico Tourism Company
James Thordsen..................      Member        June 27, 2002    President, James Thordsen,
                                                                       Inc.
Jose Salas-Soler................      Member      October 22, 2001   Attorney-at-Law


     Act No. 121 of the Legislature of Puerto Rico provides that the affirmative vote of four members is sufficient for any action taken by the governing board.

     The following individuals are currently officers of AFICA:


          CARLOS COLON DE ARMAS, Executive Director of AFICA, is also Executive Vice President of the Government Development Bank for Puerto Rico. He was appointed to these positions in February 1999. Mr. Colon de Armas received a PhD in finance from Purdue University in 1992. Prior to his appointment, he was Deputy Executive Director of the Puerto Rico Highway and Transportion Authority.

          VELMARIE BERLINGERI, Assistant Executive Director of AFICA, is also a Vice President of the Government Development Bank for Puerto Rico. Ms. Berlingeri has been associated with the Government Development Bank since 1993. Prior to her appointment, Ms. Berlingeri worked in the investments area of a major private sector corporation in Puerto Rico. Ms. Berlingeri received a Bachelor of Science in Business Administration degree from the University of Puerto Rico in 1982.



          DELFINA BETANCOURT-CAPO, Secretary and General Counsel of AFICA, is also Senior Vice President and General Counsel of the Government Development Bank for Puerto Rico. Ms. Betancourt has been associated with the Government Development Bank since 1984. She received a law degree from Cornell University in 1982.



OUTSTANDING REVENUE BONDS AND NOTES OF AFICA



     As of April 30, 1999, AFICA had revenue bonds and notes issued and outstanding in the aggregate principal amount of approximately $2.5 billion.


     All such bond and note issues have been authorized and issued pursuant to trust agreements or resolutions separate from and unrelated to the trust agreement relating to the bonds and are payable from sources other than the payments under the loan agreement.


     Under Act No. 121 of the Legislature of Puerto Rico, AFICA may issue additional bonds and notes from time to time to finance and refinance industrial, tourist, educational, medical, environmental control or solid waste disposal facilities. However, any such bonds and notes would be authorized and issued pursuant to other trust agreements or resolutions separate from and unrelated to the trust agreement relating to the bonds described in this official statement and prospectus and would be payable from sources other than the payments under the loan agreement.


                  GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO

     As required by Act No. 272 of the Legislature of Puerto Rico, approved May 15, 1945, as amended, the Government Development Bank has acted as a financial advisor to AFICA in connection with the issuance and sale of the bonds.

     The Government Development Bank is a public corporation with varied governmental financial functions. Its principal functions are to act as financial advisor to and fiscal agent for Puerto Rico, its municipalities and its public corporations in connection with the issuance of bonds and notes, to make advances to public corporations and to make loans to private enterprises that will aid in the economic development of Puerto Rico. The underwriters have been selected by the Government Development Bank to act from time to time as underwriters of its obligations and the obligations of Puerto Rico, its instrumentalities and public corporations. The underwriters or their affiliates also participate in other financial transactions with the Government Development Bank.

                                TAX CONSEQUENCES

     In the opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, under the provisions of the Acts of Congress and the laws of Puerto Rico now in force:

          1. The bonds, and the transfer of the bonds, including any gain derived upon the sale of the bonds, are exempt from Puerto Rico income tax pursuant to Article 8(b) of Act No. 121 of the Legislature of Puerto Rico.

          2. Interest on the bonds is:

             (A) excluded from the gross income of the recipient thereof for Puerto Rico income tax purposes pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code of 1986, as amended;

             (B) exempt from Puerto Rico income tax and alternative minimum tax pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code, Article 8(b) of Act No. 121 of the Legislature of Puerto Rico, and
        Section 3 of the Puerto Rico Federal Relations Act; and

             (C) exempt from Puerto Rico municipal license tax pursuant to
        Section 9(25) of the Puerto Rico Municipal License Tax Act of 1974, as amended, and Section 3 of the Puerto Rico Federal Relations Act.

          3. The bonds are exempt from Puerto Rico personal property tax pursuant Section 3.11 of the Puerto Rico Municipal Property Tax Act of 1991, as amended, and Section 3 of the Puerto Rico Federal Relations Act.

          4. The bonds are exempt from Puerto Rico (A) gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and
     (B) estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, excluding, in each case, United States citizens who acquired their United States citizenship other than by reason of birth or residence in Puerto Rico.


          5. The bonds will be considered an obligation of an instrumentality of Puerto Rico for purposes of (A) the non-recognition of gain rules of
     Section 1112(f)(2)(A) of the Puerto Rico Internal Revenue Code applicable to certain involuntary conversions and (B) the exemption from the surtax imposed by Section 1102 of the Puerto Rico Internal Revenue Code available to corporations and partnerships that have a certain percentage of their net income invested in obligations of instrumentalities of Puerto Rico and certain other investments.


     In the opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, based upon the provisions of the Internal Revenue Code now in force and assuming that El Conquistador complies with the source of income covenants contained in the loan agreement, then:

          1. interest on the bonds received by, or accrued to, an individual who is a bona fide resident of Puerto Rico during the entire taxable year in which such interest is received or accrued is excludable from gross income for income tax purposes under the Internal Revenue Code;


          2. interest on the bonds received by, or accrued to, a corporation organized under the laws of Puerto Rico or any foreign country is not subject to federal income taxation provided such interest is not effectively connected with the conduct of a trade or business in the United States by such corporation; and


          3. interest on the bonds is not excludable from the gross income of the recipients thereof for federal income tax purposes under Section 103(a) of the Internal Revenue Code.

     United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, will be subject to federal income tax on any gain realized upon the sale or exchange of the bonds. Pursuant to Notice 89-40 issued by the United States Internal Revenue Service on March 27, 1989, gain on the sale of the bonds, excluding 'original issue discount' accrued under the Internal Revenue Code as of the date of such sale or exchange, by an individual who is a bona fide resident of Puerto Rico during the entire taxable year and that is a resident of Puerto Rico for purposes of Section 865(g)(1) of the Internal Revenue Code will constitute Puerto Rico source income and, therefore, qualify for the exclusion provided in Section 933(1) of the Internal Revenue Code, provided such bonds do not constitute inventory in the hands of such individual.

     You should be aware that ownership of the bonds may result in having a portion of your interest expense allocable to interest on the bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Puerto Rico income tax purposes.

     The opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel, regarding the tax consequences under the Internal Revenue Code and the Puerto Rico Internal Revenue Code arising from ownership or disposition of the bonds is limited to the above.

                                     RATING


     The bonds will initially be rated 'Baa2' by Moody's Investors Service, Inc. There is no assurance that the rating given to the bonds will remain in effect for any given period or that it will not be revised downward or withdrawn entirely by Moody's if, in its sole judgment, circumstances so warrant. Any such downward revision or withdrawal of such rating may have an adverse effect on the market prices of the bonds. The rating of the bonds by Moody's is not a recommendation to buy, sell or hold the bonds.



     The rating given to the bonds reflects only the views of Moody's. An explanation of the significance of such rating may be obtained only from Moody's at 99 Church Street, New York, New York 10007.


     Moody's was provided with materials relating to El Conquistador, the resort, the bonds and other relevant information, and no application has been made to any other rating agency for purposes of obtaining a rating on the bonds. In addition, if requested, El Conquistador shall deliver to Moody's, from time to time, such documents and other relevant information required for purposes of its due diligence on the assigned rating to the bonds.

                                LEGAL INVESTMENT

     The bonds will be eligible for deposit by banks in Puerto Rico to secure public funds and will be approved investments for insurance companies to qualify them to do business in Puerto Rico as required by law.

                                  UNDERWRITING

     The underwriters of the bonds are as follows:

         Citicorp Financial Services Corporation
             Citibank Center
             Lomas Verdes Avenue
             Cupey, Puerto Rico

     Subject to the terms and conditions of a certain bond purchase agreement to be entered into among AFICA, El Conquistador and the underwriters, AFICA will agree to sell to the underwriters, and the underwriters will agree to purchase from AFICA, all of the bonds listed on the inside front cover page of this official statement and prospectus. The underwriters will purchase the bonds at the public offering price thereof less the underwriting discount set forth below:

        AGGREGATE PUBLIC                                 UNDERWRITING
         OFFERING PRICE            UNDERWRITING     STRUCTURING/MANAGEMENT        PROCEEDS TO
          OF THE BONDS               DISCOUNT                FEE               EL CONQUISTADOR(1)
--------------------------------   ------------     ----------------------     ------------------
          $105,200,000               $                     $                        $

------------

(1) The proceeds to El Conquistador set forth above is before deducting expenses of this offering payable by El Conquistador estimated at $5,000,000, and $9,100,000 which will be deposited in the reserve fund.

     The underwriters propose initially to offer the bonds to the public, when, as and if issued by AFICA and accepted by the underwriters, at the initial public offering prices set forth or derived from information shown on the inside front cover page of this official statement and prospectus. The initial offering prices may be changed from time to time by the underwriters. The underwriters may offer and sell the bonds to certain dealers, including dealers depositing bonds into investment trusts, and others at prices lower than the initial public offering prices stated or derived from information shown on the inside front cover page hereof.

     The bond purchase agreement will provide that the obligations of the underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The underwriters are committed to purchase all of the bonds if any are purchased.

     Prior to this offering, there has been no active market for the bonds. The underwriters have advised El Conquistador that they presently intend to make a market in the bonds as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the bonds and any such market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the bonds.

     El Conquistador will agree to indemnify the underwriters and AFICA against certain civil liabilities, including liabilities under the Securities Act of 1933. IN THE OPINION OF THE SEC, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 IS AGAINST PUBLIC POLICY AND THEREFORE UNENFORCEABLE.

     The underwriters have in the past and may from time to time in the future provide underwriting and other investment banking services to El Conquistador. Citicorp Real Estate, Inc., an affiliate of Citicorp Financial Services Corporation, is the lender under the interim loan made to El Conquistador on August 3, 1998 and, in such capacity, received customary fees for such services.

                                 LEGAL MATTERS


     Legal matters incident to the authorization, issuance and sale of the bonds are subject to the unqualified approving opinion of Fiddler Gonzalez & Rodriguez, LLP, San Juan, Puerto Rico, bond counsel. Certain legal matters will be passed upon for El Conquistador by Shack & Siegel, P.C., New York, New York and by McConnell Valdes, San Juan, Puerto Rico, and for the underwriters by Pietrantoni Mendez & Alvarez LLP, San Juan, Puerto Rico.


                         CONTINUING DISCLOSURE COVENANT

     El Conquistador will enter into a continuing disclosure agreement with the trustee wherein El Conquistador will covenant for the benefit of the holders and the beneficial owners of the bonds to file within 120 days after the end of each fiscal year beginning after their fiscal year 1999, with each nationally recognized municipal securities information repository and with any Puerto Rico state information depository financial information and operating data for such fiscal year. Such disclosure will include (1) audited financial statements, prepared in accordance with generally accepted accounting principles in effect from time to time, and (2) operating data and revenues, expenditures, financial operations and indebtedness generally found in this official statement and prospectus, such as Selected Financial Data and, Results of Operations and Financial Condition as provided in Management's Discussion and Analysis of Financial Condition and Results of Operations.

     El Conquistador will covenant also to file in a timely manner, with each nationally recognized municipal securities information repository or with the Municipal Securities Rulemaking Board, and with any Puerto Rico state information depository, notice of any of the following events with respect to the bonds, if material:

       (1)  principal and interest payment delinquencies;
       (2)  non-payment related defaults;
       (3)  unscheduled draws on debt service reserves reflecting financial difficulties;

       (4)  substitution of credit or liquidity providers, or their failure to perform;
       (5)  adverse tax opinions or events affecting the tax-exempt status of the bonds, including the occurrence of an Event of Taxability;
       (6)  modifications to rights of bondholders;
       (7)  bond calls;
       (8)  defeasances;
       (9)  release, substitution, or sale of property securing repayment of the bonds; and
      (10)  rating changes.

     These covenants have been made in order to assist the underwriters in complying with paragraph (b)(5) of Rule 15c2-12 promulgated under the Securities Exchange Act of 1934.

     El Conquistador does not undertake to provide the above-described event notice of a scheduled redemption, not otherwise contingent upon the occurrence of an event, if the terms, dates and amounts of redemption are set forth in detail in this official statement and prospectus under 'THE
BONDS -- Redemption.'

     El Conquistador expects to provide the financial information and operating data described above by delivering its audited financial statements prepared in accordance with generally accepted accounting principles for the applicable fiscal year and a supplemental report containing other information such as Selected Financial Data and, Results of Operations and Financial Condition as provided in Management's Discussion and Analysis of Financial Condition and Results of Operations to the extent necessary to provide the financial information and operating data described above by such deadline.

     As of the date of this official statement and prospectus, there was no Puerto Rico state information depository, and the nationally recognized municipal securities information repositories are: Bloomberg Municipal Repository, P.O. Box 840, Princeton, New Jersey 08542-0840; Kenny Information Systems, Inc., Attn: Kenny Repository Service, 65 Broadway, New York, New York 10006; Thompson NRMSIR, 395 Hudson Street, New York, New York 10004, Attn:
Municipal Disclosure; and DPC Data Inc., One Executive Drive, Fort Lee, New Jersey 07024.

     El Conquistador may from time to time choose to provide notice of the occurrence of certain other events in addition to those listed above if, in the judgment of El Conquistador, such other events are material with respect to the bonds, but El Conquistador does not undertake to provide any such notice of the occurrence of any material event except those events listed above.

     No bondholder may institute any suit, action or proceeding at law or in equity for the enforcement of the foregoing covenants or for any remedy for breach thereof, unless such bondholder shall have filed with El Conquistador written notice of any request to cure such breach, and El Conquistador shall have refused to comply within a reasonable time. All actions, suits or proceedings shall be instituted only as specified in the continuing disclosure agreement in any federal or Puerto Rico court located in the Municipality of San Juan, and for the equal benefit of all bondholders of the outstanding bonds benefitted by the same or a substantially similar covenant, and no remedy shall be sought or granted other than specific performance by El Conquistador of the covenant at issue. Notwithstanding the foregoing, no challenge to the adequacy of the information provided in accordance with the filings mentioned above may be prosecuted by any bondholder except in compliance with the remedial and enforcement provisions contained in the trust agreement.

     The above covenants may only be amended or waived if:

          (A) the amendment or waiver is made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature or status of El Conquistador; the covenants, as amended, or the provision as waived, would have complied with the requirements of Rule 15c2-12 promulgated under the Securities Exchange Act of 1934 at the time of issuance of the bonds, after taking into account any amendments or change in circumstance as evidenced by the receipt of an opinion of counsel experienced in federal securities laws acceptable to the trustee and El Conquistador; and the amendment or waiver does not materially impair the interests of the bondholders, as determined by the trustee or by counsel experienced in federal securities laws acceptable to the trustee and El Conquistador; and

          (B) the annual financial information containing, if applicable, the amended operating data or financial information will explain, in narrative form, the reasons for the amendment or waiver and the impact of the change in the type of operating data or financial information being provided.

                     REPORTS OF EL CONQUISTADOR PARTNERSHIP

     As a result of this offering, El Conquistador will be required to file all reports with the SEC required by Sections 13 and 15(d) of the Securities Exchange Act of 1934 from the date hereof at least through the end of the reporting period for the fiscal year ending December 31, 1999. After such time, El Conquistador does not intend to file annual or quarterly financial information with the SEC. However, El Conquistador will file its audited annual financial statements with each nationally recognized municipal securities information repository and state information depository as required by Rule 15c2-12 promulgated under the Securities Exchange Act as well as provide certain notices to such entities as well as the Municipal Securities Rulemaking Board pursuant to such rule. Such financial statements will also be available from El Conquistador upon written request, but will not be sent to bondholders without such request. Requests for any of the aforementioned reports should be addressed to El Conquistador Partnership L.P., S.E., c/o El Conquistador Resort & Country Club, 1000 El Conquistador Avenue, Fajardo, Puerto Rico, 00738, Attention: Chief Financial Officer.

                                    EXPERTS

     The (1) Balance Sheet of El Conquistador as of December 31, 1998 and December 31, 1997, and the related statements of operations and deficiency in partners' capital, and cash flows for the period March 1, 1998 through December 31, 1998 (successor partnership) and for the period January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997 and the year ended March 31, 1997 (predecessor partnership), (2) Consolidated Balance Sheet of WKA El Con as of December 31, 1998, and (3) Consolidated Balance Sheet of WHG El Con Corp. as of December 31, 1998 appearing in this official statement and prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, which contain an explanatory paragraph describing conditions that raise substantial doubt about each of El Conquistador's, WKA El Con's and WHG El Con Corp.'s ability to continue as a going concern as described in: (A) the seventh paragraph of Note 9 to the audited Financial Statements of El Conquistador, (B) the fifth paragraph of Note 8 to the audited Consolidated Balance Sheet of WKA El Con, and (C) the fifth paragraph of Note 8 to the audited Consolidated Balance Sheet of WHG El Con Corp., appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Balance Sheet of Conquistador Holding, Inc. as of December 31, 1998 appearing in this official statement and prospectus and registration statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which contains an explanatory paragraph describing conditions that raise substantial doubt about Conquistador Holding, Inc.'s ability to continue as a going-concern as described in Note 3 to the Conquistador Holding, Inc. Balance Sheet, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                      GLOSSARY

     AFICA means the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a governmental instrumentality of Puerto Rico.

     An Event of Taxability will occur when AFICA and the trustee with respect to the bonds receive a report from El Conquistador's accountants stating that El Conquistador failed to comply with the source of income covenants under the loan agreement and as a result of such failure interest on the bonds is taxable to you.

     Hotel Operator means collectively, Williams Hospitality Group Inc., Wyndham Management Corporation and Grand Bay Management Company.

     Qualifying Bondholder means a beneficial owner of the bonds that is (1) an individual who during the entire taxable year in which he receives or accrues interest on the bonds that due to the occurrence of an Event of Taxability is not income from within Puerto Rico under the U.S. Internal Revenue Code of 1986, as amended, was a bona fide resident of Puerto Rico or (2) a Puerto Rico corporation or other foreign corporation, for purposes of the Internal Revenue Code, that is not engaged in trade or business in the United States.

                                 MISCELLANEOUS

     Appended as Appendix A and constituting part of this official statement and prospectus is the proposed form of opinion of Fiddler Gonzalez & Rodriguez, LLP, bond counsel.

     The execution and delivery of this official statement and prospectus have been duly authorized by AFICA, and this official statement and prospectus has been approved by El Conquistador.

     This official statement and prospectus will be filed with each nationally recognized municipal securities information repository and with the Municipal Securities Rulemaking Board.

                                   PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL
                                   FACILITIES FINANCING AUTHORITY

                                   By: /s/
                                   .............................................

                                               ASSISTANT EXECUTIVE DIRECTOR

                         INDEX TO FINANCIAL STATEMENTS


EL CONQUISTADOR PARTNERSHIP L.P.
Pro Forma Condensed Financial Statements (Unaudited)
     Introduction..........................................................................................   F-2
     Pro Forma Condensed Balance Sheet as of March 31, 1999................................................   F-3
     Pro Forma Condensed Statement of Operations for the Three Months Ended
       March 31, 1999......................................................................................   F-5
     Pro Forma Condensed Balance Sheet as of December 31, 1998.............................................   F-6
     Pro Forma Condensed Statement of Operations for the Twelve Months Ended December 31, 1998.............   F-8
Audited Financial Statements
     Report of Independent Auditors........................................................................   F-10
     Balance Sheets as of March 31, 1999 and 1998 and December 31, 1998 and 1997...........................   F-11
     Statements of Operations for the Three Months Ended March 31, 1999, for the
       Period of March 1, 1998 to March 31, 1998 (successor partnership) and for the Period of January 1,
      1998 to February 28, 1998 (predecessor partnership), and for the Period of March 1, 1998 to December
      31, 1998 (successor partnership), for the Period of January 1, 1998 to February 28, 1998, and for the
      Fiscal Years Ended December 31, 1997 (9 Months) and March 31, 1997 (predecessor partnership).........   F-12
     Statements of Partners' Capital (Deficiency) at April 1, 1996, March 31, 1997, December 31, 1997,
      February 28, 1998, December 31, 1998 and March 31, 1999 and 1998.....................................   F-13
     Statements of Cash Flows for the Three Months Ended March 31, 1999, for the
       Period of March 1, 1998 to March 31, 1998 (successor partnership) and for the Period of January 1,
      1998 to February 28, 1998 (predecessor partnership), and for the Period of March 1, 1998 to December
      31, 1998 (successor partnership), for the Period of January 1, 1998 to February 28, 1998, and for the
      Fiscal Years Ended December 31, 1997 (9 Months) and March 31, 1997 (predecessor partnership).........   F-14
     Notes to Financial Statements.........................................................................   F-15

WKA EL CON ASSOCIATES
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of March 31, 1999.......................................................   F-25
     Notes to Consolidated Balance Sheet...................................................................   F-26
Audited Consolidated Balance Sheet
     Report of Independent Auditors........................................................................   F-31
     Consolidated Balance Sheet as of December 31, 1998....................................................   F-32
     Notes to Consolidated Balance Sheet...................................................................   F-33

WHG EL CON CORP.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of March 31, 1999.......................................................   F-39
     Notes to Consolidated Balance Sheet...................................................................   F-40
Audited Consolidated Balance Sheet
     Report of Independent Auditors........................................................................   F-45
     Consolidated Balance Sheet as of December 31, 1998....................................................   F-46
     Notes to Consolidated Balance Sheet...................................................................   F-47

CONQUISTADOR HOLDING, INC.
Balance Sheet (Unaudited)
     Balance Sheet as of March 31, 1999....................................................................   F-52
     Notes to Balance Sheet................................................................................   F-53
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-55
     Balance Sheet as of December 31, 1998.................................................................   F-56
     Notes to Balance Sheet................................................................................   F-57

                        EL CONQUISTADOR PARTNERSHIP L.P.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


     The following unaudited pro forma condensed financial statements of El Conquistador Partnership L.P. (the 'Partnership') reflect the following transactions: (i) the offering and related transactions, including repayment of the interim loan with Citicorp Real Estate; (ii) reduction in base management fees and elimination of additional incentive management fees pursuant to the amended and restated management agreement; (iii) the repayment of the Partnership's $25,000,000 indebtedness to the Government Development Bank with $10,000,000 cash from operations and the proceeds of a $15,000,000 capital contribution to be made to the Partnership; and (iv) the acquisition of the Partnership by Patriot/Wyndham. The pro forma condensed balance sheets as of March 31, 1999 and December 31, 1998, show the effects of these transactions as if they had occurred at the date of the balance sheets. The unaudited pro forma condensed statement of operations for the three months ended March 31, 1999 and the twelve months ended December 31, 1998 show the effects of these transactions as if they had occurred January 1, 1999 and 1998, respectively.


     The pro forma condensed financial statements were prepared by the management of the Partnership. These pro forma condensed financial statements may not be indicative of the results that actually would have occurred if the transactions had been effected on the dates indicated or which may be obtained in the future. The pro forma condensed financial statements should be read in conjunction with the financial statements and notes thereto of the Partnership included elsewhere in this official statement and prospectus.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                       PRO FORMA CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1999



                                                                 HISTORICAL     ADJUSTMENTS(1)    PRO FORMA(2)
                                                                ------------    --------------    ------------
                                                                (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                           ASSETS
Current assets:
     Cash....................................................   $  6,159,331     $  2,453,874     $  8,613,205
     Restricted cash and investments held by bank............     12,312,974       (3,212,974)       9,100,000
     Trade accounts receivable, net of allowance for doubtful
       accounts..............................................      9,220,019                         9,220,019
     Due from affiliated companies...........................         27,027                            27,027
     Inventories.............................................      1,515,521                         1,515,521
     Prepaid expenses and others current assets..............      5,629,996                         5,629,996
                                                                ------------    --------------    ------------
          Total current assets...............................     34,864,868         (759,100)      34,105,768
Land, building and equipment:
     Land....................................................     20,255,500                        20,255,500
     Building................................................    190,607,449                       190,607,449
     Furniture, fixture and equipment........................     21,951,363                        21,951,363
     Construction in progress................................      5,011,738                         5,011,738
                                                                ------------    --------------    ------------
                                                                 237,826,050                       237,826,050
     Less accumulated depreciation...........................      8,386,013                         8,386,013
                                                                ------------    --------------    ------------
                                                                 229,440,037                       229,440,037
Operating equipment, net.....................................      1,538,227                         1,538,227
Deferred debt issuance costs, net............................        --             5,000,000        5,000,000
Goodwill, net................................................      3,231,357                         3,231,357
                                                                ------------    --------------    ------------
     Total assets............................................   $269,074,489     $  4,240,900     $273,315,389
                                                                ------------    --------------    ------------
                                                                ------------    --------------    ------------

              LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable..................................   $  9,663,910                      $  9,663,910
     Advance deposits........................................      5,936,034                         5,936,034
     Accrued interest........................................        959,100     $   (959,100)              --
     Other accrued liabilities...............................      4,333,032                         4,333,032
     Due to affiliated companies.............................     35,058,207                        35,058,207
     Note payable............................................     90,000,000      (90,000,000)              --
                                                                ------------    --------------    ------------
          Total current liabilities..........................    145,950,283      (90,959,100)      54,991,183
Long-term debt...............................................     25,000,000       80,200,000      105,200,000
Due to affiliated companies..................................     19,794,783                        19,794,783
Due to partners..............................................     15,739,625                        15,739,625
Partners' capital:
     Limited partners........................................     43,812,858       10,500,000       54,312,858
     General partners........................................     18,776,940        4,500,000       23,276,940
                                                                ------------    --------------    ------------
          Total partners' capital............................     62,589,798       15,000,000       77,589,798
                                                                ------------    --------------    ------------
          Total liabilities and partners' capital............   $269,074,489     $  4,240,900     $273,315,389
                                                                ------------    --------------    ------------
                                                                ------------    --------------    ------------



------------



(1)



                                                DEFERRED
                                                  DEBT
                               RESTRICTED       ISSUANCE      ACCRUED         NOTE           LONG-TERM         PARTNERS
                 CASH             CASH           COSTS        INTEREST       PAYABLE           DEBT            CAPITAL
             ------------     ------------     ----------     --------     -----------     -------------     ------------
     (a)     $ 12,312,974     $(12,312,974)
     (b)         (959,100)                                    $959,100
     (c)        1,100,000        9,100,000     $5,000,000                  $90,000,000     $(105,200,000)
     (d)      (10,000,000)                                                                    25,000,000     $(15,000,000)
             ------------     ------------     ----------     --------     -----------     -------------     ------------
             $  2,453,874     $ (3,212,974)    $5,000,000     $959,100     $90,000,000     $ (80,200,000)    $(15,000,000)
             ------------     ------------     ----------     --------     -----------     -------------     ------------
             ------------     ------------     ----------     --------     -----------     -------------     ------------



                                              (footnotes continued on next page)

(footnotes continued from previous page)



     Represents receipts of restricted cash associated with the interim loan with Citicorp Real Estate for
(a)  interest reserves.
(b)  Represents the payment of accrued interest associated with the interim loan.
(c)  Represents the gross proceeds from the offering and the application of those proceeds.
           Repay interim loan                   $ 90,000,000
           Reimbursement for interest paid on
           interim loan........................    1,100,000
           Restricted cash required by offering    9,100,000
           Payment of deferred financing costs     5,000,000
                                                ------------
                                                $105,200,000
                                                ------------
                                                ------------
(d)  Represents the reduction in long-term debt of $25,000,000 related to the Government Development Bank debt which will be repaid by the Partnership with $10,000,000 cash from operations and the proceeds of a $15,000,000 capital contribution by Conquistador Holding, Inc. The repayment of such debt and the capital contribution are subject to and conditions to completion of the offering.

(2)  Assumes that the offering and related transactions, including repayment of the interim loan, were completed as of the balance sheet date.


                        EL CONQUISTADOR PARTNERSHIP L.P.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999



                                                                      HISTORICAL     ADJUSTMENTS(1)    PRO FORMA(2)
                                                                      -----------    --------------    ------------
                                                                      (UNAUDITED)     (UNAUDITED)      (UNAUDITED)
Revenues:
     Rooms.........................................................   $18,662,797                      $ 18,662,797
     Food and beverage.............................................    11,571,974                        11,571,974
     Casino........................................................     1,646,479                         1,646,479
     Other income..................................................     7,644,349                         7,644,349
                                                                      -----------                      ------------
                                                                       39,525,599                        39,525,599
     Less casino promotional allowances............................       217,941                           217,941
                                                                      -----------                      ------------
Net revenues.......................................................    39,307,658                        39,307,658
Costs and expenses:
     Rooms.........................................................     4,183,830                         4,183,830
     Food and beverage.............................................     6,710,424                         6,710,424
     Casino........................................................       891,372                           891,372
     Selling, general and administrative...........................     4,347,061                         4,347,061
     Management and incentive management fees......................     1,158,001                         1,158,001
     Property operation, maintenance and energy costs..............     2,348,650                         2,348,650
     Depreciation and amortization.................................     2,959,456      $ (220,955)        2,738,501
     Other expenses................................................     2,853,689                         2,853,689
                                                                      -----------    --------------    ------------
                                                                       25,452,483        (220,955)       25,231,528
                                                                      -----------    --------------    ------------
Income from operations.............................................    13,855,175         220,955        14,076,130
Interest income....................................................        90,744                            90,744
Interest expense...................................................    (3,119,157)        437,509        (2,681,648)
                                                                      -----------    --------------    ------------
          Net income...............................................   $10,826,762      $  658,464      $ 11,485,226
                                                                      -----------    --------------    ------------
                                                                      -----------    --------------    ------------



------------

 (1)

                                                            DEPRECIATION
                                                                AND          INTEREST          NET
                                                            AMORTIZATION      EXPENSE        INCOME
                                                            ------------    -----------    -----------
(a)......................................................    $ (262,622)                   $   262,622
(b)......................................................        41,667                        (41,667)
(c)......................................................                   $(2,072,184)     2,072,184
(d)......................................................                     1,634,675     (1,634,675)
                                                            ------------    -----------    -----------
                                                             $ (220,955)    $  (437,509)   $   658,464
                                                            ------------    -----------    -----------
                                                            ------------    -----------    -----------



(a) Represents the elimination of the deferred loan cost amortization associated with the interim loan with Citicorp Real Estate.



(b) Represents the amortization of the deferred loan costs associated with the offering estimated at approximately $5.0 million. The costs are amortized on a straight-line basis over the 30-year term of the bonds at a rate of $41,667 for the fiscal quarter beginning January 1, 1999 through March 31, 1999.



(c) Represents the elimination of the interest associated with the 1991 AFICA bonds, the interim loan with Citicorp Real Estate and the $25,000,000 loan from the Government Development Bank.



(d) Represents the interest on the bonds at an assumed rate of 6.215% per annum.



(2) Assumes that the offering and related transactions, including repayment of the interim loan with Citicorp Real Estate, were completed on January 1, 1999.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                       PRO FORMA CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1998


                                                                 HISTORICAL     ADJUSTMENTS(1)    PRO FORMA(2)
                                                                ------------    --------------    ------------
                                                                                 (UNAUDITED)      (UNAUDITED)
                           ASSETS
Current assets:
     Cash....................................................   $  1,557,728     $    789,231     $  2,346,959
     Restricted cash and investments held by bank............     10,289,856       (1,189,856)       9,100,000
     Trade accounts receivable, net of allowance for doubtful
       accounts..............................................      7,407,983                         7,407,983
     Due from affiliated companies...........................        423,683                           423,683
     Inventories.............................................      1,461,757                         1,461,757
     Prepaid expenses and others current assets..............      5,910,962                         5,910,962
                                                                ------------    --------------    ------------
          Total current assets...............................     27,051,969         (400,625)      26,651,344
Land, building and equipment:
     Land....................................................     20,255,500                        20,255,500
     Building................................................    190,607,449                       190,607,449
     Furniture, fixture and equipment........................     21,631,402                        21,631,402
     Construction in progress................................      3,639,122                         3,639,122
                                                                ------------    --------------    ------------
                                                                 236,133,473                       236,133,473
     Less accumulated depreciation...........................      6,274,591                         6,274,591
                                                                ------------    --------------    ------------
                                                                 229,858,882                       229,858,882
Other assets.................................................        335,750                           335,750
Operating equipment, net.....................................      1,538,227                         1,538,227
Deferred debt issuance costs, net............................        262,622        4,737,378        5,000,000
Goodwill, net................................................      3,320,290                         3,320,290
                                                                ------------    --------------    ------------
     Total assets............................................   $262,367,740     $  4,336,753     $266,704,493
                                                                ------------    --------------    ------------
                                                                ------------    --------------    ------------

              LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable..................................   $  8,764,237     $                $  8,764,237
     Advance deposits........................................      9,463,505                         9,463,505
     Accrued interest........................................        600,625         (600,625)               0
     Other accrued liabilities...............................      5,695,417                         5,695,417
     Due to affiliated companies.............................     34,045,596                        34,045,596
     Note payable............................................     90,000,000      (90,000,000)               0
                                                                ------------    --------------    ------------
          Total current liabilities..........................    148,569,380      (90,600,625)      57,968,755
Long-term debt...............................................     25,000,000       80,200,000      105,200,000
Due to affiliated companies..................................     21,442,761                        21,442,761
Due to partners..............................................     15,592,563                        15,592,563
Partners' capital:
     Limited partners........................................     36,234,125       10,316,165       46,550,290
     General partners........................................     15,528,911        4,421,213       19,950,124
                                                                ------------    --------------    ------------
          Total partners' capital............................     51,763,036       14,737,378       66,500,414
                                                                ------------    --------------    ------------
          Total liabilities and partners' capital............   $262,367,740     $  4,336,753     $266,704,493
                                                                ------------    --------------    ------------
                                                                ------------    --------------    ------------


------------

(1)

                                                DEFERRED
                                                  DEBT
                               RESTRICTED       ISSUANCE      ACCRUED         NOTE           LONG-TERM         PARTNERS
                 CASH             CASH           COSTS        INTEREST       PAYABLE           DEBT            CAPITAL
             ------------     ------------     ----------     --------     -----------     -------------     ------------
     (a)     $ 10,289,856     $(10,289,856)
     (b)         (600,625)                                    $600,625
     (c)                                       $ (262,622)                                                   $    262,622
     (d)        1,100,000        9,100,000      5,000,000                  $90,000,000     $(105,200,000)
     (e)      (10,000,000)                                                                    25,000,000      (15,000,000)
             ------------     ------------     ----------     --------     -----------     -------------     ------------
             $    789,231     $ (1,189,856)    $4,737,378     $600,625     $90,000,000     $ (80,200,000)    $(14,737,378)
             ------------     ------------     ----------     --------     -----------     -------------     ------------
             ------------     ------------     ----------     --------     -----------     -------------     ------------

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     Represents receipts of restricted cash associated with the interim loan with Citicorp Real Estate for
(a)  interest reserves.
(b)  Represents the payment of accrued interest associated with the interim loan.
(c)  Represents the write-off of deferred financing costs associated with the interim loan.
(d)  Represents the gross proceeds from the offering and the application of those proceeds.
           Repay interim loan                   $ 90,000,000
           Reimbursement for interest paid on
           interim loan........................    1,100,000
           Restricted cash required by offering    9,100,000
           Payment of deferred financing costs     5,000,000
                                                ------------
                                                $105,200,000
                                                ------------
                                                ------------
(e)  Represents the reduction in long term debt of $25,000,000 related to the Government Development Bank debt which will be repaid by the Partnership with $10,000,000 cash from operations and the proceeds of a $15,000,000 capital contribution by Conquistador Holding, Inc. The repayment of such debt and the capital contribution are subject to and conditions to completion of the offering.

(2)  Assumes that the offering and related transactions, including repayment of the interim loan, were completed as of the balance sheet date.


                        EL CONQUISTADOR PARTNERSHIP L.P.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998



                                                                  PREDECESSOR
                                                  SUCCESSOR       PARTNERSHIP
                                                 PARTNERSHIP       JANUARY 1
                                                 MARCH 1 TO           TO
                                                DECEMBER 31,     FEBRUARY 28,
                                                    1998             1998         ADJUSTMENTS(1)    PRO FORMA(2)
                                                -------------    -------------    --------------    -------------
                                                                                   (UNAUDITED)       (UNAUDITED)
Revenues:
     Rooms...................................   $  31,535,091    $  10,755,530                      $  42,290,621
     Food and beverage.......................      22,370,192        6,475,176                         28,845,368
     Casino..................................       4,126,490          931,502                          5,057,992
     Other income............................      19,490,397        6,749,398                         26,239,795
                                                -------------    -------------                      -------------
                                                   77,522,170       24,911,606                        102,433,776
     Less casino promotional allowances......         619,783          158,420                            778,203
                                                -------------    -------------                      -------------
Net revenues.................................      76,902,387       24,753,186                        101,655,573

Costs and expenses:
     Rooms...................................      11,511,757        3,108,760                         14,620,517
     Food and beverage.......................      14,572,791        3,523,059                         18,095,850
     Casino..................................       2,398,225          740,044                          3,138,269
     Selling, general and administrative.....      12,446,893        2,633,989                         15,080,882
     Management and incentive management
       fees..................................       4,637,544        1,944,369     $ (3,626,114)        2,955,799
     Property operation, maintenance and
       energy costs..........................       8,046,657        2,039,404                         10,086,061
     Depreciation and amortization...........       7,590,338        1,555,516         (819,703)        8,326,151
     Other expenses..........................       7,932,578        1,837,481                          9,770,059
                                                -------------    -------------    --------------    -------------
                                                   69,136,783       17,382,622       (4,445,817)       82,073,588
                                                -------------    -------------    --------------    -------------
Income from operations.......................       7,765,604        7,370,564        4,445,817        19,581,985

Interest income..............................         201,502           43,300                            244,802
Interest expense.............................     (12,341,454)      (3,300,966)       4,442,539       (11,199,881)
                                                -------------    -------------    --------------    -------------
Income (loss) before extraordinary item......   $  (4,374,348)   $   4,112,898     $  8,888,356     $   8,626,906
                                                -------------    -------------    --------------    -------------
                                                -------------    -------------    --------------    -------------



------------

 (1)

                                          MANAGEMENT                                      INCOME (LOSS)
                                            FEE AND      DEPRECIATION                         BEFORE
                                           INCENTIVE         AND           INTEREST       EXTRAORDINARY
                                              FEE        AMORTIZATION       EXPENSE            ITEM
                                          -----------    ------------    -------------    --------------
(a)....................................   $(6,581,913)                                     $  6,581,913
(b)....................................     2,744,346                                        (2,744,346)
                                              211,453                                          (211,453)
(c)....................................                   $ (570,507)                           570,507
                                                            (437,702)                           437,702
                                                             (37,450)                            37,450
                                                              59,289                            (59,289)
(d)....................................                      166,667                           (166,667)
(e)....................................                                  $ (10,981,239)      10,981,239
(f)....................................                                      6,538,700       (6,538,700)
                                          -----------    ------------    -------------    --------------
                                          $(3,626,114)    $ (819,703)    $  (4,442,539)    $  8,888,356
                                          -----------    ------------    -------------    --------------
                                          -----------    ------------    -------------    --------------


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(a) Represents the elimination in historical base management fees of 3.5% ($3,585,182) and incentive management fees of 10% ($2,996,731) which were accrued based on the resort's gross revenues and gross operating profit, respectively, and interest thereon.

(b) Represents the base management fees of 2.5% of gross revenues of the resort and the implementation of a trade name fee of 0.5% of gross room revenues of the resort. No adjustment has been made with respect to the new marketing fee of 1.5% of gross room revenues of the resort and 1.0% of gross room revenues of Las Casitas Village payable to Williams Hospitality pursuant to the management agreement. The Partnership had previously incurred marketing expenses internally at approximately the same costs. As the marketing function will now be outsourced to its affiliate, the Partnership believes that the resort's total historical marketing expenses will be substantially the same on a pro forma basis.

Base management fee...............................................................   $2,744,346
Trade name fee....................................................................      211,453
                                                                                     ----------
                                                                                     $2,955,799
                                                                                     ----------
                                                                                     ----------


(c) Represents the elimination of the deferred loan cost amortization associated with the 1991 AFICA bonds and the interim loan with Citicorp Real Estate. The 1991 AFICA bonds were repaid with the net proceeds from the interim loan with Citicorp Real Estate on August 3, 1998. Also represents the reduction in depreciation of $37,450 and the increase in the amortization of goodwill of $59,289 due to the acquisition of the Partnership by Patriot/Wyndham.


(d) Represents the amortization of the deferred loan costs associated with the offering estimated at approximately $5.0 million. The costs are amortized on a straight-line basis over the 30-year term of the bonds at a rate of $166,667 for the fiscal year beginning January 1, 1998 through December 31, 1998.

(e) Represents the elimination of the interest associated with the 1991 AFICA bonds, the interim loan with Citicorp Real Estate and the $25,000,000 loan from the Government Development Bank.


(f) Represents the interest on the bonds at an assumed rate of 6.215% per annum.



(2) Assumes that the offering and related transactions, including repayment of the interim loan with Citicorp Real Estate, were completed on January 1, 1998. Also, assumes that the acquisition of the Partnership by Patriot/Wyndham and the management agreement became effective as of January 1, 1998.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
EL CONQUISTADOR PARTNERSHIP L.P.

     We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of December 31, 1998 and 1997, and the related statements of operations, partners' capital, and cash flows for the period March 1, 1998 through December 31, 1998 (successor partnership) and for the period January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997, and the year ended March 31, 1997 (predecessor partnership). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the period March 1, 1998 through December 31, 1998 (successor partnership) and for the period January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997, and the year ended March 31, 1997 (predecessor partnership), in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that El Conquistador Partnership L.P. will continue as a going-concern. As more fully described in Note 9, El Conquistador Partnership L.P. is engaged in the process of refinancing the balance due to Citicorp Real Estate, Inc. of $90,000,000, which is required to be repaid on June 30, 1999, through a new bond to be issued by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (see Note 18). If such refinancing is not obtained, it raises substantial doubt about the Partnership's ability to continue as a going-concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                          /s/ ERNST & YOUNG LLP



San Juan, Puerto Rico
February 5, 1999, except for
the second paragraph of
Note 18 as to which
the date is March 31, 1999

                        EL CONQUISTADOR PARTNERSHIP L.P.
                                 BALANCE SHEETS


                                                                                                  Interim Financial
                                                                                                     Information
                                                                                             ---------------------------
                                                                      December 31,                    March 31,
                                                               ---------------------------   ---------------------------
                                                                   1998           1997           1999           1998
                                                               ------------   ------------   ------------   ------------
                                                                                                     (Unaudited)
                           ASSETS
Current assets:
     Cash....................................................  $  1,557,728   $  1,128,177   $  6,159,331   $  1,656,287
     Restricted cash and investments held by bank............    10,289,856      3,480,539     12,312,974      3,371,340
     Trade accounts receivable, less allowance for doubtful
       accounts of $146,482 and $346,436 in December 31, 1998
       and 1997, respectively, and $203,230 and $188,623 in
       March 31, 1999 and 1998, respectively.................     7,407,983      5,851,394      9,220,019      6,592,812
     Due from affiliated companies...........................       423,683         96,365         27,027         91,215
     Inventories.............................................     1,461,757      1,673,266      1,515,521      1,850,677
     Prepaid expenses and other current assets...............     5,910,962      1,723,603      5,629,996      2,096,486
                                                               ------------   ------------   ------------   ------------
          Total current assets...............................    27,051,969     13,953,344     34,864,868     15,658,817
Due from affiliated company..................................            --         71,429             --         67,857
Land, building and equipment:
     Land....................................................    20,255,500     14,372,707     20,255,500     20,255,500
     Building................................................   190,607,449    158,039,190    190,607,449    191,758,790
     Furniture, fixtures and equipment.......................    21,631,402     34,658,913     21,951,363     18,126,259
     Construction in progress................................     3,639,122             --      5,011,738             --
                                                               ------------   ------------   ------------   ------------
                                                                236,133,473    207,070,810    237,826,050    230,140,549
     Less accumulated depreciation...........................     6,274,591     25,944,072      8,386,013      1,323,783
                                                               ------------   ------------   ------------   ------------
                                                                229,858,882    181,126,738    229,440,037    228,816,766
Other assets.................................................       335,750             --
Operating equipment, net.....................................     1,538,227      1,488,342      1,538,227      1,660,185
Deferred debt issuance costs, net of accumulated amortization of $437,702 and $6,443,252 in December 31, 1998 and 1997,
  respectively, and $0 and $6,687,754 in March 31, 1999 and
  1998, respectively.........................................       262,622      2,247,117             --      2,002,615
Deferred pre-opening costs, net of accumulated amortization
  of $11,844,985.............................................            --      1,534,694             --             --
Goodwill, net of accumulated amortization of $296,444 in
  December 31, 1998 and $385,377 in March 31, 1999...........     3,320,290             --      3,231,357             --
                                                               ------------   ------------   ------------   ------------
          Total assets.......................................  $262,367,740   $200,421,664   $269,074,489   $248,206,240
                                                               ------------   ------------   ------------   ------------
                                                               ------------   ------------   ------------   ------------
       LIABILITIES AND PARTNERS' CAPITAL (DEFICIENCY)
Current liabilities:
     Trade accounts payable..................................  $  8,764,237   $  6,035,380   $  9,663,910   $  5,498,774
     Advance deposits........................................     9,463,505     10,104,458      5,936,034      5,940,757
     Accrued interest........................................       600,625      1,597,476        959,100        705,845
     Other accrued liabilities...............................     5,695,417      5,058,633      4,333,032      6,441,734
     Due to affiliated companies.............................    34,045,596        972,686     35,058,207        801,949
     Notes payable to bank...................................    90,000,000      6,000,000     90,000,000      2,000,000
     Current portion of long-term debt.......................            --    120,000,000             --    120,000,000
     Current portion of chattel mortgages and
       capital lease obligations.............................            --      1,893,063             --      1,293,638
                                                               ------------   ------------   ------------   ------------
          Total current liabilities..........................   148,569,380    151,661,696    145,950,283    142,682,697
Long-term debt...............................................    25,000,000     25,000,000     25,000,000     25,000,000
Due to affiliated companies..................................    21,442,761     10,386,002     19,794,783     14,824,743
Due to partners..............................................    15,592,563     41,344,551     15,739,625     15,080,971
Partners' capital (deficiency):
     Limited partners........................................    36,234,125    (23,774,997)    43,812,858     35,432,480
     General partners........................................    15,528,911     (4,195,588)    18,776,940     15,185,349
                                                               ------------   ------------   ------------   ------------
Total partners' capital (deficiency).........................    51,763,036    (27,970,585)    62,589,798     50,617,829
                                                               ------------   ------------   ------------   ------------
          Total liabilities and partners' capital
            (deficiency).....................................  $262,367,740   $200,421,664   $269,074,489   $248,206,240
                                                               ------------   ------------   ------------   ------------
                                                               ------------   ------------   ------------   ------------


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                            STATEMENTS OF OPERATIONS



                                        SUCCESSOR
                                       PARTNERSHIP              PREDECESSOR PARTNERSHIP              INTERIM FINANCIAL INFORMATION
                                       ------------    -----------------------------------------     -----------------------------
                                                      JANUARY 1
                                                          TO         NINE MONTH                      THREE MONTH
                                        MARCH 1 TO     FEBRUARY     PERIOD ENDED    YEAR ENDED       PERIOD ENDED   MARCH 1 TO
                                       DECEMBER 31,       28,       DECEMBER 31,    MARCH 31,          MARCH 31,     MARCH 31,
                                           1998          1998           1997           1997              1999          1998
                                       ------------   -----------   ------------   ------------      ------------   -----------
                                                                                                      UNAUDITED)    (UNAUDITED)

Revenues:
    Rooms............................  $31,535,091    $10,755,530   $25,129,621    $ 40,023,903      $18,662,797    $ 5,469,312
    Food and beverage................   22,370,192      6,475,176    17,428,549      26,235,365       11,571,974      3,116,387
    Casino...........................    4,126,490        931,502     3,553,713       6,005,242        1,646,479        446,370
    Other income.....................   19,490,397      6,749,398    14,473,191      21,959,328        7,644,349      3,192,297
                                       ------------   -----------   ------------   ------------      ------------   -----------
                                        77,522,170     24,911,606    60,585,074      94,223,838       39,525,599     12,224,366
    Less casino promotional
      allowances.....................      619,783        158,420       458,447       1,265,710          217,941         56,865
                                       ------------   -----------   ------------   ------------      ------------   -----------
        Net revenues.................   76,902,387     24,753,186    60,126,627      92,958,128       39,307,658     12,167,501
Costs and expenses:
    Rooms............................   11,511,757      3,108,760     9,603,101      12,377,694        4,183,830      1,561,952
    Food and beverage................   14,572,791      3,523,059    12,314,635      17,602,484        6,710,424      1,732,896
    Casino...........................    2,398,225        740,044     2,383,568       3,848,981          891,372         54,943
    Selling, general and
      administrative.................   12,446,893      2,633,989    11,996,536      14,657,312        4,347,061      1,468,712
    Management and incentive
      management fees................    4,637,544      1,944,369     2,984,995       5,680,355        1,158,001        953,527
    Property operation, maintenance
      and energy costs...............    8,046,657      2,039,404     9,094,645      12,382,577        2,348,650        899,142
    Depreciation and amortization....    7,590,338      1,555,516     6,886,836       9,146,664        2,959,456        778,397
    Other expenses...................    7,932,578      1,837,481     6,875,562       9,702,212        2,853,689        960,854
                                       ------------   -----------   ------------   ------------      ------------   -----------
                                        69,136,783     17,382,622    62,139,878      85,398,279       25,452,483      8,410,423
Income (loss) from operations........    7,765,604      7,370,564    (2,013,251 )     7,559,849       13,855,175      3,757,078
Interest income......................      201,502         43,300       127,840         199,110           90,744          1,129
Interest expense.....................  (12,341,454 )   (3,300,966)  (13,156,711 )   (17,162,132)      (3,119,157 )   (1,259,868)
                                       ------------   -----------   ------------   ------------      ------------   -----------
Income (loss) before extraordinary
  item...............................   (4,374,348 )    4,112,898   (15,042,122 )    (9,403,173)      10,826,762      2,498,339
Extraordinary item:
    Loss from early extinguishment of
      debt...........................   (1,676,613 )           --            --              --               --             --
                                       ------------   -----------   ------------   ------------      ------------   -----------
Net income (loss)....................  $(6,050,961 )  $ 4,112,898   $(15,042,122)  $ (9,403,173)     $10,826,762    $ 2,498,339
                                       ------------   -----------   ------------   ------------      ------------   -----------
                                       ------------   -----------   ------------   ------------      ------------   -----------


                                       JANUARY 1 TO
                                       FEBRUARY 28,
                                           1998
                                       ------------

Revenues:
    Rooms............................  $ 10,755,530
    Food and beverage................     6,475,176
    Casino...........................       931,502
    Other income.....................     6,749,398
                                       ------------
                                         24,911,606
    Less casino promotional
      allowances.....................       158,420
                                       ------------
        Net revenues.................    24,753,186
Costs and expenses:
    Rooms............................     3,108,760
    Food and beverage................     3,523,059
    Casino...........................       740,044
    Selling, general and
      administrative.................     2,633,989
    Management and incentive
      management fees................     1,944,369
    Property operation, maintenance
      and energy costs...............     2,039,404
    Depreciation and amortization....     1,555,516
    Other expenses...................     1,837,481
                                       ------------
                                         17,382,622
Income (loss) from operations........     7,370,564
Interest income......................        43,300
Interest expense.....................    (3,300,966)
                                       ------------
Income (loss) before extraordinary
  item...............................     4,112,898
Extraordinary item:
    Loss from early extinguishment of
      debt...........................            --
                                       ------------
Net income (loss)....................  $  4,112,898
                                       ------------
                                       ------------


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  STATEMENTS OF PARTNERS' CAPITAL (DEFICIENCY)


                                                                                                     Partners'
                                                                      Limited         General         Capital
                                                                      Partners        Partners      (Deficiency)
                                                                    ------------    ------------    ------------

Balance at April 1, 1996.........................................   $ (2,996,496)   $   (528,794)   $ (3,525,290)
Net loss.........................................................     (7,992,697)     (1,410,476)     (9,403,173)
                                                                    ------------    ------------    ------------
Balance at March 31, 1997........................................    (10,989,193)     (1,939,270)    (12,928,463)
Net loss.........................................................    (12,785,804)     (2,256,318)    (15,042,122)
                                                                    ------------    ------------    ------------
Balance at December 31, 1997.....................................    (23,774,997)     (4,195,588)    (27,970,585)
Net income.......................................................      3,495,963         616,935       4,112,898
                                                                    ------------    ------------    ------------
Balance at February 28, 1998.....................................   $(20,279,034)   $ (3,578,653)   $(23,857,687)
                                                                    ------------    ------------    ------------
                                                                    ------------    ------------    ------------
Partners' capital contribution...................................   $ 60,748,832    $ 20,922,852    $ 81,671,684
Net loss.........................................................     (4,235,673)     (1,815,288)     (6,050,961)
                                                                    ------------    ------------    ------------
Balance at December 31, 1998.....................................   $ 36,234,125    $ 15,528,911    $ 51,763,036
                                                                    ------------    ------------    ------------
                                                                    ------------    ------------    ------------

Interim Financial Information
-----------------------------

Partners' capital at December 31, 1998...........................   $ 15,528,911    $ 36,234,125    $ 51,763,036
Net income.......................................................      3,248,029       7,578,733      10,826,762
                                                                    ------------    ------------    ------------
Partners' capital at March 31, 1999..............................   $ 18,776,939    $ 43,812,859    $ 62,589,798
                                                                    ------------    ------------    ------------
                                                                    ------------    ------------    ------------
Partners' capital at December 31, 1997...........................   $ (4,195,588)   $(23,774,997)   $(27,970,585)
Net income.......................................................        616,935       3,495,963       4,112,898
Partners' capital at February 28, 1998...........................     (3,578,653)    (20,279,034)    (23,857,687)
Net income.......................................................        374,751       2,123,588       2,498,339
Partners' capital contribution...................................     18,389,251      53,587,926      71,977,177
                                                                    ------------    ------------    ------------
Partners' capital at March 31, 1998..............................   $ 15,185,349    $ 35,432,480    $ 50,617,829
                                                                    ------------    ------------    ------------
                                                                    ------------    ------------    ------------


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                            STATEMENTS OF CASH FLOWS


                                        SUCCESSOR
                                       PARTNERSHIP              PREDECESSOR PARTNERSHIP              INTERIM FINANCIAL INFORMATION
                                       ------------    -----------------------------------------     -----------------------------
                                                      JANUARY 1
                                                          TO         NINE MONTH                      THREE MONTH
                                        MARCH 1 TO     FEBRUARY     PERIOD ENDED    YEAR ENDED       PERIOD ENDED   MARCH 1 TO
                                       DECEMBER 31,       28,       DECEMBER 31,    MARCH 31,          MARCH 31,     MARCH 31,
                                           1998          1998           1997           1997              1999          1998
                                       ------------   -----------   ------------   ------------      ------------   -----------
                                                                                                      UNAUDITED)    (UNAUDITED)

OPERATING ACTIVITIES
Net income (loss)......................  $(6,050,961 )  $ 4,112,898   $(15,042,122)  $ (9,403,173)    $10,826,762    $ 2,498,339
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
    Depreciation and amortization......    7,590,338      1,555,516     6,886,836       9,146,664       2,959,456        762,985
    Provision for losses on accounts
      receivable.......................       87,265         24,567       119,000         205,400          56,748        (65,697)
    Loss on early extinguishment of
      debt.............................    1,676,613             --            --              --              --             --
    Incentive management fees..........    1,913,172      1,072,463       860,043       2,375,526              --        524,120
    Deferred interest expense to
      partners and affiliates..........    1,695,577        311,571     2,417,475       3,100,085       1,015,630        407,718
    Changes in operating assets and
      liabilities:
        Restricted cash and investments
          held by bank.................   (8,442,751 )    1,633,434      (119,932 )      (481,252)     (2,023,118 )   (1,524,235)
        Trade accounts receivable......   (2,109,375 )      440,954    (1,205,787 )       332,877      (1,868,784 )   (1,141,242)
        Affiliated companies, net......    5,290,512        125,779       690,646          99,017      (1,107,279 )     (700,398)
        Inventories....................      330,714       (119,205)      (10,389 )      (140,414)        (53,764 )      (58,206)
        Prepaid expenses and other
          current assets...............   (4,734,643 )      211,533      (702,887 )       (74,811)        120,237        (89,710)
        Trade accounts payable and
          advance deposits.............    6,923,880     (4,835,976)    5,093,025        (179,123)     (2,627,798 )      137,015
        Accrued interest and other
          accrued liabilities..........      473,454        221,161      (400,913 )       873,753      (1,003,910 )      270,309
                                         ------------   -----------   ------------   ------------     ------------   -----------
Net cash provided by (used in)
  operating activities.................    4,643,795      4,754,695    (1,415,005 )     5,854,549       6,294,180      1,020,998
INVESTING ACTIVITIES
Purchases of property and equipment....   (7,062,192 )     (272,876)   (1,994,117 )    (1,305,594)     (1,692,577 )     (203,439)
Net (purchases) usage of operating
  equipment............................           --        (49,885)      103,877        (122,869)             --       (121,958)
                                         ------------   -----------   ------------   ------------     ------------   -----------
Net cash used in investing
  activities...........................   (7,062,192 )     (322,761)   (1,890,240 )    (1,428,463)     (1,692,577 )     (325,397)
FINANCING ACTIVITIES
Payments of principal on long-term
  debt.................................  (121,505,134)     (387,929)   (2,446,796 )    (2,429,492)             --       (211,496)
Proceeds from notes payable to bank....   90,000,000             --     4,500,000       9,500,000              --             --
Payments of principal on notes payable
  to bank..............................   (4,000,000 )   (2,000,000)           --     (10,773,359)             --     (2,000,000)
Proceeds from partners' and affiliated
  loans, and capital contributions.....   37,009,401             --            --         800,000              --             --
Payment of loan extension costs........     (700,324 )           --            --              --              --             --
                                         ------------   -----------   ------------   ------------     ------------   -----------
Net cash provided by (used in)
  financing activities.................      803,943     (2,387,929)    2,053,204      (2,902,851)             --     (2,211,496)
                                         ------------   -----------   ------------   ------------     ------------   -----------
Net (decrease) increase in cash........   (1,614,454 )    2,044,005    (1,252,041 )     1,523,235       4,601,603     (1,515,895)
Cash at beginning of period............    3,172,182      1,128,177     2,380,218         856,983       1,557,728      3,172,182
                                         ------------   -----------   ------------   ------------     ------------   -----------
Cash at end of period..................  $ 1,557,728    $ 3,172,182   $ 1,128,177    $  2,380,218     $ 6,159,331    $ 1,656,287
                                         ------------   -----------   ------------   ------------     ------------   -----------
                                         ------------   -----------   ------------   ------------     ------------   -----------
Supplemental disclosure of cash flow
  information:
    Interest paid......................  $ 9,552,988    $ 3,078,480   $10,927,447    $ 13,789,097
                                         ------------   -----------   ------------   ------------
                                         ------------   -----------   ------------   ------------
Supplemental schedule of noncash
  investing activities:
    Equipment transferred from an
      affiliate........................           --             --   $   439,600              --
                                         ------------   -----------   ------------   ------------
                                         ------------   -----------   ------------   ------------


                                         JANUARY 1 TO
                                         FEBRUARY 28,
                                             1998
                                         ------------

OPERATING ACTIVITIES
Net income (loss)......................  $  4,112,892
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
    Depreciation and amortization......     1,555,516
    Provision for losses on accounts
      receivable.......................        24,567
    Loss on early extinguishment of
      debt.............................            --
    Incentive management fees..........     1,072,463
    Deferred interest expense to
      partners and affiliates..........       311,571
    Changes in operating assets and
      liabilities:
        Restricted cash and investments
          held by bank.................     1,633,434
        Trade accounts receivable......       440,954
        Affiliated companies, net......       125,779
        Inventories....................      (119,205)
        Prepaid expenses and other
          current assets...............       211,533
        Trade accounts payable and
          advance deposits.............    (4,835,976)
        Accrued interest and other
          accrued liabilities..........       221,161
                                         ------------
Net cash provided by (used in)
  operating activities.................     4,754,695
INVESTING ACTIVITIES
Purchases of property and equipment....      (272,876)
Net (purchases) usage of operating
  equipment............................       (49,885)
                                         ------------
Net cash used in investing
  activities...........................      (322,761)
FINANCING ACTIVITIES
Payments of principal on long-term
  debt.................................      (387,929)
Proceeds from notes payable to bank....            --
Payments of principal on notes payable
  to bank..............................    (2,000,000)
Proceeds from partners' and affiliated
  loans, and capital contributions.....            --
Payment of loan extension costs........            --
                                         ------------
Net cash provided by (used in)
  financing activities.................    (2,387,929)
                                         ------------
Net (decrease) increase in cash........     2,044,005
Cash at beginning of period............     1,128,177
                                         ------------
Cash at end of period..................  $  3,172,182
                                         ------------
                                         ------------
Supplemental disclosure of cash flow
  information:
    Interest paid......................


Supplemental schedule of noncash
  investing activities:
    Equipment transferred from an
      affiliate........................




                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     El Conquistador Partnership L.P. (the Partnership), is a limited partnership organized under the laws of Delaware pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the Agreement). The Partnership is 50% owned by WKA El Con Associates (WKA El Con), a New York partnership, and 50% by Conquistador Holding, Inc. (Conquistador Holding), a Delaware corporation, each of which is substantially ultimately owned by Wyndham International, Inc. (Wyndham) and Patriot American Hospitality, Inc. (Patriot). WKA El Con and Conquistador Holding each own a 35% limited partnership interest and a 15% general partnership interest in the Partnership. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership, after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

     The Partnership owns and operates a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

CHANGE IN FISCAL YEAR

     The Partnership changed its fiscal year from March 31 to December 31 beginning with the period ended December 31, 1997.

BASIS OF PRESENTATION

     The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The financial information relating to the Partnership's statements of operations, partners' capital and cash flows for the year ended December 31, 1998 is presented separately for the periods January 1, through February 28 and from March 1 through December 31 due to the new basis of accounting which resulted from the acquisition of the Partnership (see Note 2).


INTERIM INFORMATION (UNAUDITED)



     The interim financial statements as of March 31, 1999 and 1998 and for the three month period ended March 31, 1999 and the period March 1, 1998 through March 31, 1998 included herein are unaudited. Such information reflects all adjustments consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheets as of March 31, 1999 and 1998 and the result of operations and cash flows for the three month period ended March 31, 1999 and the period March 1, 1998 through March 31, 1998. Due to the seasonality of the Partnership's business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in the presentation of the interim financial statements.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 30 year period. Equipment is depreciated over a 10 year period.

DEFERRED DEBT ISSUANCE COSTS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

DEFERRED PRE-OPENING COSTS

     Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include staffing, marketing, legal and other costs incurred prior to the commencement of operations of the Resort. The costs were amortized on a straight-line basis over a five year period.

GOODWILL

     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date the Partnership evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.

CASINO REVENUES

     Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

CASINO PROMOTIONAL ALLOWANCES

     Casino promotional allowances represent the retail value of complimentary rooms, food and beverage, and hotel services furnished to patrons.

OTHER INCOME

     Other income includes revenues from telephone, golf and tennis, transportation and miscellaneous income.


2. ACQUISITION OF THE PARTNERSHIP


     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham merged with and into WHG Resorts & Casinos Inc. (WHG), a 46.54% indirect owner of WKA El Con. As part of the transaction WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

Patriot, a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange.

     Effective February 28, 1998, Patriot acquired an additional 50% interest in the Partnership for approximately $22,728,000, which interest was owned by Kumagai Caribbean, Inc. (Kumagai), and an additional 37.23% interest in WKA El Con for approximately $15,384,000.

     On July 13, 1998, Patriot acquired the remaining 16.23% interest in WKA El Con for approximately $3,890,000. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of WHG and its subsidiaries.

3. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     As of December 31, 1998, pursuant to the terms of the Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement (see
Note 9), the Partnership had cash and investments on deposit for the payment of interest, insurance and real property taxes amounting to $1,312,817, $5,688,012 and $3,289,027, respectively.

     As of December 31, 1997, pursuant to the terms of the Loan Agreement (see
Note 9), the Partnership had cash and investments on deposit with the trustee for the payment of interest due on February 1, 1998 and May 1, 1998 amounting to $1,773,000 and $1,707,539, respectively.

4. TRADE ACCOUNTS RECEIVABLE

     At December 31, 1998 and 1997, trade accounts receivable consisted of the following:

                                                                                  1998          1997
                                                                               ----------    ----------

Trade accounts receivable -- hotel..........................................   $6,714,517    $5,580,876
Less allowance for doubtful accounts........................................      120,127       234,614
                                                                               ----------    ----------
                                                                                6,594,390     5,346,262
                                                                               ----------    ----------
Trade accounts receivable -- casino.........................................      839,948       616,954
Less allowance for doubtful accounts........................................       26,355       111,822
                                                                               ----------    ----------
                                                                                  813,593       505,132
                                                                               ----------    ----------
Trade accounts receivable, net..............................................   $7,407,983    $5,851,394
                                                                               ----------    ----------
                                                                               ----------    ----------

5. TRANSACTIONS WITH RELATED PARTIES

     The Partnership had an Operating and Management Agreement (the Management Agreement) with Williams Hospitality Group Inc. (Williams Hospitality) which terminated effective December 31, 1998. The Management Agreement provided that the Partnership would pay Williams Hospitality a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year and were not payable until significant cash flow levels were achieved. In addition, the Partnership was required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     Effective January 1, 1999, the Partnership entered into an Amended and Restated Management Agreement (the Amended Management Agreement) with Williams Hospitality which expires on January 31, 2014. The Amended Management Agreement provides that the Partnership will pay Williams Hospitality a management fee of 3% of gross room revenues derived from condominiums and 2.5% of gross revenues derived from the hotel, plus a hotel trade name fee of

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

 .5% of gross room revenues. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with managing the Resort.

     During the periods March 1, 1998 through December 31, 1998, January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997, and the year ended March 31, 1997, basic management fees amounted to approximately $2,724,000, $872,000, $2,125,000 and $3,305,000, respectively. Incentive management fees amounted to approximately $1,913,000, $1,072,000, $860,000 and $2,376,000, respectively. In addition, Williams Hospitality charged the Partnership approximately $1,275,000, $525,000, $83,000 and $3,258,000 for the
periods March 1, 1998 through December 31, 1998, January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997, and the year ended March 31, 1997, respectively, for services provided to the Resort. In addition, from March 1, 1998 to December 31, 1998, Wyndham charged the Partnership approximately $1,933,000 for sales and administrative costs incurred on behalf of the Partnership.

     In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), affiliated through common ownership, approximately $275,000, $176,000, $791,000 and $410,000 for services provided to the Resort for the periods March 1, 1998 through December 31, 1998, January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997, and the year ended March 31, 1997, respectively.

     As of December 31, 1997, each partner had advanced $8,765,684 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New York base rate. Repayment of interest and principal is subordinate to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provided for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75% (7.30% and 7.46% at December 31, 1998 and 1997, respectively). Interest payments were deferred during the first five years. The principal and deferred interest accrued at December 31, 1997 was to be payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan was collateralized by a subordinated pledge of the Partnership's assets. The principal and interest due to Kumagai was paid in 1998 when Patriot acquired Kumagai's 50% interest in the Partnership. Interest and principal of $4,629,900 due to WKA El Con was paid in 1998 when Patriot acquired the remaining 16.23% interest in WKA El Con.

     As of December 31, 1997, each partner had provided $3,800,000 to cover cash flow deficiencies in the Partnership's operations as provided by the Agreement. The deficiency loans consist of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt. The principal and interest due to Kumagai was paid in 1998 when Patriot acquired the former partners' interest in the Partnership.

     In 1993, the Partnership advanced approximately $2,000,000 to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement. Service agreement payments by the Partnership were equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality were limited to amounts payable under the service agreement. During the nine month period ended December 31, 1997, Williams Hospitality transferred the transportation equipment to the Partnership. The Partnership then sold the transportation equipment at a loss of approximately $70,000.

     In addition, a subsidiary of Williams Hospitality financed other transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments were

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

$9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. The Partnership chartered the transportation equipment and ferryboat under terms similar to the transaction described in the preceding paragraph.

     On August 3, 1998, the Partnership borrowed $32,021,172 from Posadas de Puerto Rico, the proceeds of which were used, together with the $90,000,000 advance from Citicorp Real Estate, Inc. (CRE) (see Note 6), to repay the $120,000,000 1991 AFICA bonds (see Note 9). The loan bears interest at the prime rate (7.75% at December 31, 1998). As of December 31, 1998, the amount of such indebtedness together with accrued interest totaled $33,065,730. The loan is payable on demand but is subordinate in all respects to the Partnership's obligations to CRE with respect to the $90,000,000 advance.

6. NOTES PAYABLE TO BANK

     On October 4, 1996, the Partnership entered into an amendment to a loan agreement whereby the Government Development Bank for Puerto Rico (GDB) extended the Partnership a $6,000,000 credit facility which was terminated in May 1998. The notes issued under the credit facility bore interest at 1% over LIBOR. The notes were secured by a mortgage note on the Partnership's real property, a leasehold mortgage note on leased land and a lien on accounts receivable (see
Note 9). At December 31, 1998, the notes had been paid.

     CRE made a $90,000,000 interim loan to the Partnership on August 3, 1998. The note matured on November 3, 1998 and bore interest, computed monthly, equal to LIBOR plus 2.25% (7.80% at December 31, 1998). The maturity date of the loan was extended to March 31, 1999 (see Notes 9 and 18).

7. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership, other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan Associates.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

     At December 31, 1998 and 1997 amounts due to affiliated companies consisted of the following:

                                                                               1998           1997
                                                                            -----------    -----------
Current:
  Due to Williams Hospitality:
     Basic management fees...............................................   $   804,043    $   746,659
     Other...............................................................       142,370        167,314
                                                                            -----------    -----------
                                                                                946,413        913,973
  Due to Posadas de San Juan.............................................        33,453        --
  Due to Posadas de Puerto Rico..........................................    33,065,730         58,713
                                                                            -----------    -----------
                                                                            $34,045,596    $   972,686
                                                                            -----------    -----------
                                                                            -----------    -----------
Non current:
  Due to Williams Hospitality:
     Incentive management fees...........................................   $ 9,388,207    $ 6,402,571
     Interest at 10% on incentive management fees........................     1,274,200        676,592
     Advances............................................................     1,500,000      1,500,000
     Interest on advances................................................       987,120        852,076
     Other...............................................................       --             375,529
                                                                            -----------    -----------
                                                                             13,149,527      9,806,768
  Due to Patriot.........................................................     8,293,234        --
  Due to KG Caribbean....................................................       --             579,234
                                                                            -----------    -----------
                                                                            $21,442,761    $10,386,002
                                                                            -----------    -----------
                                                                            -----------    -----------
Partners:
  Due to WKA El Con:
     Advances............................................................   $11,315,015    $15,065,684
     Interest on advances................................................     4,277,548      4,430,554
                                                                            -----------    -----------
                                                                             15,592,563     19,496,238
  Due to Kumagai:
     Advances............................................................       --          16,565,683
     Interest on advances................................................       --           5,282,630
                                                                            -----------    -----------
                                                                                --          21,848,313
                                                                            -----------    -----------
                                                                            $15,592,563    $41,344,551
                                                                            -----------    -----------
                                                                            -----------    -----------

8. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

     At December 31, 1998 and 1997, chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                                               1998           1997
                                                                            -----------    -----------
Chattel mortgage notes payable which bore interest at 9%, payable in monthly installments of $215,784, including interest, through October,
  1998, collateralized with personal property............................   $   --         $ 1,675,855
Capital lease obligations which bore interest at 11.5%, payable in monthly installments of $28,335, including interest, through July,
  1998, collateralized with personal property............................       --             217,208
                                                                            -----------    -----------
                                                                            $   --         $ 1,893,063
                                                                            -----------    -----------
                                                                            -----------    -----------

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

9. LONG-TERM DEBT

     At December 31, 1998 and 1997 long-term debt consisted of the following:

                                                                               1998           1997
                                                                            -----------    -----------

Industrial Revenue Bonds Series A........................................   $   --         $90,000,000
Industrial Revenue Bonds Series B........................................       --          30,000,000
Government Development Bank for Puerto Rico..............................    25,000,000     25,000,000
                                                                            -----------    -----------
                                                                             25,000,000    145,000,000
Less current portion.....................................................       --         120,000,000
                                                                            -----------    -----------
                                                                            $25,000,000    $25,000,000
                                                                            -----------    -----------
                                                                            -----------    -----------

     On February 7, 1991 the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provided that the Partnership would pay all interest and principal on the Bonds.

     The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

     Commencing on May 1, 1996, the Bonds were subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds were due on November 1, 1999 and interest was payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bore interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%.

     Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 the Partnership entered into an Interest Rate Swap Agreement that expired on March 8, 1998 by which the Partnership agreed to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate equal to 86% and 94%, respectively, of the LIBOR rate minus 1/8th of 1%.

     The Loan Agreement provided that the Partnership would deposit with the trustee all interest which would become due not later than the 124th day preceding the date of payment. The Bonds were collateralized by a letter of credit, that terminated on September 9, 1998, issued by The Bank of Tokyo-Mitsubishi, Ltd. (formerly The Mitsubishi Bank, Limited). Under the terms of the Loan Agreement, such debt was required to be repaid on August 3, 1998 since the letter of credit was not renewed or replaced prior to June 9, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full.

     In accordance with the Letter of Credit and Reimbursement Agreement, the Partnership was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, the Partnership made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement with CRE. CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. All fees with respect to the letter of credit terminated on August 3, 1998. Additionally, CRE became successor in interest to the collateral liens which were in favor of The Bank of Tokyo-Mitsubishi, Ltd. on such date. As part of the Assignment and Modification Agreement, the $90,000,000 advanced by CRE matured on November 3, 1998 and was extended to March 31, 1999 (see Notes 6 and 18). In connection with the repayment of the long-term debt the Partnership recorded an

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

extraordinary loss of approximately $1,700,000 related to the write-off of the unamortized deferred issuance costs during the period from March 1, 1998 to December 31, 1998.

     The Partnership is engaged in the process of refinancing the balance due to CRE through a new bond to be issued by the Authority. Based on the operating history of the Resort, the Partnership's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about the Partnership's ability to continue as a going-concern.

     As of December 31, 1997, the Partnership was subject to an annual letter of credit fee of approximately 1.25% of the Bond principal, except under certain circumstances when the rate could be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership paid an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

     Under the provisions of a term loan agreement with GDB, the Partnership borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement (6.06% and 6.52% at December 31, 1998 and 1997, respectively). Interest is payable quarterly in arrears.

     Commencing on April 1, 1993, the Partnership was required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. There had been no amounts deposited in escrow under this provision.

     The Bonds were and the term loan with GDB is collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement (and effective January, 1, 1999, the Amended Management Agreement) with Williams Hospitality. The collateral is subject to a subordination agreement in favor of CRE, as successor to The Bank of Tokyo-Mitsubishi, Ltd.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Partnership's financial instruments at December 31, 1998 and 1997. The carrying amount of notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

11. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profits and losses in their respective Puerto Rico and Federal income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements.

     The Partnership was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998

12. CASINO PROMOTIONAL ALLOWANCES

     Casino promotional allowances consisted of the following:

                                                                                 NINE MONTH
                                                 MARCH 1 TO     JANUARY 1 TO    PERIOD ENDED    YEAR ENDED
                                                DECEMBER 31,    FEBRUARY 28,    DECEMBER 31,    MARCH 31,
                                                    1998            1998            1997           1997
                                                ------------    ------------    ------------    ----------

Rooms........................................     $212,466        $ 32,846        $112,229      $  334,775
Food and beverage............................      256,601          41,030         197,022         402,772
Other........................................      150,716          84,544         149,196         528,163
                                                ------------    ------------    ------------    ----------
                                                  $619,783        $158,420        $458,447      $1,265,710
                                                ------------    ------------    ------------    ----------
                                                ------------    ------------    ------------    ----------

13. ADVERTISING COSTS

     The Partnership recognizes the costs of advertising as expense in the period in which they are incurred. Advertising costs amounted to approximately $1,003,000, $216,000, $1,430,000 and $1,446,000 for the periods March 1, 1998 through December 31, 1998, January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997, and the year ended March 31, 1997, respectively.

14. COMMITMENTS

     The Partnership leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to December 31, 1998:

1999........................................................   $  210,000
2000........................................................      210,000
2001........................................................      210,000
2002........................................................      210,000
2003........................................................      240,000
Thereafter..................................................    5,440,000
                                                               ----------
                                                               $6,520,000
                                                               ----------
                                                               ----------

     Total rent expense for the periods March 1, 1998 through December 31, 1998, January 1, 1998 through February 28, 1998, the nine month period ended December 31, 1997, and the year ended March 31, 1997 amounted to approximately $1,349,000, $384,000, $982,000 and $1,391,000, respectively.

15. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, the Partnership adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. The Partnership's contribution is $300 per employee per year and a discretionary additional contribution.

     The Partnership's contribution to the savings plan amounted to approximately $166,000, $27,000, and $44,000 for the periods March 1, 1998 through December 31, 1998, January 1, 1998 through February 28, 1998, and the nine month period ended December 31, 1997, respectively.

     Effective January 1, 1997, the Partnership adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1998


bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 1165(e) of the Puerto Rico Income Tax Act of 1994, as amended. The employee's contribution is limited to $7,500 or 10% of their compensation, whichever is less. Under the provisions of the plan, the Partnership makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds the Partnership's annual operating budget as follows:


                                                                           MATCHING
                            G.O.P. EXCEEDS                               CONTRIBUTION
                              BUDGET BY                                   PERCENTAGE
----------------------------------------------------------------------   ------------
Less than 5%..........................................................        25%
 5%...................................................................        35%
10%...................................................................        45%
15%...................................................................        55%
20%...................................................................        65%

     The Partnership's contribution to the salary savings plan amounted to approximately $70,000 $18,000, and $29,000 for the periods March 1, 1998 through December 31, 1998, January 1, 1998 through February 28, 1998, and the nine month period ended December 31, 1997, respectively.

16. HURRICANE GEORGES

     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane were estimated at $32,000,000. However, the Partnership believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on the Partnership's results of operations and financial condition.

17. ACCOUNTING CHANGE

     In 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) No. 98-5, 'Reporting on the Costs of Start-up Activities', which requires the cost of start-up activities to be expensed as incurred. At December 31, 1998, the Partnership had approximately $462,000 of start-up costs incurred in connection with the construction of a new spa, which are included in prepaid expenses and other current assets. Effective January 1, 1999, the Partnership is required to adopt SOP No. 98-5 and the effect in the accompanying balance sheet of the adoption will be to decrease partners capital by approximately $462,000.

18. SUBSEQUENT EVENT


     On January 29, 1999, the Partnership and CRE amended the Assignment and Modification Agreement to provide for a maturity date of March 31, 1999, with an additional extension option up to June 30, 1999, if certain conditions are met. From February 1, 1999 until the maturity date, the interest rate changed to LIBOR plus 2.75%.


     On March 31, 1999, the Partnership exercised its extension option to extend the maturity date to June 30, 1999.

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                    OR SECURITIES OF, WKA EL CON ASSOCIATES



                             WKA EL CON ASSOCIATES

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999



                                              ASSETS
Current assets:
     Cash.........................................................................................   $  6,162,931
     Restricted cash and investments held by bank.................................................     12,312,974
     Trade accounts receivable, less allowance for doubtful accounts of $203,230..................      9,220,019
     Due from affiliated companies................................................................         27,027
     Inventories..................................................................................      1,515,521
     Prepaid expenses and others current assets...................................................      5,629,996
                                                                                                     ------------
       Total current assets.......................................................................     34,868,468
Land, building and equipment:
     Land.........................................................................................     20,255,500
     Building.....................................................................................    191,849,507
     Furniture, fixture and equipment.............................................................     21,951,363
     Construction in progress.....................................................................      5,011,738
                                                                                                     ------------
                                                                                                      239,068,108
     Less accumulated depreciation................................................................      8,400,698
                                                                                                     ------------
                                                                                                      230,667,410
Operating equipment, net..........................................................................      1,538,227
Deferred debt issuance costs and other assets, net of accumulated
  amortization of $721,932........................................................................         84,430
Goodwill, net of accumulated amortization of $385,377.............................................      3,231,357
                                                                                                     ------------
          Total assets............................................................................   $270,389,892
                                                                                                     ------------
                                                                                                     ------------

                                LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
     Trade accounts payable.......................................................................   $  9,663,910
     Advance deposits.............................................................................      5,936,034
     Accrued interest.............................................................................        959,100
     Other accrued liabilities....................................................................      4,390,532
     Due to affiliated companies..................................................................     35,058,207
     Note payable to bank.........................................................................     90,000,000
                                                                                                     ------------
       Total current liabilities..................................................................    146,007,783
Long-term debt....................................................................................     25,000,000
Due to affiliated companies.......................................................................     20,739,579
Due to partners...................................................................................      6,131,843
Minority interest.................................................................................     21,054,422
Partners' capital.................................................................................     51,456,265
                                                                                                     ------------
          Total liabilities and partners' capital.................................................   $270,389,892
                                                                                                     ------------
                                                                                                     ------------





                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                 NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999



1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES



ORGANIZATION



     WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp. (WHG El Con), a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham) and 53.46% by Conquistador Holding, Inc., which is owned by Patriot American Hospitality, Inc. (Patriot) and Wyndham. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement. Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.



     The consolidated balance sheet includes the accounts of El Con, a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the El Con Agreement). El Con is 50% owned by the Partnership and 50% by Conquistador Holding, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership. By agreement between Wyndham and Patriot, the Partnership's interest is the controlling 50% in El Con. El Con shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners.



     El Con owns a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).



     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to El Con.



BASIS OF PRESENTATION



     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.



INVENTORIES



     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.



LAND, BUILDING AND EQUIPMENT



     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 30 year period. Equipment is depreciated over a 10 year period.



DEFERRED DEBT ISSUANCE COSTS



     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.



GOODWILL



     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date the Partnership evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999



2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK



     As of March 31, 1999, pursuant to the terms of the Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement (see
Note 7), El Con had cash and investments on deposit for the payment of interest, insurance and real property taxes amounting to $3,326,059, $7,646,184 and $1,340,731, respectively.



3. TRADE ACCOUNTS RECEIVABLE



     At March 31, 1999, trade accounts receivable consisted of the following:



Trade accounts receivable -- hotel......................................................   $9,100,766
Less allowance for doubtful accounts....................................................      161,875
                                                                                           ----------
                                                                                            8,938,891
Trade accounts receivable -- casino.....................................................      322,483
Less allowance for doubtful accounts....................................................       41,355
                                                                                           ----------
                                                                                              281,128
Trade accounts receivable, net..........................................................    9,220,019
                                                                                           ----------
                                                                                           ----------



4. TRANSACTIONS WITH RELATED PARTIES



     Effective January 1, 1999, El Con entered into an Amended and Restated Management Agreement (the Amended Management Agreement) with Williams Hospitality Group Inc. (Williams Hospitality) which expires on January 31, 2014. The Amended Management Agreement provides that El Con will pay Williams Hospitality a management fee of 3% of gross room revenues derived from condominiums and 2.5% of gross revenues derived from the hotel, plus a hotel trade name fee of .5% of gross room revenues. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with managing the Resort.



     In February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. El Con chartered the ferryboat from the subsidiary.



5. NOTE PAYABLE TO BANK



     Citicorp Real Estate, Inc. (CRE) made a $90,000,000 interim loan to El Con on August 3, 1998. The note matured on November 3, 1998 and bore interest, computed monthly, equal to LIBOR plus 2.25%. The maturity date of the loan was extended to March 31, 1999 and the interest rate was changed to LIBOR plus 2.75% (8.10% at March 31, 1999) (see Note 7).



6. DUE TO AFFILIATED COMPANIES AND PARTNERS



     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con, other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico Associates, Incorporated and Posadas de San Juan Associates.



     At March 31, 1999, amounts due to affiliated companies consisted of the following:

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999



Current:
     Due to Williams Hospitality:
          Management fees..............................................................   $ 1,158,001
                                                                                          -----------
     Due to Posadas de San Juan........................................................       231,321
     Due to Posadas de Puerto Rico.....................................................    33,668,885
                                                                                          -----------
                                                                                          $35,058,207
                                                                                          -----------
                                                                                          -----------
Non current:
     Due to Williams Hospitality:
          Incentive management fees....................................................   $ 9,388,207
          Interest at 10% on incentive management fees.................................     1,505,689
          Advances.....................................................................     1,500,000
          Interest on advances.........................................................     1,015,600
     Due to Patriot....................................................................     7,330,083
                                                                                          -----------
                                                                                          $20,739,579
                                                                                          -----------
                                                                                          -----------



     WHG El Con loaned the Partnership $8,229,700 under the terms of loan agreements. As of March 31, 1999, the outstanding balance of such loans was $6,131,843. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The interest rate for such loans as of March 31, 1999 was 7.75%.



7. LONG-TERM DEBT



     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement (6.06% at March 31, 1999). Interest is payable quarterly in arrears.



     In 1991 the Puerto Rico Industrial, Tourist, Medical, Educational and Environmental Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provided that El Con would pay all interest and principal on the Bonds. Under the terms of the Loan Agreement, such debt was required to be repaid on August 3, 1998 since the letter of credit collateralizing the Bonds was not renewed or replaced prior to June 9, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full.



     In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement with CRE. CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. Additionally, CRE became successor in interest to the collateral liens. As part of the Assignment and Modification Agreement, the $90,000,000 advanced by CRE matured on November 3, 1998 and was extended to January 29, 1999 (see Note 5). On January 29, 1999, El Con and CRE amended the Assignment and Modification Agreement to provide for a maturity date of March 31, 1999, with an additional extension option up to June 30, 1999, if certain conditions were met. From February 1, 1999 until the maturity date, the interest rate changed to LIBOR rate plus 2.75% (8.10% on March 31, 1999). On March 31, 1999, El Con exercised its extension option to extend the maturity date to June 30, 1999.

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999



     The bonds were and the term loan with GDB is collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Operating and Management Agreement (and effective January 1, 1999, the Amended Management Agreement) with Williams Hospitality. The collateral is subject to a subordination agreement in favor of CRE.



     El Con is engaged in the process of refinancing the balance due to CRE through a new bond to be issued by the Authority. Based on the operating history of the Resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about El Con's ability to continue as a going-concern and, therefore, the Partnership's ability to continue as a going-concern.



8. FAIR VALUE OF FINANCIAL INSTRUMENTS



     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Partnership's financial instruments at March 31, 1999. The carrying amount of note payable to bank approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.



9. INCOME TAXES



     The Partnership and El Con are not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership and El Con's profit and losses in their respective income tax returns. Profit and losses of the Partnership and El Con for Federal income tax purposes is reported by the partners.



     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. El Con's casino operations are not covered by the tax exemption grant and are fully taxable.



10. COMMITMENTS



     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to March 31, 1999:



1999........................................................................   $  157,500
2000........................................................................      210,000
2001........................................................................      210,000
2002........................................................................      210,000
2003........................................................................      240,000
Thereafter..................................................................    5,440,000
                                                                               ----------
                                                                               $6,467,500
                                                                               ----------
                                                                               ----------



11. EMPLOYEES' SAVINGS PLAN



     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can

                             WKA EL CON ASSOCIATES
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999



contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.



     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 1165(e) of the Puerto Rico Income Tax Act of 1994, as amended.



     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds the El Con's annual operating budget as follows:



    G.O.P.                              MATCHING
   EXCEEDS                            CONTRIBUTION
  BUDGET BY                            PERCENTAGE
--------------                        ------------
Less than 5%                              25%
 5%                                       35%
10%                                       45%
15%                                       55%
20%                                       65%



12. HURRICANE GEORGES



     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane were estimated at $32,000,000. However, El Con's management believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's financial condition.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
WKA EL CON ASSOCIATES

     We have audited the accompanying consolidated balance sheet of WKA El Con Associates (the Partnership) as of December 31, 1998. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of WKA El Con Associates at December 31, 1998, in conformity with generally accepted accounting principles.

     The accompanying consolidated balance sheet has been prepared assuming that WKA El Con Associates will continue as a going-concern. As more fully described in Note 8, El Conquistador Partnership L.P., in which the Partnership has a 50% ownership interest, is engaged in the process of refinancing the balance due to Citicorp Real Estate, Inc. of $90,000,000, which is required to be repaid on June 30, 1999, through a new bond issuance to be issued by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (see Note 14). If such refinancing is not obtained, it raises substantial doubt about the Partnership's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                          /S/ ERNST & YOUNG LLP

San Juan, Puerto Rico
April 8, 1999

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                    OR SECURITIES OF, WKA EL CON ASSOCIATES


                             WKA EL CON ASSOCIATES
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                                              ASSETS
Current assets:
     Cash.........................................................................................   $  1,561,328
     Restricted cash and investments held by bank.................................................     10,289,856
     Trade accounts receivable, less allowance for doubtful accounts of $146,482..................      7,407,983
     Due from affiliated companies................................................................        423,683
     Inventories..................................................................................      1,461,757
     Prepaid expenses and others current assets...................................................      5,910,962
                                                                                                     ------------
          Total current assets....................................................................     27,055,569
Land, building and equipment:
     Land.........................................................................................     20,255,500
     Building.....................................................................................    191,904,360
     Furniture, fixture and equipment.............................................................     21,631,402
     Construction in progress.....................................................................      3,639,122
                                                                                                     ------------
                                                                                                      237,430,384
     Less accumulated depreciation................................................................      6,329,399
                                                                                                     ------------
                                                                                                      231,100,985
Other assets......................................................................................        335,750
Operating equipment, net..........................................................................      1,538,227
Deferred debt issuance costs, net of accumulated amortization of $448,772.........................        357,590
Goodwill, net of accumulated amortization of $296,444.............................................      3,320,290
                                                                                                     ------------
          Total assets............................................................................   $263,708,411
                                                                                                     ------------
                                                                                                     ------------

                                LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable.......................................................................   $  8,764,237
     Advance deposits.............................................................................      9,463,505
     Accrued interest.............................................................................        600,625
     Other accrued liabilities....................................................................      5,752,917
     Due to affiliated companies..................................................................     34,045,596
     Notes payable to bank........................................................................     90,000,000
                                                                                                     ------------
          Total current liabilities...............................................................    148,626,880
Long-term debt....................................................................................     25,000,000
Due to affiliated companies.......................................................................     22,387,557
Due to partner....................................................................................      6,027,918
Minority interest.................................................................................     15,641,086
Partners' capital.................................................................................     46,024,970
                                                                                                     ------------
          Total liabilities and partners' capital.................................................   $263,708,411
                                                                                                     ------------
                                                                                                     ------------


                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp. (WHG El Con), a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham) and 53.46% by Conquistador Holding, Inc., which is owned by Patriot American Hospitality, Inc. (Patriot) and Wyndham. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement. Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.


     The consolidated balance sheet includes the accounts of El Con, a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended (the El Con Agreement). El Con is 50% owned by the Partnership and 50% by Conquistador Holding, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership. By agreement between Wyndham and Patriot, the Partnership's interest is the controlling 50% in El Con. El Con shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners.


     El Con owns a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) (Las Casitas), a joint venture that constructed and sold condominiums on property adjacent to El Con.

BASIS OF PRESENTATION

     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 30 year period. Equipment is depreciated over a 10 year period.

DEFERRED DEBT ISSUANCE COSTS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

                             WKA EL CON ASSOCIATES
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

GOODWILL

     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date the Partnership evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.


2. ACQUISITION OF THE PARTNERSHIP


     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham merged with and into WHG Resorts & Casinos Inc. (WHG), a 46.54% owner of the Partnership. As part of the transaction WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot, a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange.

     Effective February 28, 1998, Patriot acquired an additional 37.23% interest in the Partnership for approximately $15,384,000. Patriot also acquired an additional 50% interest in El Con for approximately $22,728,000, which interest was owned by Kumagai Caribbean, Inc.

     On July 13, 1998, Patriot acquired the remaining 16.23% interest in the Partnership for approximately $3,890,000. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of WHG and its subsidiaries.

3. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     As of December 31, 1998, pursuant to the terms of the Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement (see
Note 8), El Con had cash and investments on deposit for the payment of interest, insurance and real property taxes amounting to $1,312,817, $5,688,012 and $3,289,027, respectively.

4. TRADE ACCOUNTS RECEIVABLE

     At December 31, 1998, trade accounts receivable consisted of the following:

Trade accounts receivable -- hotel..............................................   $6,714,517
Less allowance for doubtful accounts............................................      120,127
                                                                                   ----------
                                                                                    6,594,390
                                                                                   ----------
Trade accounts receivable -- casino.............................................      839,948
Less allowance for doubtful accounts............................................       26,355
                                                                                   ----------
                                                                                      813,593
                                                                                   ----------
Trade accounts receivable, net..................................................   $7,407,983
                                                                                   ----------
                                                                                   ----------

5. TRANSACTIONS WITH RELATED PARTIES


     El Con had an Operating and Management Agreement (the Management Agreement) with Williams Hospitality Group Inc. (Williams Hospitality) which terminated effective December 31, 1998. The Management Agreement provided that El Con would pay Williams Hospitality a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year and were not payable until significant cash flow levels were achieved. In addition, El Con was

                             WKA EL CON ASSOCIATES
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     Effective January 1, 1999, El Con entered into an Amended and Restated Management Agreement (the Amended Management Agreement) with Williams Hospitality which expires on January 31, 2014. The Amended Management Agreement provides that El Con will pay Williams Hospitality a management fee of 3% of gross room revenues derived from condominiums and 2.5% of gross revenues derived from the hotel, plus a hotel trade name fee of .5% of gross room revenues. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with managing the Resort.

     In February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. El Con chartered the ferryboat from the subsidiary.

6. NOTE PAYABLE TO BANK

     Citicorp Real Estate, Inc. (CRE) made a $90,000,000 interim loan to El Con on August 3, 1998. The note matured on November 3, 1998 and bore interest, computed monthly, equal to LIBOR plus 2.25% (7.75% at December 31, 1998). The maturity date of the loan was extended to March 31, 1999 (see Notes 8 and 14).

7. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con, other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico Associates, Incorporated and Posadas de San Juan Associates.

     At December 31, 1998, amounts due to affiliated companies consisted of the following:

Current:
     Due to Williams Hospitality:
          Basic management fees................................................   $   804,043
          Other................................................................       142,370
                                                                                  -----------
                                                                                      946,413
     Due to Posadas de San Juan................................................        33,453
     Due to Posadas de Puerto Rico.............................................    33,065,730
                                                                                  -----------
                                                                                  $34,045,596
                                                                                  -----------
                                                                                  -----------
Non current:
     Due to Williams Hospitality:
          Incentive management fees............................................   $ 9,388,207
          Interest at 10% on incentive management fees.........................     1,274,200
          Advances.............................................................     1,500,000
          Interest on advances.................................................       987,120
                                                                                  -----------
                                                                                   13,149,527
     Due to Patriot............................................................     9,238,030
                                                                                  -----------
                                                                                  $22,387,557
                                                                                  -----------
                                                                                  -----------

     WHG El Con loaned the Partnership $8,229,700 under the terms of loan agreements. As of December 31, 1998, the outstanding balance of such loans was $6,027,918. The notes are payable in 2003 to 2005 and bear interest at the prime rate. The interest rate on such notes as of December 31, 1998 was 7.75%.

                             WKA EL CON ASSOCIATES
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

8. LONG-TERM DEBT

     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement (6.06% at December 31, 1998). Interest is payable quarterly in arrears.

     In 1991 the Puerto Rico Industrial, Tourist, Medical, Educational and Environmental Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provided that El Con would pay all interest and principal on the Bonds. Under the terms of the Loan Agreement, such debt was required to be repaid on August 3, 1998 since the letter of credit collateralizing the Bonds was not renewed or replaced prior to June 9, 1998. On August 3, 1998, the letter of credit was honored and the $120,000,000 was paid in full.

     In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement with CRE. CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. Additionally, CRE became successor in interest to the collateral liens. As part of the Assignment and Modification Agreement, the $90,000,000 advanced by CRE matured on November 3, 1998 and was extended to March 31, 1999 (see Notes 6 and 14).

     The Bonds were and the term loan with GDB is collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement (and effective January 1, 1999, the Amended Management Agreement) with Williams Hospitality. The collateral is subject to a subordination agreement in favor of CRE.

     El Con is engaged in the process of refinancing the balance due to CRE through a new bond to be issued by the Authority. Based on the operating history of the Resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about El Con's ability to continue as a going-concern and, therefore, the Partnership's ability to continue as a going concern.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Partnership's financial instruments at December 31, 1998. The carrying amount of the note payable to bank approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

10. INCOME TAXES

     The Partnership and El Con are not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership's and El Con's profit and losses in their respective income tax

                             WKA EL CON ASSOCIATES
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

returns. Profit or losses of the Partnership and El Con for Federal income tax purposes is reported by the partners.

     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. El Con's casino operations are not covered by the tax exemption grant and are fully taxable.

11. COMMITMENTS

     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to December 31, 1998:

1999..................................................................   $  210,000
2000..................................................................      210,000
2001..................................................................      210,000
2002..................................................................      210,000
2003..................................................................      240,000
Thereafter............................................................    5,440,000
                                                                         ----------
                                                                         $6,520,000
                                                                         ----------
                                                                         ----------

12. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.

     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of l974 (ERISA) and Section 1165(e) of the Puerto Rico Income Tax Act of l994, as amended.

     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds El Con's annual operating budget as follows:

   G.O.P.                                                                  MATCHING
  EXCEEDS                                                                 CONTRIBUTION
 BUDGET BY                                                                 PERCENTAGE
----------------------------------------------------------------------   ------------

Less than 5%..........................................................        25%
 5%...................................................................        35%
10%...................................................................        45%
15%...................................................................        55%
20%...................................................................        65%

                             WKA EL CON ASSOCIATES
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

13. HURRICANE GEORGES

     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane were estimated at $32,000,000. However, El Con's management believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's financial condition.

14. SUBSEQUENT EVENT


     On January 29, 1999, El Con and CRE amended the Assignment and Modification Agreement to provide for a maturity date of March 31, 1999, with an additional extension option up to June 30, 1999, if certain conditions were met. From February 1, 1999 until the maturity date, the interest rate changed to LIBOR plus 2.75%. On March 31, 1999, El Con exercised its extension option to extend the maturity date to June 30, 1999.

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                       OR SECURITIES OF, WHG EL CON CORP.



                                WHG EL CON CORP.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999



                                              ASSETS
Current assets:
     Cash.........................................................................................   $  6,162,931
     Restricted cash and investments held by bank.................................................     12,312,974
     Trade accounts receivable, less allowance for doubtful accounts of $203,230..................      9,220,019
     Due from affiliated companies................................................................         27,027
     Inventories..................................................................................      1,515,521
     Prepaid expenses and others current assets...................................................      5,629,996
                                                                                                     ------------
               Total current assets...............................................................     34,868,468
Due from affiliates...............................................................................      3,125,837
Land, building and equipment:
     Land.........................................................................................     20,255,500
     Building.....................................................................................    191,849,507
     Furniture, fixture and equipment.............................................................     21,951,363
     Construction in progress.....................................................................      5,011,738
                                                                                                     ------------
                                                                                                      239,068,108
     Less accumulated depreciation................................................................      8,400,698
                                                                                                     ------------
                                                                                                      230,667,410
Operating equipment, net..........................................................................      1,538,227
Deferred debt issuance costs and other assets, net of accumulated amortization of $721,932........         84,430
Goodwill, net of accumulated amortization of $385,377.............................................      3,231,357
                                                                                                     ------------
               Total assets.......................................................................   $273,515,729
                                                                                                     ------------
                                                                                                     ------------

                               LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Trade accounts payable.......................................................................   $  9,663,910
     Advance deposits.............................................................................      5,936,034
     Accrued interest.............................................................................        959,100
     Other accrued liabilities....................................................................      4,390,532
     Due to affiliated companies..................................................................     35,058,207
     Notes payable to bank........................................................................     90,000,000
                                                                                                     ------------
               Total current liabilities..........................................................    146,007,783
Long-term debt....................................................................................     25,000,000
Deferred tax liability............................................................................      4,323,213
Due to affiliated companies.......................................................................     20,739,579
Minority interest.................................................................................     40,118,608
Shareholder's equity:
     Common stock, no par value:
          Authorized shares - 3,000;
          Issued and outstanding shares - 1,000...................................................     11,494,000
     Additional paid-in capital...................................................................     22,902,979
     Retained earnings............................................................................      2,929,567
                                                                                                     ------------
               Total shareholder's equity.........................................................     37,326,546
                                                                                                     ------------
               Total liabilities and shareholder's equity.........................................   $273,515,729
                                                                                                     ------------
                                                                                                     ------------



                            See accompanying notes.

                                WHG EL CON CORP.
                 NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999


1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES



ORGANIZATION



     WHG El Con Corp. (the Company), organized under the laws of Delaware, is a wholly-owned subsidiary of Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham International, Inc. (Wyndham). The Company owns 46.54% of WKA El Con Associates (WKA El Con), a joint venture organized under the General Partnership Law of the State of New York for the purpose of becoming a general and a limited partner of El Conquistador Partnership L.P. (El Con). The remaining 53.46% is owned by Conquistador Holding, Inc (Conquistador Holding).



     El Con is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended. El Con is 50% owned by WKA El Con and 50% by Conquistador Holding, which is owned by Patriot American Hospitality, Inc. (Patriot) and Wyndham. By agreement between Wyndham and Patriot, the Company's interest is the controlling interest in WKA El Con. El Con owns a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).



     The consolidated balance sheet includes the accounts of WKA El Con and its 50% ownership in El Con.



BASIS OF PRESENTATION



     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.



INVENTORIES



     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.



LAND, BUILDING AND EQUIPMENT



     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 30 year period. Equipment is depreciated over a 10 year period.



DEFERRED DEBT ISSUANCE COSTS



     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.



GOODWILL



     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date the Company evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.



2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK



     As of March 31, 1999, pursuant to the terms of the Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement (see
Note 7), El Con had cash and

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999


investments on deposit for the payment of interest, insurance and real property taxes amounting to $3,326,059, $7,646,184 and $1,340,731, respectively.



3. TRADE ACCOUNTS RECEIVABLE



     At March 31, 1999, trade accounts receivable consisted of the following:



Trade accounts receivable -- hotel..............................................   $9,100,766
Less allowance for doubtful accounts............................................      161,875
                                                                                   ----------
                                                                                    8,938,891
Trade accounts receivable -- casino.............................................      322,483
Less allowance for doubtful accounts............................................       41,355
                                                                                   ----------
                                                                                      281,128
                                                                                   ----------
Trade accounts receivable, net..................................................   $9,220,019
                                                                                   ----------
                                                                                   ----------



4. TRANSACTIONS WITH RELATED PARTIES



     Effective January 1, 1999, El Con entered into an Amended and Restated Management Agreement (the Amended Management Agreement) with Williams Hospitality Group Inc. (Williams Hospitality) which expires on January 31, 2014. The Amended Management Agreement provides that El Con will pay Williams Hospitality a management fee of 3% of gross room revenues derived from condominiums and 2.5% of gross revenues derived from the hotel, plus a hotel trade name fee of .5% of gross room revenues. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with managing the Resort.



     In February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. El Con chartered the ferryboat from the subsidiary.



5. NOTE PAYABLE TO BANK



     Citicorp Real Estate, Inc. (CRE) made a $90,000,000 interim loan to El Con on August 3, 1998. The note matured on November 3, 1998 and bore interest, computed monthly, equal to LIBOR plus 2.25%. The maturity date of the loan was extended to March 31, 1999 and the interest rate was changed to LIBOR plus 2.75% (8.10% at March 31, 1999) (see Note 7).



6. DUE TO AFFILIATED COMPANIES AND PARTNERS



     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con, other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico Associates Incorporated and Posadas de San Juan Associates.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999



At March 31, 1999, amounts due to affiliated companies consisted of the following:



Current:
  Due to Williams Hospitality:
     Management fees...........................................................   $ 1,158,001
                                                                                  -----------
  Due to Posadas de San Juan...................................................       231,321
  Due to Posadas de Puerto Rico................................................    33,668,885
                                                                                  -----------
                                                                                  $35,058,207
                                                                                  -----------
                                                                                  -----------
Non current:
  Due to Williams Hospitality:
     Incentive management fees.................................................   $ 9,388,207
     Interest at 10% on incentive management fees..............................     1,505,689
     Advances..................................................................     1,500,000
     Interest on advances......................................................     1,015,600
                                                                                  -----------
  Due to Patriot...............................................................     7,330,083
                                                                                  -----------
                                                                                   $20,739,579
                                                                                  -----------
                                                                                  -----------



7. LONG-TERM DEBT



     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement (5.81% at March 31, 1999). Interest is payable quarterly in arrears.



     In 1991 the Puerto Rico Industrial, Tourist, Medical, Educational and Environmental Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provided that El Con would pay all interest and principal on the Bonds. Under the terms of the Loan Agreement, such debt was required to be repaid on August 3, 1998 since the letter of credit collaterizing the Bonds was not renewed or replaced prior to June 9, 1998. On August 3, 1998, the letter of credit collaterizing the Bonds was honored and the $120,000,000 was paid in full.



     In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement with CRE. CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. Additionally, CRE became successor in interest to the collateral liens. As part of the Assignment and Modification Agreement, the $90,000,000 advanced by CRE matured on November 3, 1998 and was extended to Januay 29, 1999 (see Note 5). On January 29, 1999, El Con and CRE amended the Assignment and Modification Agreement to provide for a maturity date of March 31, 1999, with an additional extension option up to June 30, 1999, if certain conditions were met. From February 1, 1999 until the maturity date, the interest rate changed to LIBOR plus 2.75% (8.10% on March 31, 1999). On March 31, 1999 El Con exercised its option to extend the maturity date to June 30, 1999.



     The bonds were and the term loan with GDB is collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Operating and Management Agreement (and effective January 1, 1999, the

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999



Amended Management Agreement) with Williams Hospitality. The collateral is subject to a subordination agreement in favor of CRE.



     El Con is engaged in the process of refinancing the balance due to CRE through a new bond to be issued by the Authority. Based on the operating history of the Resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about El Con's ability to continue as a going-concern and, therefore, the Company's ability to continue as a going-concern.



8. FAIR VALUE OF FINANCIAL INSTRUMENTS



     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Company's financial instruments at March 31, 1999. The carrying amount of note payable to bank approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Company's long-term debt has not been determined because similar terms and conditions may no longer be available.



9. INCOME TAXES



     The Company's operations are included with Wyndham's Federal income tax return. Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS No. 109) requires that a portion of income tax expense (benefit) be allocated to the Company. The 'Separate Return Method' was used to calculate the Federal income tax provision allocated to the Company.



     WKA El Con and El Con are not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the WKA El Con's and El Con's profit and losses in their respective income tax returns. Profit and losses of WKA El Con and El Con for Federal income tax purposes is reported by the partners.



     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. El Con's casino operations are not covered by the tax exemption grant and are fully taxable.



     Deferred income taxes reflect the net tax effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the income tax return of the Company. The deferred tax liability as of March 31, 1999, relates to the different depreciation methods used for book and tax purposes.

                                WHG EL CON CORP.
          NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                 MARCH 31, 1999



10. COMMITMENTS



     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to March 31, 1999:



1999..................................................................   $  157,500
2000..................................................................      210,000
2001..................................................................      210,000
2002..................................................................      210,000
2003..................................................................      240,000
Thereafter............................................................    5,440,000
                                                                         ----------
                                                                         $6,467,500
                                                                         ----------
                                                                         ----------



11. EMPLOYEES' SAVINGS PLAN



     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.



     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 1165(e) of the Puerto Rico Income Tax Act of 1994, as amended.



     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds El Con's annual operating budget as follows:



  G.O.P.                                          MATCHING
 EXCEEDS                                        CONTRIBUTION
BUDGET BY                                        PERCENTAGE
---------------------------------------------   ------------
Less than 5%.................................       25%
 5%..........................................       35%
10%..........................................       45%
15%..........................................       55%
20%..........................................       65%



12. HURRICANE GEORGES



     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane were estimated at $32,000,000. However, El Con's management believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's results of operations and financial condition.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder
WHG EL CON CORP.

     We have audited the accompanying consolidated balance sheet of WHG El Con Corp. as of December 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of WHG El Con Corp. at December 31, 1998, in conformity with generally accepted accounting principles.

     The accompanying consolidated balance sheet has been prepared assuming that WHG El Con Corp. will continue as a going-concern. As more fully described in
Note 8, El Conquistador Partnership L.P., in which WHG El Con Corp. has a 23.27% ownership interest, is engaged in the process of refinancing the balance due to Citicorp Real Estate, Inc. of $90,000,000, which is required to be repaid on June 30, 1999, through a new bond issuance to be issued by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Pollution Control Facilities Financing Authority (see Note 14). If such refinancing is not obtained, it raises substantial doubt about the Company's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                          /S/ ERNST & YOUNG LLP



San Juan, Puerto Rico
April 8, 1999

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                       OR SECURITIES OF, WHG EL CON CORP.


                                WHG EL CON CORP.
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                                              ASSETS
Current assets:
     Cash.........................................................................................   $  1,561,328
     Restricted cash and investments held by bank.................................................     10,289,856
     Trade accounts receivable, less allowance for doubtful accounts of $146,482..................      7,407,983
     Due from affiliated companies................................................................        423,683
     Inventories..................................................................................      1,461,757
     Prepaid expenses and other current assets....................................................      5,910,962
                                                                                                     ------------
               Total current assets...............................................................     27,055,569
Due from affiliated company.......................................................................      3,125,837
Land, building and equipment:
     Land.........................................................................................     20,255,500
     Building.....................................................................................    191,904,360
     Furniture, fixture and equipment.............................................................     21,631,402
     Construction in progress.....................................................................      3,639,122
                                                                                                     ------------
                                                                                                      237,430,384
     Less accumulated depreciation................................................................      6,329,399
                                                                                                     ------------
                                                                                                      231,100,985
Other assets......................................................................................        335,750
Operating equipment, net..........................................................................      1,538,227
Deferred debt issuance costs, net of accumulated amortization of $448,772.........................        357,590
Goodwill, net of accumulated amortization of $296,444.............................................      3,320,290
                                                                                                     ------------
               Total assets.......................................................................   $266,834,248
                                                                                                     ------------
                                                                                                     ------------

                               LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Trade accounts payable.......................................................................   $  8,764,237
     Advance deposits.............................................................................      9,463,505
     Accrued interest.............................................................................        600,625
     Other accrued liabilities....................................................................      5,752,855
     Due to affiliated companies..................................................................     34,045,596
     Notes payable to bank........................................................................     90,000,000
                                                                                                     ------------
               Total current liabilities..........................................................    148,626,818
Long-term debt....................................................................................     25,000,000
Deferred income tax liability.....................................................................      4,884,855
Due to affiliated companies.......................................................................     22,387,557
Minority interest.................................................................................     31,801,815
Shareholder's equity:
     Common Stock, no par value:
          Authorized shares -- 3,000;
          Issued and outstanding -- 1,000.........................................................     11,494,000
     Additional paid-in capital...................................................................     22,902,979
     Accumulated deficit..........................................................................       (263,776)
                                                                                                     ------------
               Total shareholder's equity.........................................................     34,133,203
                                                                                                     ------------
               Total liabilities and shareholder's equity.........................................   $266,834,248
                                                                                                     ------------
                                                                                                     ------------

                            See accompanying notes.

                                WHG EL CON CORP.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WHG El Con Corp. (the Company), organized under the laws of Delaware, is a wholly-owned subsidiary of Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly owned subsidiary of Wyndham International, Inc. (Wyndham). The Company owns 46.54% of WKA El Con Associates (WKA El Con), a joint venture organized under the General Partnership Law of the State of New York for the purpose of becoming a general and a limited partner of El Conquistador Partnership L.P. (El Con). The remaining 53.46% is owned by Conquistador Holding, Inc.

     El Con is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990, as amended. El Con is 50% owned by WKA El Con and 50% by Conquistador Holding, Inc., which is owned by Patriot American Hospitality, Inc. (Patriot) and Wyndham. By agreement between Wyndham and Patriot, the Company's interest is the controlling interest in WKA El Con. El Con owns a luxury resort hotel and casino in Fajardo, Puerto Rico (the Resort).

     The consolidated balance sheet includes the accounts of WKA El Con and its 50% ownership in El Con.

BASIS OF PRESENTATION

     The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives. Building is depreciated over a 30 year period. Equipment is depreciated over a 10 year period.

DEFERRED DEBT ISSUANCE COSTS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

GOODWILL

     Goodwill represents the excess of the purchase price over the amount assigned to net assets acquired and is being amortized over 20 years by the straight-line method. At each balance sheet date the Company evaluates the realizability of goodwill based on expectations of non-discounted cash flows or whenever events or changes in circumstances indicate that it may not be recoverable.


2. ACQUISITION OF THE COMPANY


     On January 16, 1998, Patriot American Hospitality Operating Company Acquisition Subsidiary, a wholly-owned subsidiary of Wyndham merged with and into WHG Resorts & Casinos Inc.

                                WHG EL CON CORP.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

(WHG), a 46.54% owner of WKA El Con. As part of the transaction WHG stockholders received for each issued and outstanding share of common stock .784 shares of Wyndham and Patriot, a self-administered REIT, which trade as 'Paired Shares' on the New York Stock Exchange.

     Effective February 28, 1998, Patriot acquired an additional 37.23% interest in WKA El Con for approximately $15,384,000. Patriot also acquired an additional 50% interest in El Con for approximately $22,728,000, which interest was owned by Kumagai Caribbean, Inc.

     On July 13, 1998, Patriot acquired the remaining 16.23% interest in WKA El Con for approximately $3,890,000. The purchase transactions were accounted for under the purchase method and the cumulative purchase price paid by Wyndham and Patriot was the basis used to record net assets on the records of WHG and its subsidiaries.

3. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     As of December 31, 1998, pursuant to the terms of the Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement (see
Note 8), El Con had cash and investments on deposit for the payment of interest, insurance and real property taxes amounting to $1,312,817, $5,688,012 and $3,289,027, respectively.

4. TRADE ACCOUNTS RECEIVABLE

     At December 31, 1998, trade accounts receivable consisted of the following:

Trade accounts receivable -- hotel..............................................   $6,714,517
Less allowance for doubtful accounts............................................      120,127
                                                                                   ----------
                                                                                    6,594,390
Trade accounts receivable -- casino.............................................      839,948
Less allowance for doubtful accounts............................................       26,355
                                                                                   ----------
                                                                                      813,593
                                                                                   ----------
Trade accounts receivable, net..................................................   $7,407,983
                                                                                   ----------
                                                                                   ----------

5. TRANSACTIONS WITH RELATED PARTIES

     El Con had an Operating and Management Agreement (the Management Agreement) with Williams Hospitality Group Inc. (Williams Hospitality) which terminated effective December 31, 1998. The Management Agreement provided that El Con would pay Williams Hospitality a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resort's operating profit, as defined. Incentive management fees accrued each year were not payable until significant cash flow levels were achieved. In addition, El Con was required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

     Effective January 1, 1999, El Con entered into an Amended and Restated Management Agreement (the Amended Management Agreement) with Williams Hospitality which expires on January 31, 2014. The Amended Management Agreement provides that El Con will pay Williams Hospitality a management fee of 3% of gross room revenues derived from condominiums and 2.5% of gross revenues derived from the hotel, plus a hotel trade name fee of .5% of gross room revenues. In addition, El Con is required to pay certain administrative expenses incurred by Williams Hospitality in connection with managing the Resort.

     In February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. El Con chartered the ferryboat from the subsidiary.

                                WHG EL CON CORP.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

6. NOTE PAYABLE TO BANK

     Citicorp Real Estate, Inc. (CRE) made a $90,000,000 interim loan to El Con on August 3, 1998. The note matured on November 3, 1998 and bore interest, computed monthly, equal to LIBOR plus 2.25% (7.75% at December 31, 1998). The maturity date of the loan was extended to March 31, 1999 (see Notes 8 and 14).

7. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to El Con and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico Associates, Incorporated and Posadas de San Juan Associates.

     At December 31, 1998, amounts due to affiliated companies consisted of the following:

Current:
     Due to Williams Hospitality:
          Basic management fees................................................   $   804,043
          Other................................................................       142,370
                                                                                  -----------
                                                                                      946,413
     Due to Posadas de San Juan................................................        33,453
     Due to Posadas de Puerto Rico.............................................    33,065,730
                                                                                  -----------
                                                                                  $34,045,596
                                                                                  -----------
                                                                                  -----------
Non current:
     Due to Williams Hospitality:
          Incentive management fees............................................   $ 9,388,207
          Interest at 10% on incentive management fees.........................     1,274,200
          Advances.............................................................     1,500,000
          Interest on advances.................................................       987,120
                                                                                  -----------
                                                                                   13,149,527
     Due to Patriot............................................................     9,238,030
                                                                                  -----------
                                                                                  $22,387,557
                                                                                  -----------
                                                                                  -----------

8. LONG-TERM DEBT

     Under the provisions of a term loan agreement with GDB, El Con borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement (6.06% at December 31, 1998). Interest is payable quarterly in arrears.

     In 1991 the Puerto Rico Industrial, Tourist, Medical, Educational and Environmental Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to El Con to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provided that El Con would pay all interest and principal on the Bonds. Under the terms of the Loan Agreement, such debt was required to be repaid on August 3, 1998 since the letter of credit was not renewed or replaced prior to June 9, 1998. On August 3, 1998, the letter of credit collateralizing the Bonds was honored and the $120,000,000 was paid in full.

     In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full amount drawn under the letter of credit. On August 3, 1998, El Con made a partial payment of $30,000,000 and entered into an

                                WHG EL CON CORP.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

Assignment and Modification Agreement of the Letter of Credit and Reimbursement Agreement with CRE. CRE reimbursed the letter of credit issuer with respect to the $90,000,000 balance due under the Letter of Credit and Reimbursement Agreement. Additionally, CRE became successor in interest to the collateral liens. As part of the Assignment and Modification Agreement, the $90,000,000 advanced by CRE matured on November 3, 1998 and was extended to March 31, 1999 (see Notes 6 and 14).

     The Bonds were and the term loan with GDB is collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and the Management Agreement (and effective January 1, 1999, the Amended Management Agreement) with Williams Hospitality. The collateral is subject to a subordination agreement in favor of CRE.

     El Con is engaged in the process of refinancing the balance due to CRE through a new bond to be issued by the Authority. Based on the operating history of the Resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not obtained, it raises substantial doubt about El Con's ability to continue as a going-concern and, therefore, the Company's ability to continue as a going-concern.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Company's financial instruments at December 31, 1998. The carrying amount of the note payable to bank approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Company's long-term debt has not been determined because similar terms and conditions may no longer be available.

10. INCOME TAXES

     The Company's operations are included with Wyndham's Federal income tax return. Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes', requires that a portion of the income tax expense (benefit) be allocated to the Company. The 'Separate Return Method' was utilized to calculate the Federal income tax expense (benefit) allocated to the Company.

     WKA El Con and El Con are not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of WKA El Con's and El Con's profit and losses in their respective income tax returns. Profits and losses of WKA El Con and El Con for Federal income tax purposes is reported by the partners.

     El Con was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. El Con's casino operations are not covered by the tax exemption grant and are fully taxable.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the income tax return of the Company. The deferred tax liability as of December 31, 1998 relates to the different depreciation methods used for book and tax purposes.

                                WHG EL CON CORP.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

11. COMMITMENTS

     El Con leases land under an operating lease agreement for thirty-two years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to December 31, 1998:

1999..................................................................   $  210,000
2000..................................................................      210,000
2001..................................................................      210,000
2002..................................................................      210,000
2003..................................................................      240,000
Thereafter............................................................    5,440,000
                                                                         ----------
                                                                         $6,520,000
                                                                         ----------
                                                                         ----------

12. EMPLOYEES' SAVINGS PLAN

     Effective January 1, 1997, El Con adopted an employees' savings plan for all hourly employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. Members of the plan can contribute an unlimited percentage of their after tax compensation. El Con's contribution is $300 per employee per year and a discretionary additional contribution.

     Effective January 1, 1997, El Con adopted a salary savings plan for all salaried employees after one year of service or 1,000 hours. Employees covered by any collective bargaining agreement are not eligible to participate in the plan. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 1165(e) of the Puerto Rico Income Tax Act of 1994, as amended.

     Under the provisions of the plan, El Con makes a minimum base contribution of $300 per participant plus a discretionary contribution based on sick leave accrued in excess of 240 hours and matches the employee's contribution based on the percentage the gross operating profit, as defined, exceeds El Con's annual operating budget as follows:

  G.O.P.                                          MATCHING
 EXCEEDS                                        CONTRIBUTION
BUDGET BY                                        PERCENTAGE
---------------------------------------------   ------------
Less than 5%.................................       25%
 5%..........................................       35%
10%..........................................       45%
15%..........................................       55%
20%..........................................       65%

13. HURRICANE GEORGES

     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the Resort. The financial effects of the physical damage caused by the hurricane were estimated at $32,000,000. However, El Con's management believes that the nature of the damage and its insurance coverage is such that there will not be a significant impact on El Con's financial condition.

14. SUBSEQUENT EVENT

     On January 29, 1999, El Con and CRE amended the Assignment and Modification Agreement to provide for a maturity date of March 31, 1999, with an additional extension option up to June 30, 1999, if certain conditions are met. From February 1, 1999 until the maturity date, the interest rate changed to LIBOR rate plus 2.75%. On March 31, 1999, El Con exercised its extension option to extend the maturity date to June 30, 1999.

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                  OR SECURITIES OF, CONQUISTADOR HOLDING, INC.



                           CONQUISTADOR HOLDING, INC.
                            UNAUDITED BALANCE SHEET
                                 MARCH 31, 1999



                                              ASSETS
Cash...............................................................................................   $       101
Investments in unconsolidated subsidiaries.........................................................    40,109,189
                                                                                                      -----------
               Total assets........................................................................   $40,109,290
                                                                                                      -----------
                                                                                                      -----------

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Income taxes payable..........................................................................   $ 1,183,750
     Shareholders' equity:
          Class A voting common stock, $0.01 par value; 50,000 shares authorized;
            100 shares issued and outstanding......................................................   $         1
          Class B non-voting common stock, $0.01 par value; 50,000 shares authorized; 9,900 shares
          issued and outstanding...................................................................            99
          Additional paid-in capital...............................................................    38,064,946
          Retained earnings........................................................................     2,198,393
                                                                                                      -----------
                                                                                                       40,263,439
          Less: subscription note receivable.......................................................    (1,337,899)
                                                                                                      -----------
               Total shareholders' equity..........................................................   $38,925,540
                                                                                                      -----------
                 Total liabilities and shareholders' equity........................................   $40,109,290
                                                                                                      -----------
                                                                                                      -----------


                            See accompanying notes.

                           CONQUISTADOR HOLDING, INC.
                        NOTES TO UNAUDITED BALANCE SHEET
                                 MARCH 31, 1999



1. ORGANIZATION



     Conquistador Holding, Inc. (the 'Company') is owned by Patriot American Hospitality, Inc. ('PAH') and a subsidiary of Wyndham International, Inc. ('Wyndham'). The Company was incorporated for the purpose of acquiring general partnership interests in El Conquistador Partnership L.P. ('El Con') and WKA El Con Associates ('WKA'). WKA owns the remaining partnership interests in El Con while El Con owns the El Conquistador Resort & Country Club located in Fajardo, Puerto Rico.



2. SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION



     The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.



INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS



     The Company has a 50% interest in El Con and a 53.46% interest in WKA. The remaining partnership interests of El Con and WKA are owned by a subsidiary of Wyndham. By agreement between Wyndham and PAH, WKA's interest is the controlling 50% interest in El Con. Accordingly, the Company accounts for its investments in El Con and WKA under the equity method.



INCOME TAXES



     The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' ('SFAS 109'). Under the liability method of SFAS 109, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect in the years the differences are expected to reverse.






3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS



     Investments in unconsolidated partnerships as of March 31, 1999 are as follows:



Investment in El Con...........................................................   $21,054,467
Investment in WKA..............................................................    19,054,722
                                                                                  -----------
                                                                                  $40,109,189
                                                                                  -----------
                                                                                  -----------



     Summarized financial information for El Con as of March 31, 1999 is as follows:



Total assets..................................................................   $269,074,489
Total liabilities.............................................................   $206,484,691
Partners' capital.............................................................   $ 62,589,798



     Summarized financial information for WKA as of March 31, 1999 is as follows:



Total assets..................................................................   $270,389,892
Total liabilities.............................................................   $218,933,627
Partners' capital.............................................................   $ 51,456,265






     Certain debt of El Con was collateralized by a letter of credit which expired on September 9, 1998. On August 3, 1998, the letter of credit was honored and drawn on. In accordance with the

Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full $120,000,000 drawn. On August 3, 1998, El Con repaid the letter of credit issuer by making a partial payment of $30,000,000 and obtaining a $90,000,000 interim loan from a lender to pay the remainder. The loan matured on November 3, 1998 and was extended to March 15, 1999. On January 29, 1999, El Con and the lender of the $90,000,000 amended their agreement to provide for a muturity date of March 31, 1999, with an addititional extension option up to June 30, 1999, if certain conditions were met. On March 31, 1999, El Con exercised its extension option to extend the maturity date to June 30, 1999. El Con is engaged in the process of refinancing the $90,000,000 debt through a new bond issue. The Company believes such refinancing will be achieved, but there can be no assurance thereof. This raises substantial doubt about the Company's ability to continue as a going-concern.



4. SUBSCRIPTION NOTE RECEIVABLE



     Upon incorporation, Wyndham, through one of its subsidiaries, contributed cash of $101 and a note payable to the Company in the amount of $1,337,899 in exchange for 100 shares of the Company's Class A common stock.



5. HURRICANE GEORGES



     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the hotel owned by El Con. The financial effects of the physical damage caused by the hurricane were estimated at $32,000,000. However, the Company believes that the nature of the damage and insurance coverage is such that there will not be a significant impact on the Company's financial condition.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
CONQUISTADOR HOLDING, INC.

     We have audited the accompanying balance sheet of Conquistador Holding, Inc., a Delaware corporation, as of December 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Conquistador Holding, Inc. as of December 31, 1998, in conformity with generally accepted accounting principles.

     The accompanying balance sheet has been prepared assuming that Conquistador Holding, Inc. will continue as a going-concern. As more fully described in Notes 3 and 6, El Conquistador Partnership L.P., is engaged in the process of refinancing the balance due to a lender in the amount of $90,000,000, which matures on June 30, 1999, through a new bond issuance to be issued by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority. If such financing is not obtained, it raises substantial doubt about the Company's ability to continue as a going-concern. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                                 /S/ ERNST & YOUNG LLP

Dallas, Texas
April 12, 1999

           PURCHASERS OF THE BONDS ARE NOT ACQUIRING ANY INTEREST IN,
                  OR SECURITIES OF, CONQUISTADOR HOLDING, INC.


                           CONQUISTADOR HOLDING, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1998

                                              ASSETS
Cash...............................................................................................   $       101
Investments in unconsolidated subsidiaries.........................................................    31,801,815
                                                                                                      -----------
               Total assets........................................................................   $31,801,916
                                                                                                      -----------
                                                                                                      -----------

                                       SHAREHOLDERS' EQUITY
Shareholders' equity:
     Class A voting common stock, $0.01 par value; 50,000 shares authorized;
       100 shares issued and outstanding...........................................................   $         1
     Class B non-voting common stock, $0.01 par value; 50,000 shares authorized; 9,900 shares
      issued and outstanding.......................................................................            99
     Additional paid in capital....................................................................    38,064,946
     Retained deficit..............................................................................    (4,925,231)
                                                                                                      -----------
                                                                                                       33,139,815
     Less: subscription note receivable............................................................    (1,337,899)
                                                                                                      -----------
               Total shareholders' equity..........................................................   $31,801,916
                                                                                                      -----------
                                                                                                      -----------


                            See accompanying notes.

                           CONQUISTADOR HOLDING, INC.
                             NOTES TO BALANCE SHEET
                               DECEMBER 31, 1998

1. ORGANIZATION

     Conquistador Holding, Inc. (the 'Company') is owned by Patriot American Hospitality, Inc. ('PAH') and a subsidiary of Wyndham International, Inc. ('Wyndham'). The Company was incorporated for the purpose of acquiring general partnership interests in El Conquistador Partnership L.P. ('El Con') and WKA El Con Associates ('WKA'). WKA owns the remaining partnership interests in El Con while El Con owns the El Conquistador Resort & Country Club located in Fajardo, Puerto Rico.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     Effective March 1, 1998, the Company acquired a 50% interest in El Con and a 37.23% interest in WKA from PAH. The remaining partnership interests of El Con and WKA are owned by a subsidiary of Wyndham. By agreement between Wyndham and PAH, WKA's interest is the controlling 50% interest in El Con. Accordingly, the Company accounts for its investments in El Con and WKA under the equity method.

     On July 13, 1998, the Company acquired an additional 16.23% interest in WKA for approximately $3,890,000.

INCOME TAXES

     The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ('SFAS 109'). Under the liability method of SFAS 109, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect in the years the differences are expected to reverse.

     As of December 31, 1998, the Company has a net operating loss carryforward of $4,925,231 which is available through December 31, 2018. The net operating loss created a deferred tax asset of $1,723,831 which has been fully reserved.

3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     Investments in unconsolidated partnerships as of December 31, 1998 are as follows:

Investment in El Con...........................................................   $15,641,086
Investment in WKA..............................................................    16,160,729
                                                                                  -----------
                                                                                  $31,801,815
                                                                                  -----------
                                                                                  -----------

                           CONQUISTADOR HOLDING, INC.
                     NOTES TO BALANCE SHEET -- (CONTINUED)
                               DECEMBER 31, 1998

     Summarized financial information for El Con as of December 31, 1998 is as follows:

Total assets..................................................................   $262,367,740
Total liabilities.............................................................   $210,604,704
Partners' capital.............................................................   $ 51,763,036

     Summarized financial information for WKA as of December 31, 1998 is as follows:

Total assets..................................................................   $263,708,411
Total liabilities.............................................................   $217,683,441
Partners' capital.............................................................   $ 46,024,970

     Certain debt of El Con was collateralized by a letter of credit which expired on September 9, 1998. On August 3, 1998, the letter of credit was honored and drawn on. In accordance with the Letter of Credit and Reimbursement Agreement, El Con was obligated to immediately reimburse the letter of credit issuer the full $120,000,000 drawn. On August 3, 1998, El Con repaid the letter of credit issuer by making a partial payment of $30,000,000 and obtaining a $90,000,000 interim loan from a lender to pay the remainder. The loan matured on November 3, 1998, with an additional extension option to March 15, 1999 available if certain conditions were met (see Note 6). El Con is engaged in the process of refinancing the $90,000,000 debt through a new bond issue. The Company believes such refinancing will be achieved, but there can be no assurance thereof. This raises substantial doubt about the Company's ability to continue as a going-concern.

4. SUBSCRIPTION NOTE RECEIVABLE

     Upon incorporation, Wyndham, through one of its subsidiaries, contributed cash of $101 and a note payable to the Company in the amount of $1,337,899 in exchange for 100 shares of the Company's Class A common stock.

5. HURRICANE GEORGES

     On September 21 and 22, 1998, Hurricane Georges affected Puerto Rico and caused certain damage to the hotel owned by El Con. The financial effects of the physical damage caused by the hurricane were estimated at $32,000,000. However, the Company believes that the nature of the damage and insurance coverage is such that there will not be a significant impact on the Company's financial condition.

6. SUBSEQUENT EVENTS

     On January 29, 1999, El Con and the lender of the $90,000,000 amended their agreement to provide for a maturity date of March 31, 1999, with an additional extension option up to June 30, 1999, if certain conditions are met. On March 31, 1999, El Con exercised its extension option to extend the maturity date to June 30, 1999.

                                                                      APPENDIX A

       FORM OF OPINION OF FIDDLER GONZALEZ & RODRIGUEZ, LLP, BOND COUNSEL

                                                         [               ,] 1999

Puerto Rico Industrial, Tourist, Educational,
Medical and Environmental Control Facilities
Financing Authority
San Juan, Puerto Rico

Gentlemen:

     We have examined Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the 'Act'), creating Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the 'Authority'), a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico ('Puerto Rico').

     We have also examined certified copies of the proceedings of the Board of Directors of the Authority in authorizing the execution and delivery of the Trust Agreement and the Loan Agreement hereinafter referred to, and certified copies of the proceedings and other proofs submitted relative to the authorization, issuance, and sale of the following bonds (the 'Bonds'):

                                  $105,200,000
             PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL
                           AND ENVIRONMENTAL CONTROL
                         FACILITIES FINANCING AUTHORITY
                      TOURISM REVENUE BONDS, 1999 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)

     Said Bonds are issued under and pursuant to a Deed of Trust Agreement (the 'Trust Agreement'), dated the date hereof, by and between the Authority and Banco Santander Puerto Rico, Trustee (the 'Trustee').

     The proceeds of the sale of the Bonds are to be used for the purpose of repaying the principal of and interest on an interim loan provided by Citicorp Real Estate, Inc. to El Conquistador Partnership L.P., S.E. (the 'Borrower'), funding certain reserves and paying certain costs and expenses of issuing the Bonds. The proceeds of said interim financing were used to pay Borrower's obligations under a certain reimbursement agreement resulting from the redemption of bonds issued by the Authority for the financing, in part, of the purchase, renovation, development, construction, equipping and operation of a hotel in Fajardo, Puerto Rico, known as El Conquistador Resort & Country Club.

     The Authority has entered into a Loan Agreement, dated the date hereof (the 'Loan Agreement'), with the Borrower providing for the loan of the proceeds of the sale of the Bonds to the Borrower and for repayment by the Borrower of the loan in amounts sufficient to pay the principal of and interest on the Bonds as the same will become due and payable. The Loan Agreement provides that the loan repayments will be paid directly to the Trustee and will be deposited to the credit of a special fund created by the Trust Agreement and designated 'Tourism Revenue Bonds 1999 Series A (El Conquistador Resort Project) Bonds Fund' (the 'Bond Fund'), which special fund is charged with the payment of the principal of and interest on the Bonds. In addition, the Loan Agreement, except for certain rights of the Authority, and the repayments thereunder, has been assigned to the Trustee.

     The Bonds are subject to redemption as provided in the Trust Agreement.

     As to any questions of fact material to our opinion, we have relied upon representations of the Authority and the Borrower contained in the Trust Agreement and the Loan Agreement, the certified proceedings and other certifications by officials of the Authority and the Borrower, without undertaking to verify the same by independent investigation.

     We have also examined one of the Bonds as executed and authenticated.

     All capitalized terms used in this opinion letter and not otherwise defined herein will have the meanings ascribed to them in the Trust Agreement.

     From such examination, we are of the opinion that:

          1. The Act is valid.

          2. The proceedings of the Board of Directors of the Authority required in connection with the authorization, issuance and sale of the Bonds and the authorization, execution, and delivery of the Loan Agreement and the Related Documents to which the Authority is a party and the Trust Agreement have been validly and legally taken.

          3. The Trust Agreement and the Related Documents to which the Authority is a party have been duly authorized, executed and delivered by the Authority and assuming due authorization, execution and delivery by the other parties thereto, constitute the legal, valid, binding and enforceable obligations of the Authority in accordance with their terms, except to the extent such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. The Bonds have been duly authorized by the Authority and constitute legal, valid, and binding obligations of the Authority, payable solely from the Bond Fund and entitled to the benefit of the Trust Agreement.

          5. All right, title and interest of the Authority in and to the Related Documents (except certain rights of the Authority including its rights to payment of expenses indemnity) have been validly assigned to the Trustee.

          6. The Bonds do not constitute an indebtedness of either Puerto Rico or any of its principal subdivisions, other than the Authority, and neither Puerto Rico nor any of such political subdivisions, other than the Authority, will be liable thereon.

          7. The Bonds and the transfer of the Bonds, including gain derived upon the sale of the Bonds, are exempt from Puerto Rico income tax pursuant to Article 8(b) of the Act.

          8. Interest on the Bonds is (i) excluded from the gross income of the recipient thereof for Puerto Rico income tax purposes pursuant to Section 1022(b)(4)(B) of the Puerto Rico Internal Revenue Code of 1994, as amended (the 'PR-Code'); (ii) exempt from Puerto Rico income tax and alternative minimum tax pursuant to Section 1022(b)(4)(B) of the PR-Code, Article 8(b) of the Act and Section 3 of the Puerto Rico Federal Relations Act ('PRFRA') and; (iii) exempt from Puerto Rico municipal license tax pursuant to
     Section 9(25) of the Puerto Rico Municipal License Tax Act of 1974, as amended, and Section 3 of the PRFRA.

          9. The Bonds are exempt from Puerto Rico personal property tax pursuant to Section 3.11 of the Puerto Rico Municipal Property Tax Act of 1991, as amended, and Section 3 of the PRFRA.

          10. The Bonds are exempt from Puerto Rico (i) gift tax with respect to donors who are residents of Puerto Rico at the time the gift is made and
     (ii) estate tax with respect to estates of decedents who are residents of Puerto Rico at the time of death, excluding, in each case, United States citizens who acquired their United States citizenship other than by reason of birth or residence in Puerto Rico.

          11. Assuming that the Partnership complies with the source of income representations, warranties and covenants contained in the Loan Agreement, then:

             a. Interest received or accrued on the Bonds is excludable from gross income pursuant to Section 933(1) of the Code if the holder of the Bonds is an individual who is a bona fide resident of Puerto Rico during the entire taxable year in which the interest is received or accrued.

             b. Interest received or accrued on the Bonds is not subject to United States federal income tax if the holder of the Bonds is a corporation organized under the laws of Puerto Rico or any foreign country and such interest is not effectively connected with the conduct of a trade or business in the United States by such corporation.

          12. Interest on the Bonds is not excluded from the gross income of the recipient thereof for United States federal income tax purposes under
     Section 103(a) of the Code.


          13. The Bonds will be considered an obligation of an instrumentality of Puerto Rico for purposes of (i) the non-recognition of gain rules of
     Section 1112(f)(2)(A) of the PR-Code applicable to certain involuntary conversions and (ii) the exemption from surtax imposed by Section 1102 of the PR-Code available to corporations and partnerships that have certain percentage of their net income invested in obligations of instrumentalities of Puerto Rico and certain other investments.



          United States taxpayers, other than individuals who are bona fide residents of Puerto Rico during the entire taxable year, will be subject to United States federal income tax on gain realized upon the sale or exchange of the Bonds. Pursuant to Notice 89-40, 1989-1 CB 681, gain on the sale of the Bonds (not including original issue discount accruing under the Code as of the date of such sale or exchange) by an individual who is bona fide resident of Puerto Rico for purposes of Section 865(g)(1) of the Code will constitute income from sources within Puerto Rico and will qualify for the exclusion provided in Section 933(1) of the Code, provided that the Bonds do not constitute inventory property in such individual's hands.


          Ownership of the Bonds may result in having a portion of the interest expense allocable to interest on the Bonds disallowed for purposes of computing the regular tax and the alternative minimum tax for Puerto Rico income tax purposes.

     This opinion is limited to the above, and we express no other opinion regarding Puerto Rico or United States tax consequences arising from ownership or disposition of the Bonds.

     This letter is furnished by us solely for the benefit of the Authority and the holders from time to time of the Bonds and may not be relied upon by any other person.


     We hereby consent to the inclusion of this opinion as Appendix A to the official statement and prospectus included in the registration statement. We further consent to the reference made to us under the captions 'Summary -- Tax Consequences,' 'Tax Consequences' and 'Legal Matters' in the offical statement and prospectus.


                                          Respectfully submitted,

                                                                      APPENDIX B



                 ACCRETION TABLE FOR CAPITAL APPRECIATION BONDS
                          (PER $5,000 MATURITY AMOUNT)

_____________________________                      _____________________________

     NONE OF EL CONQUISTADOR, AFICA OR THE UNDERWRITERS HAVE AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS OFFICIAL STATEMENT AND PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS OFFICIAL STATEMENT AND PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS OFFICIAL STATEMENT AND PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THE BONDS IN ANY JURISDICTION THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS OFFICIAL STATEMENT AND PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.
                            ------------------------
                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
Summary....................................................................................................      3
Risk Factors...............................................................................................     13
Use of Proceeds............................................................................................     23
El Conquistador Resort & Country Club......................................................................     24
El Conquistador Partnership ...............................................................................     32
Security Ownership of Management and Certain Beneficial Owners.............................................     34
Management of El Conquistador Partnership .................................................................     37
Selected Financial Data....................................................................................     41
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations............................................................................................     44
Legal Proceedings..........................................................................................     56
Policy with Respect to Certain Activities..................................................................     57
Investment Objectives and Policies.........................................................................     57
Policies with Respect to Certain Transactions..............................................................     58
Certain Relationships and Related Transactions.............................................................     58
The Bonds..................................................................................................     60
Summary of the Loan Agreement..............................................................................     67
Summary of the Trust Agreement.............................................................................     72
AFICA......................................................................................................     77
Government Development Bank for
  Puerto Rico..............................................................................................     78
Tax Consequences...........................................................................................     79
Rating.....................................................................................................     80
Legal Investment...........................................................................................     80
Underwriting...............................................................................................     80
Legal Matters..............................................................................................     81
Continuing Disclosure Covenant.............................................................................     81
Reports of El Conquistador
  Partnership .............................................................................................     83
Experts....................................................................................................     83
Glossary...................................................................................................     83
Miscellaneous..............................................................................................     84
Index to Financial Statements..............................................................................    F-1
Form of Opinion of Bond Counsel............................................................................    A-1
Accretion Table for Capital
  Appreciation Bonds.......................................................................................    B-1


                            ------------------------
     UNTIL                      ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

_____________________________                      _____________________________



_____________________________                      _____________________________

                                  $105,200,000

                                     AFICA
                             TOURISM REVENUE BONDS,
                                 1999 SERIES A
                                (EL CONQUISTADOR
                                RESORT PROJECT)

                     --------------------------------------
                               OFFICIAL STATEMENT
                                 AND PROSPECTUS
                     --------------------------------------

                               CITICORP FINANCIAL
                              SERVICES CORPORATION

_____________________________                      _____________________________

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting commissions. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.


                                      ITEM                                           AMOUNT
--------------------------------------------------------------------------------   ----------

SEC registration fee............................................................   $   30,946
Printing expenses...............................................................      350,000
Accounting fees and expenses....................................................      300,000
Legal fees and expenses.........................................................    1,000,000
Trustee fees....................................................................       30,000
AFICA fees......................................................................      526,000
Miscellaneous expenses..........................................................       13,054
                                                                                   ----------
     TOTAL......................................................................   $2,250,000
                                                                                   ----------
                                                                                   ----------


ITEM 32. SALES TO SPECIAL PARTIES.

     Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Partnership Agreement of El Conquistador Partnership L.P., S.E. provides that no general partner and none of its officers, directors, partners, employees or agents, whether acting as a general partner, a member of the Development Committee (as defined in the Partnership Agreement) or otherwise, has any liability to El Conquistador or any other partner for any acts performed by such general partner, officer, director, partner, employee or agent, by or on behalf of El Conquistador in its capacity as such except for gross negligence or willful misconduct. The Partnership Agreement of El Conquistador also provides that the liability of each limited partner is limited to its capital contribution and that no limited partner as such has any other liability to contribute money to, or in respect of the liabilities or obligations of, El Conquistador, nor is any limited partner as such personally liable for any obligations of El Conquistador except as otherwise provided by law.

     Each of the general partner and limited partners of El Conquistador will be a Delaware corporation at the time of the offering.

     Each partner's authority to indemnify its respective officers and directors will be governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware and by the Certificate of Incorporation of such partner. The Certificate of Incorporation of each partner will provide that it shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, (1) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (2) advance expenses to any and all said persons, and that such indemnification and advances shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of each partner will provides for the elimination of personal liability of directors of such partner to such partner or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law, as amended and supplemented.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 36. FINANCIAL STATEMENT AND EXHIBITS.

     (a) Financial Statements.


EL CONQUISTADOR PARTNERSHIP L.P.
Pro Forma Condensed Financial Statements (Unaudited)
     Introduction..........................................................................................   F-2
     Pro Forma Condensed Balance Sheet as of March 31, 1999................................................   F-3
     Pro Forma Condensed Statement of Operations for the Three Months Ended
       March 31, 1999......................................................................................   F-5
     Pro Forma Condensed Balance Sheet as of December 31, 1998.............................................   F-6
     Pro Forma Condensed Statement of Operations for the Twelve Months Ended December 31, 1998.............   F-8
Audited Financial Statements
     Report of Independent Auditors........................................................................   F-10
     Balance Sheets as of March 31, 1999 and 1998 and December 31, 1998 and 1997...........................   F-11
     Statements of Operations for the Three Months Ended March 31, 1999, for the
       Period of March 1, 1998 to March 31, 1998 (successor partnership) and for the Period of January 1,
      1998 to February 28, 1998 (predecessor partnership), and for the Period of March 1, 1998 to December
      31, 1998 (successor partnership), for the Period of January 1, 1998 to February 28, 1998, and for the
      Fiscal Years Ended December 31, 1997 (9 Months) and March 31, 1997 (predecessor partnership).........   F-12
     Statements of Partners' Capital (Deficiency) at April 1, 1996, March 31, 1997, December 31, 1997,
      February 28, 1998, December 31, 1998 and March 31, 1999 and 1998.....................................   F-13
     Statements of Cash Flows for the Three Months Ended March 31, 1999, for the
       Period of March 1, 1998 to March 31, 1998 (successor partnership) and for the Period of January 1,
      1998 to February 28, 1998 (predecessor partnership), and for the Period of March 1, 1998 to December
      31, 1998 (successor partnership), for the Period of January 1, 1998 to February 28, 1998, and for the
      Fiscal Years Ended December 31, 1997 (9 Months) and March 31, 1997 (predecessor partnership).........   F-14
     Notes to Financial Statements.........................................................................   F-15

WKA EL CON ASSOCIATES
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of March 31, 1999.......................................................   F-25
     Notes to Consolidated Balance Sheet...................................................................   F-26
Audited Consolidated Balance Sheet
     Report of Independent Auditors........................................................................   F-31
     Consolidated Balance Sheet as of December 31, 1998....................................................   F-32
     Notes to Consolidated Balance Sheet...................................................................   F-33

WHG EL CON CORP.
Consolidated Balance Sheet (Unaudited)
     Consolidated Balance Sheet as of March 31, 1999.......................................................   F-39
     Notes to Consolidated Balance Sheet...................................................................   F-40

Audited Consolidated Balance Sheet
     Report of Independent Auditors........................................................................   F-45
     Consolidated Balance Sheet as of December 31, 1998....................................................   F-46
     Notes to Consolidated Balance Sheet...................................................................   F-47

CONQUISTADOR HOLDING, INC.
Balance Sheet (Unaudited)
     Balance Sheet as of March 31, 1999....................................................................   F-52
     Notes to Balance Sheet................................................................................   F-53
Audited Balance Sheet
     Report of Independent Auditors........................................................................   F-55
     Balance Sheet as of December 31, 1998.................................................................   F-56
     Notes to Balance Sheet................................................................................   F-57


     (b) Exhibits.


   1      -- Contract of Purchase among El Conquistador Partnership L.P., S.E., Citicorp Financial Services
             Corporation, PaineWebber Incorporated of Puerto Rico, Salomon Smith Barney Inc. and Puerto Rico
             Industrial, Tourist, Educational, Medical and Environmental Control Facilities Authority ('AFICA').
'D'3.1    -- El Conquistador Partnership L.P. Venture Agreement dated January 12, 1990 between WKA El Con Associates and Kumagai Caribbean, Inc., as amended May 4, 1992, March 31, 1998 and April 29, 1998.
'D'3.2    -- Certificate of Limited Partnership, as amended, of El Conquistador Partnership L.P.
   3.3    -- Amended and Restated Partnership Agreement of El Conquistador Partnership L.P., S.E.
'D'3.4    -- Amendment to Certificate of Limited Partnership of El Conquistador Partnership L.P.
   3.5    -- Amendment to Certificate of Limited Partnership of El Conquistador Partnership L.P., S.E.
   3.6    -- Assignment of Interests and Fourth Amendment to Venture Agreement of El Conquistador Partnership L.P.,
             S.E.
   4.1    -- Loan Agreement between AFICA and El Conquistador Partnership L.P., S.E.
   4.2    -- Trust Agreement between AFICA and Banco Santander Puerto Rico, as trustee.
   4.3    -- Serial Bond (included in Exhibit 4.2 hereof).
   4.4    -- Term Bond (included in Exhibit 4.2 hereof).
   4.5    -- Capital Appreciation Bond (included in Exhibit 4.2 hereof).
   5.1    -- Opinion of Shack & Siegel, P.C. with respect to legality of securities being registered.
   5.2    -- Opinion of McConnell Valdez with respect to the legality of the securities being registered.
   8      -- Opinion of Fiddler Gonzalez & Rodriguez, LLP, with respect to certain tax matters.
'D'10.1   -- El Conquistador Partnership L.P. Development Services and Management Agreement dated January 12, 1990 between El Conquistador Partnership L.P. and Williams Hospitality Management Corporation (now known as
             Williams Hospitality Group Inc.), as amended as of September 30, 1990 and January 31, 1991.
'D'10.2   -- Deed of Lease dated December 15, 1990 by Alberto Bachman Umpierre and Lilliam Bachman Umpierre to El
             Conquistador Partnership L.P.
'D'10.3   -- Letter of Credit and Reimbursement Agreement dated as of February 7, 1991 between El Conquistador
             Partnership L.P. and The Mitsubishi Bank, Limited acting through its New York Branch (now known as The
             Bank of Tokyo-Mitsubishi, Ltd.) and the Irrevocable Transferable Standby Letter of Credit dated
             February 7, 1991 issued pursuant thereto.
'D'10.4   -- First Amendment to the Letter of Credit and Reimbursement Agreement dated as of May 5, 1992 between El
             Conquistador Partnership L.P., WKA El Con Associates, Kumagai Caribbean, Inc. and The Mitsubishi Bank,
             Limited acting through its New York Branch (now known as The Bank of Tokyo-Mitsubishi, Ltd).

'D'10.5   -- Assignment and Modification Agreement dated as of August 3, 1998 among El Conquistador Partnership
             L.P., Citicorp Real Estate, Inc., Banco Popular de Puerto Rico, as trustee, AFICA and The Mitsubishi
             Bank, Limited acting through its New York Branch (now known as The Bank of Tokyo-Mitsubishi, Ltd).
'D'10.6   -- Replacement Reserve Agreement dated as of August 3, 1998 between El Conquistador Partnership L.P. and
             Citicorp Real Estate, Inc.
'D'10.7   -- Debt Service Reserve Agreement (Citicorp Real Estate, Inc.) dated as of August 3, 1998 between El
             Conquistador Partnership L.P. and Citicorp Real Estate, Inc.
'D'10.8   -- Debt Service Reserve Agreement (Government Development Bank) dated as of August 3, 1998 between El
             Conquistador Partnership L.P. and Citicorp Real Estate, Inc.
'D'10.9   -- Environmental Indemnity Agreement dated as of August 3, 1998 by El Conquistador Partnership L.P. and
             Patriot American Hospitality, Inc. in favor of Citicorp Real Estate, Inc.
'D'10.10  -- Security Agreement dated as of August 3, 1998 between El Conquistador Partnership L.P. and Citicorp
             Real Estate, Inc.
'D'10.11  -- Assignment of Leases and Rents dated as of August 3, 1998 by El Conquistador Partnership L.P. to
             Citicorp Real Estate, Inc.
'D'10.12  -- Assignment of Licenses, Permits and Contracts dated as of August 3, 1998 by El Conquistador Partnership
             L.P. to Citicorp Real Estate, Inc.
'D'10.13  -- Assignment of Management Agreement and Subordination of Management Fees dated as of August 3, 1998 by
             El Conquistador Partnership L.P. to Citicorp Real Estate, Inc. and acknowledged and consented to by
             Williams Hospitality Group Inc.
'D'10.14  -- Promissory Note dated August 3, 1998 in the aggregate principal amount of $32,021,172 made by El
             Conquistador Partnership L.P. in favor of Posadas de Puerto Rico Associates, Incorporated.
'D'10.15  -- Loan Agreement dated February 7, 1991 between The Government Development Bank for Puerto Rico and El
             Conquistador Partnership L.P.
'D'10.16  -- First Amendment to Loan Agreement dated May 5, 1992 between The Government Development Bank for Puerto
             Rico and El Conquistador Partnership L.P.
'D'10.17  -- Second Amendment to Loan Agreement dated as of October 4, 1996 between The Government Development Bank for Puerto Rico and El Conquistador Partnership L.P.
'D'10.18  -- Management Agreement Subordination and Attornment Agreement dated as of February 7, 1991 between
             Williams Hospitality Management Corporation (now known as Williams Hospitality Group Inc.) and The
             Mitsubishi Bank, Limited acting through its New York Branch (now known as The Bank of Tokyo-Mitsubishi,
             Ltd).
'D'10.19  -- Collateral Pledge Agreement dated as of February 7, 1991 among El Conquistador Partnership L.P., AFICA and The Mitsubishi Bank, Limited acting through its New York Branch (now known as The Bank of
             Tokyo-Mitsubishi, Ltd).
'D'10.20  -- Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of AFICA.
'D'10.21  -- Deed of Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of The Government
             Development Bank for Puerto Rico.
'D'10.22  -- Leasehold Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of AFICA.
'D'10.23  -- Deed of Leasehold Mortgage dated February 7, 1991 by El Conquistador Partnership L.P. in favor of The
             Government Development Bank for Puerto Rico.
'D'10.24  -- Deed of Segregation and Ratification of Lease dated May 28, 1991 between Alberto Bachman Umpierre and
             Lilliam Bachman Umpierre, and El Conquistador Partnership L.P.
'D'10.25  -- Amendment to Reimbursement Agreement and Ratification of Guaranties dated as of November 3, 1998 among
             El Conquistador Partnership L.P., Patriot American Hospitality, Inc. and Citicorp Real Estate, Inc.
  10.26   -- Continuing Disclosure Agreement between El Conquistador Partnership L.P., S.E. and Banco Santander
             Puerto Rico, as trustee.

 *10.27   -- Master Security Agreement between El Conquistador Partnership L.P., S.E. and Banco Santander Puerto
             Rico, as trustee on behalf of and for the benefit of AFICA.
 *10.28   -- Assignment of Leases and Rents and Security Agreement between El Conquistador Partnership L.P., S.E.
             and Banco Santander Puerto Rico, as trustee on behalf of and for the benefit of AFICA.
 *10.29   -- Assignment of Hotel Management Agreement between El Conquistador Partnership L.P., S.E. and Banco
             Santander Puerto Rico, as trustee on behalf of and for the benefit of AFICA.
 *10.30   -- Mortgage made by El Conquistador Partnership L.P., S.E. in favor of Banco Santander Puerto Rico, as trustee on behalf of and for the benefit of AFICA.
 *10.31   -- Leasehold Mortgage made by El Conquistador Partnership L.P., S.E. in favor of Banco Santander Puerto
             Rico, as trustee on behalf of and for the benefit of AFICA.
 *10.32   -- Mortgage Notes Pledge and Security Agreement between El Conquistador Partnership L.P., S.E. and Banco
             Santander Puerto Rico, as trustee on behalf of and for the benefit of AFICA.
'D'10.33  -- Amended and Restated Management Agreement between El Conquistador Partnership L.P. and Williams
             Hospitality Group Inc.
'D'10.34  -- Form of El Conquistador Resort and Country Club Condominium Unit Management and Rental Agreement.
'D'10.35  -- Amendment to Reimbursement Agreement and Ratification of Guaranties dated as of January 29, 1999 among
             El Conquistador Partnership L.P., Patriot American Hospitality, Inc. and Citicorp Real Estate, Inc.
'D'10.36  -- Assignment of Management Agreement and Subordination of Management Fees dated as of January 1, 1999 by
             El Conquistador Partnership L.P. to Citicorp Real Estate, Inc. and acknowledged and consented to by
             Williams Hospitality Group Inc.
'D'10.37  -- Letter Agreement dated March 31, 1999 among El Conquistador Partnership L.P., Patriot American
             Hospitality, Inc. and Citicorp Real Estate, Inc.
  12      -- Statement with respect to computation of ratios.
  23.1    -- Consent of Ernst & Young LLP with respect to El Conquistador Partnership L.P., WKA El Con Associates
             and WHG El Con Corp.
  23.2    -- Consent of Ernst & Young LLP with respect to Conquistador Holding, Inc.
  23.3    -- Consent of McConnell Valdez (contained in their opinion filed as Exhibit 5.2 hereto).
  23.4    -- Consent of Fiddler Gonzalez & Rodriguez, LLP (contained in their opinion filed as Exhibit 8 hereto).
  23.5    -- Consent of Shack & Siegel, P.C. (contained in their opinion filed as Exhibit 5.1 hereto).
'D'24     -- Powers of Attorney.
'D'25     -- Statement of Eligibility of Trustee (filed separately on January 13, 1999).
  27      -- Financial Data Schedule (filed with EDGAR version only).


------------
'D'  Previously filed.


*  To be filed by amendment.




ITEM 37. UNDERTAKINGS.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the Registration Statement (333-65889) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on the 12th day of May, 1999.


                                          EL CONQUISTADOR PARTNERSHIP L.P., S.E.
                                          (Registrant)

                                          By: CONQUISTADOR HOLDING, INC.

                                          By:        /s/ JAMES D. CARREKER
                                             ...................................
                                                  NAME: JAMES D. CARREKER
                                               TITLE: CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY


     Pursuant to the Securities Act of 1933, this Amendment No. 3 to the Registration Statement (333-65889) has been signed below by the following persons in the capacities and on the date indicated.


                SIGNATURE                            CAPACITIES IN WHICH SIGNED                   DATE
------------------------------------------  --------------------------------------------   -------------------

          /s/ JAMES D. CARREKER             Chief Executive Officer (Principal Executive      May 12, 1999
 .........................................    Officer) of the Registrant and Director of
            JAMES D. CARREKER                 Conquistador Holding, Inc.

          /s/ LAWRENCE S. JONES             Executive Vice President and Treasurer            May 12, 1999
 .........................................    (Principal Financial Officer and Principal
            LAWRENCE S. JONES                 Accounting Officer) of the Registrant and
                                              Director of Conquistador Holding, Inc.




                          STATEMENT OF DIFFERENCES
                          ------------------------

The registered trademark symbol shall be expressed as.................... 'r'
The dagger symbol shall be expressed as.................................. 'D'